[Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and among INTERNATIONAL GAME TECHNOLOGY PLC IGNITE ROTATE LLC EVERI HOLDINGS INC. and EMBER SUB LLC Dated as of February 28, 2024 EE ENT D N F ERGER d ong N TI NAL E LOGY C ITE TATE C ERI LDINGS C. d BER B C ated s f bruary 8, 24 Exhibit 2.1

TABLE OF CONTENTS PAGE ARTICLE I DESCRIPTION OF TRANSACTION ........................................................................2 1.1 The Merger; Subsequent Transactions........................................................................2 1.2 Effects of the Merger .....................................................................................................3 1.3 Closing; Merger Effective Time ...................................................................................3 1.4 Organizational Documents; Managers and Officers ..................................................3 1.5 Conversion of Spinco Units in the Merger ..................................................................4 1.6 The Spinco Unit Issuance; The Distribution ...............................................................6 1.7 Exchange of Spinco Units ..............................................................................................6 1.8 Closing of Transfer Books .............................................................................................7 1.9 No Appraisal Rights .......................................................................................................8 1.10 Further Action ................................................................................................................8 1.11 Withholding ....................................................................................................................8 ARTICLE II REPRESENTATIONS AND WARRANTIES OF REMAINCO AND SPINCO .....8 2.1 Subsidiaries; Due Organization ....................................................................................9 2.2 Certificate of Organization and Other Governing Documents .................................9 2.3 Capitalization ...............................................................................................................10 2.4 Authority; Binding Nature of Agreement .................................................................13 2.5 Non-Contravention; Consents ....................................................................................14 2.6 Financial Statements ....................................................................................................15 2.7 Absence of Certain Changes .......................................................................................18 2.8 Sufficiency of Assets; Title to Assets ..........................................................................18 2.9 Real Property ...............................................................................................................20 2.10 Intellectual Property ....................................................................................................21 2.11 Contracts .......................................................................................................................23 2.12 Compliance with Laws; Regulatory Matters ............................................................25 2.13 Anti-Corruption Compliance; Trade Compliance ...................................................26 2.14 Permits ..........................................................................................................................27 2.15 Tax Matters ..................................................................................................................27 2.16 Benefit Arrangements; Labor Matters ......................................................................29 2.17 Environmental Matters ...............................................................................................33 2.18 Insurance ......................................................................................................................34 2.19 Absence of Litigation ...................................................................................................34 2.20 Customers and Suppliers ............................................................................................35 2.21 Ownership of Merger Partner Common Stock .........................................................35 2.22 Vote Required ..............................................................................................................35 2.23 Financial Advisors .......................................................................................................35 2.24 Takeover Statutes ........................................................................................................35 2.25 Financing; Securities Offering ....................................................................................36 2.26 Data Privacy and Information Security.....................................................................37 2.27 Affiliate Transactions ..................................................................................................37 2.28 Gaming Approvals and Licensing Matters ...............................................................38 2.29 Acknowledgement by Remainco and Spinco.............................................................39

ii 2.30 Spinco ............................................................................................................................39 ARTICLE III REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER AND MERGER SUB .................................................................................................39 3.1 Subsidiaries; Due Organization ..................................................................................40 3.2 Certificate of Organization and Other Governing Documents ...............................40 3.3 Capitalization ...............................................................................................................41 3.4 Authority; Binding Nature of Agreement .................................................................43 3.5 Non-Contravention; Consents ....................................................................................44 3.6 SEC Filings; Financial Statements .............................................................................45 3.7 Absence of Certain Changes .......................................................................................48 3.8 Title to Assets ...............................................................................................................48 3.9 Real Property ...............................................................................................................49 3.10 Intellectual Property ....................................................................................................50 3.11 Contracts .......................................................................................................................52 3.12 Compliance with Laws; Regulatory Matters ............................................................54 3.13 Anti-Corruption Compliance; Trade Compliance ...................................................55 3.14 Permits ..........................................................................................................................56 3.15 Tax Matters ..................................................................................................................57 3.16 Benefit Arrangements; Labor Matters ......................................................................59 3.17 Environmental Matters ...............................................................................................63 3.18 Insurance ......................................................................................................................63 3.19 Absence of Litigation ...................................................................................................64 3.20 Customers and Suppliers ............................................................................................64 3.21 Ownership of Remainco Ordinary Shares ................................................................65 3.22 Vote Required ..............................................................................................................65 3.23 Financial Advisors .......................................................................................................65 3.24 Valid Issuance ..............................................................................................................65 3.25 Takeover Statutes ........................................................................................................65 3.26 Financing; Securities Offering. ...................................................................................65 3.27 Data Privacy and Information Security.....................................................................66 3.28 Gaming Approvals and Licensing Matters ...............................................................67 3.29 Fairness Opinion ..........................................................................................................68 3.30 Acknowledgement by Merger Partner and Merger Sub .........................................68 3.31 Merger Sub ...................................................................................................................68 ARTICLE IV CERTAIN COVENANTS OF THE PARTIES REGARDING OPERATIONS DURING THE PRE-CLOSING PERIOD ........................................................69 4.1 Access and Investigation .............................................................................................69 4.2 Operation of the Spinco Business ...............................................................................70 4.3 Operation of the Merger Partner Business ...............................................................75 4.4 Control of Other Party’s Business .............................................................................80 4.5 No Shop .........................................................................................................................80 ARTICLE V ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES ..........85 5.1 Registration Statement; Joint Proxy Statement/Prospectus ....................................85 5.2 Merger Partner Stockholders’ Meeting .....................................................................86

iii 5.3 Remainco Shareholders’ Meeting ..............................................................................91 5.4 Efforts; Regulatory Approvals and Related Matters ...............................................94 5.5 Disclosure ......................................................................................................................99 5.6 Listing .........................................................................................................................100 5.7 Post-Closing Merger Partner Board of Directors; Post-Closing Merger Partner Management ...............................................................................................................100 5.8 Section 16 Matters .....................................................................................................102 5.9 Obligations with respect to Merger Sub and Spinco ..............................................103 5.10 Securityholder Litigation ..........................................................................................103 5.11 Financial Statements ..................................................................................................103 5.12 Financing ....................................................................................................................105 5.13 Agreement for Exchange of Information .................................................................112 5.14 D&O Indemnification and Insurance ......................................................................114 5.15 Solvency Opinion .......................................................................................................115 5.16 Release Documentation .............................................................................................115 5.17 Remainco Equity Awards .........................................................................................115 5.18 Refinancing .................................................................................................................115 ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGER PARTNER AND MERGER SUB ......................................................................................116 6.1 Accuracy of Representations ....................................................................................116 6.2 Performance of Covenants ........................................................................................116 6.3 Effectiveness of Registration Statements .................................................................116 6.4 Stockholder and Shareholder Approval ..................................................................117 6.5 Separation and Distribution .....................................................................................117 6.6 Remainco Note ...........................................................................................................117 6.7 Opinion and Certificate .............................................................................................117 6.8 Required Governmental Approvals .........................................................................117 6.9 Listing .........................................................................................................................118 6.10 No Legal Restraints ...................................................................................................118 ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATION OF REMAINCO AND SPINCO ..........................................................................................................118 7.1 Accuracy of Representations ....................................................................................118 7.2 Performance of Covenants ........................................................................................119 7.3 Effectiveness of Registration Statements .................................................................119 7.4 Stockholder and Shareholder Approval ..................................................................119 7.5 Separation and Distribution .....................................................................................119 7.6 Cash Payment .............................................................................................................119 7.7 Opinion and Certificate .............................................................................................119 7.8 Required Governmental Approvals .........................................................................120 7.9 Listing .........................................................................................................................120 7.10 No Legal Restraints ...................................................................................................120 7.11 Directors .....................................................................................................................120 ARTICLE VIII TERMINATION ................................................................................................120 8.1 Termination ................................................................................................................120

iv 8.2 Effect of Termination ................................................................................................122 8.3 Fees and Expenses ......................................................................................................122 ARTICLE IX MISCELLANEOUS PROVISIONS ....................................................................127 9.1 Amendment ................................................................................................................127 9.2 Waiver .........................................................................................................................128 9.3 Survival .......................................................................................................................128 9.4 Entire Agreement; Counterparts; Electronic Exchanges ......................................128 9.5 Applicable Law; Jurisdiction ....................................................................................129 9.6 Disclosure Letters ......................................................................................................130 9.7 Assignability; No Third Party Rights ......................................................................131 9.8 Notices .........................................................................................................................132 9.9 Cooperation ................................................................................................................133 9.10 Severability .................................................................................................................133 9.11 No Presumption Against Drafting Party .................................................................133 9.12 Rules of Construction ................................................................................................134 9.13 Waiver of Jury Trial ..................................................................................................135 9.14 Specific Performance .................................................................................................135 9.15 Disclaimer of Representations and Warranties ......................................................135 Annex A — Purchase of Spinco Units Exhibit A — Certain Definitions Exhibit B — Voting Agreement Exhibit C — Investor Rights Agreement Schedule A — Knowledge of Remainco Schedule B — Knowledge of Merger Partner Schedule C-1 — Antitrust Approvals and FDI Approvals Schedule C-2 — Gaming Approvals Schedule C-3 — Financial Services Notice Filings and Approvals

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 28, 2024, by and among: (a) INTERNATIONAL GAME TECHNOLOGY PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”); (b) IGNITE ROTATE LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Remainco (“Spinco”); (c) EVERI HOLDINGS INC., a Delaware corporation (“Merger Partner”); and (d) EMBER SUB LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Merger Partner (“Merger Sub”) (each a “Party” and together, the “Parties”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS WHEREAS, Remainco is engaged, directly and indirectly through the other members of the Remainco Group, in the Spinco Business; WHEREAS, the Board of Directors of Remainco (the “Remainco Board”) has determined that the consummation of the transactions contemplated by the terms and conditions set forth in this Agreement, the Separation Agreement and the other Transaction Documents is most likely to promote the success of Remainco for the benefit of its members as a whole; WHEREAS, on the terms and subject to the conditions set forth in Separation Agreement, in order to effect such separation, Remainco will undertake the Separation and, in connection therewith, effect the Spinco Contribution and, in exchange therefor, Spinco shall issue to Remainco additional Spinco Units; WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement, following the completion of the Separation, the Spinco Contribution and the payment of the Cash Payment, Remainco shall own all of the outstanding Spinco Units and Remainco shall effect the Distribution; WHEREAS, the Parties contemplate that, immediately following (and substantially concurrently with) the Distribution, (a) prior to the Merger Effective Time, Merger Partner shall purchase two (2) Spinco Units from Delta (the “Purchased Units”) in exchange for the consideration identified on Annex A (the “Unit Purchase”), (b) at the Merger Effective Time, pursuant to this Agreement, Merger Sub shall be merged with and into Spinco (the “Merger”), with Spinco surviving the Merger as a direct wholly owned Subsidiary of Merger Partner, and all outstanding Spinco Units shall be converted into the right to receive shares of Merger Partner Common Stock on the terms and subject to the conditions of this Agreement and in accordance with the DLLCA, and (c) at the Second Step Merger Effective Time, Spinco shall be merged with and into International Game Technology, a Nevada corporation (“Gaming Holdco”) (the “Second Step Merger”) with Gaming Holdco surviving the Second Step Merger as a direct wholly owned Subsidiary of Merger Partner; WHEREAS, the respective boards of directors of the Parties have each approved and declared advisable and in the best interests of their respective shareholders or stockholders (as applicable) this Agreement and the Contemplated Transactions;

2 WHEREAS, concurrently with the execution and delivery of this Agreement, (a) as a condition to the willingness of Merger Partner to enter into this Agreement, Delta is entering into a Voting and Support Agreement with Merger Partner and Remainco in the form attached hereto as Exhibit B and (b) as a condition to the willingness of Delta to enter into such Voting and Support Agreement, Merger Partner is entering into an Investor Rights Agreement with Delta in the form attached hereto as Exhibit C; and WHEREAS, the Parties desire to set forth the principal arrangements among them regarding the foregoing transactions and to make certain covenants and agreements specified herein in connection therewith and to prescribe certain conditions relating thereto. NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows: ARTICLE I DESCRIPTION OF TRANSACTION 1.1 The Merger; Subsequent Transactions. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time, Merger Sub shall be merged with and into Spinco. By virtue of the Merger, at the Merger Effective Time, the separate existence of Merger Sub shall cease and Spinco shall continue as the surviving company in the Merger (the “Interim Surviving Company”) as a direct wholly owned Subsidiary of Merger Partner, and shall succeed to and assume all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, debt and duties of Merger Sub in accordance with the DLLCA. (b) Immediately following (and substantially concurrent with) the Merger Effective Time, Merger Partner shall cause the Interim Surviving Company to be merged with and into Gaming Holdco. By virtue of the Second Step Merger, at the Second Step Merger Effective Time, the separate existence of the Interim Surviving Company shall cease and Gaming Holdco shall continue as the surviving corporation (the “Surviving Corporation”) as a direct wholly owned Subsidiary of Merger Partner, and shall succeed to and assume all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, debt and duties of the Interim Surviving Company in accordance with the DLLCA and Chapter 78 of the Nevada Revised Statutes. At the Second Step Merger Effective Time, all Spinco Units shall be cancelled for no consideration. (c) Immediately following the Second Step Merger Effective Time, Merger Partner will (directly or indirectly) (i) contribute (or cause or deem to be contributed by cash contribution or direction) cash to the Surviving Corporation in an aggregate amount equal to the Cash Payment and (ii) immediately thereafter (and substantially concurrently with the contribution described in clause (i)), cause the Surviving Corporation to pay (by cash contribution or direction) to Remainco the Cash Payment in satisfaction of all obligations owing by the Surviving Corporation to Remainco pursuant to the Remainco Note.

3 (d) If, prior to the Distribution, Merger Partner, through a direct wholly owned Subsidiary (“Escrow Newco”), issues senior secured notes or other debt securities in connection with any Securities Offering, then, concurrently with the Second Step Merger at the Second Step Merger Effective Time, Merger Partner shall cause Escrow Newco to be merged with and into Merger Partner (the “Escrow Newco Merger”), whereupon the separate existence of Escrow Newco shall cease and Merger Partner shall continue as the surviving corporation and shall succeed to and assume all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, debt and duties of Escrow Newco in accordance with the DGCL. 1.2 Effects of the Merger. At the Merger Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA. At the Second Step Merger Effective Time, the Second Step Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DLLCA and Chapter 78 of the Nevada Revised Statutes. 1.3 Closing; Merger Effective Time. Unless the Merger shall have been abandoned and this Agreement terminated pursuant to Section 8.1, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Central time, remotely via the exchange of executed documents and the Closing deliverables on a date and time to be designated jointly by Remainco and Merger Partner, which shall be (a) no later than the third (3rd) Business Day following the later of (i) the date on which the conditions set forth in Articles VI and VII are satisfied or waived (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing) and (ii) the earlier of (A) the date during the Marketing Period to be mutually agreed by Merger Partner and Remainco and (B) the final day of the Marketing Period (subject, in the case of each of clauses (ii)(A) and (ii)(B), to the satisfaction or waiver of the conditions set forth in Articles VI and VII (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing)) or (b) such other date and time as Merger Partner and Remainco may mutually agree. The date on which the Closing actually takes place is referred to as the “Closing Date”. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DLLCA shall be duly executed by Spinco and Merger Sub and concurrently with the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Remainco and Merger Partner and specified in such certificate of merger (the time as of which the Merger becomes effective being referred to as the “Merger Effective Time”). The Second Step Merger shall become effective as of immediately following (and substantially concurrently with) the Merger Effective Time (the “Second Step Merger Effective Time”). Subject to Section 1.1(d), Merger Partner shall cause the Escrow Newco Merger to be effected concurrently with the Second Step Merger at the Second Merger Effective Time. 1.4 Organizational Documents; Managers and Officers. (a) The certificate of formation of Spinco as in effect immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the Parties or the holders of Spinco Units or Merger Partner Common Stock, be the certificate of formation of the Interim Surviving Company until thereafter amended in accordance with such

4 certificate of formation and applicable Law. The certificate of incorporation of Gaming Holdco as in effect immediately prior to the Second Step Merger Effective Time shall, by virtue of the Second Step Merger and without any action on the part of the Parties or the holders of Spinco Units or Merger Partner Common Stock, be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with such certificate of formation and applicable Law. (b) The operating agreement of Spinco as in effect immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the Parties or the holders of Spinco Units or Merger Partner Common Stock, be the operating agreement of the Interim Surviving Company until thereafter amended in accordance with such operating agreement and applicable Law. The bylaws of Gaming Holdco as in effect immediately prior to the Second Step Merger Effective Time shall, by virtue of the Second Step Merger and without any action on the part of the Parties or the holders of Spinco Units or Merger Partner Common Stock, be the bylaws of the Surviving Corporation until thereafter amended in accordance with such certificate of formation and applicable Law. (c) The Interim Surviving Company immediately after the Merger Effective Time shall be managed by its sole member, Merger Partner. The directors and officers of the Surviving Corporation immediately after the Second Step Merger Effective Time shall be the same as the directors and officers of Gaming Holdco as of immediately prior to the Second Step Merger Effective Time unless otherwise agreed by the Parties prior to the Closing. 1.5 Conversion of Spinco Units in the Merger. (a) Subject to the terms and conditions of this Agreement, at the Merger Effective Time, but after giving effect to the Distribution, by virtue of the Merger and without any further action on the part of the Parties, or any shareholder of Remainco, any member of Spinco or any stockholder of Merger Partner, respectively: (i) each Spinco Unit owned by any member of the Remainco Group immediately prior to the Merger Effective Time (or held in Spinco’s treasury) shall be canceled and shall cease to exist, and no stock or other consideration shall be delivered in exchange therefor; (ii) each Spinco Unit owned by any member of the Merger Partner Group immediately prior to the Merger Effective Time shall be canceled and shall cease to exist, and no stock or other consideration shall be delivered in exchange therefor; (iii) except as provided in Sections 1.5(a)(i) and 1.5(a)(ii) and subject to Sections 1.5(d) and 1.5(e), each Spinco Unit issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Merger Partner Common Stock equal to the Exchange Ratio, subject to adjustment as contemplated by Section 1.5(e); and (iv) each Merger Sub Membership Interest issued and outstanding immediately prior to the Merger Effective Time shall be converted into one Interim

5 Surviving Company Unit and the Interim Surviving Company shall be a direct wholly owned Subsidiary of Merger Partner. (b) For purposes of this Agreement, “Exchange Ratio” means, prior to giving effect to any adjustment as contemplated by Section 1.5(c), the quotient of (A) 103,379,870 shares of Merger Partner Common Stock by (B) the number of Spinco Units issued and outstanding immediately prior to the Merger Effective Time. (c) If, during the period from the date hereof through the Merger Effective Time, the issued and outstanding shares of Merger Partner Common Stock are changed into a different number or class of shares by reason of any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by Merger Partner during such period, then the calculations set forth in Section 1.5(a) shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. (d) If any Spinco Units issued and outstanding immediately prior to the Merger Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted equity purchase agreement or other Contract with Spinco or under which Spinco has any rights, then (except to the extent provided in any binding Contract between Spinco and the holder thereof) (i) the shares of Merger Partner Common Stock issued in exchange for such Spinco Units will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition and (ii) such shares of Merger Partner Common Stock, whether represented by certificates or in book entry form, may accordingly be marked with appropriate legends. Prior to the Merger Effective Time, Remainco and Spinco shall adopt resolutions to the effect that, from and after the Merger Effective Time, Merger Partner or the Surviving Corporation (as successor in interest to the Interim Surviving Company as of the Second Step Merger Effective Time), as applicable, will be entitled to exercise any such repurchase option or other right set forth in any such restricted equity purchase agreement or such other Contract. (e) No fractional shares of Merger Partner Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Spinco Units who would otherwise be entitled to receive a fraction of a share of Merger Partner Common Stock (after aggregating all fractional shares of Merger Partner Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), after deducting any required withholding taxes, on a pro rata basis, without interest, equal to the product of (i) such fraction and (ii) the closing price of a share of Merger Partner Common Stock on the NYSE on the trading day two (2) days prior to the Closing Date. Payment of cash in lieu of fractional shares of Merger Partner Common Stock shall be made solely for the purpose of avoiding the expense and inconvenience to Merger Partner of issuing fractional shares of Merger Partner Common Stock and shall not represent separately bargained-for consideration.

6 1.6 The Spinco Unit Issuance; The Distribution. (a) As contemplated by the Separation Agreement, on or before the Distribution Date, Spinco shall issue and deliver to Remainco a number of Spinco Units so that the number of Spinco Units issued and outstanding equals the number of Remainco Ordinary Shares issued and outstanding as of the record date for the Distribution. (b) Immediately prior to (and substantially concurrent with) the Merger, (i) Remainco shall make the Distribution pursuant to and in accordance with the provisions of this Agreement and the Separation Agreement and (ii) Merger Partner shall purchase the Purchased Units from Delta for the consideration identified on Annex A pursuant to the Unit Purchase. 1.7 Exchange of Spinco Units. (a) Pursuant to Article II of the Separation Agreement, the Exchange Agent shall hold, for the account of the relevant Remainco shareholders, book-entry shares representing all of the issued and outstanding Spinco Units distributed in the Distribution. Such Spinco Units shall be exchanged for shares of Merger Partner Common Stock in accordance with the terms of this Section 1.7. (b) Prior to the Closing Date, Merger Partner’s transfer agent or a reputable bank or trust company reasonably satisfactory to Remainco as exchange agent in the Merger (the “Exchange Agent”) pursuant to a customary exchange agent agreement providing for, among other things, the matters set forth in this Section 1.7 and otherwise reasonably satisfactory to the Parties. Promptly after the Merger Effective Time, Merger Partner shall issue and cause to be deposited with the Exchange Agent, for the benefit of the holders of Spinco Units, for exchange in accordance with this Section 1.7, shares of Merger Partner Common Stock in book-entry form issuable pursuant to Section 1.5 (such shares of Merger Partner Common Stock, together with any dividends or distributions pursuant to Section 1.7(d) received by the Exchange Agent with respect to such shares of Merger Partner Common Stock, are referred to collectively as the “Exchange Fund”). For the purposes of such deposit, Merger Partner shall assume that there will not be any fractional shares of Merger Partner Common Stock. Merger Partner shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed or as reasonably requested by Remainco, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 1.5(e). Following the Merger Effective Time, the Exchange Agent shall, pursuant to irrevocable instructions from Merger Partner, deliver the Merger Partner Common Stock to be issued pursuant to this Section 1.7 from the shares of Merger Partner Common Stock held in the Exchange Fund. The Exchange Agent may invest any cash included in the Exchange Fund as directed by Merger Partner; provided that (i) no such investment shall relieve Merger Partner or the Exchange Agent from making the payments contemplated hereunder and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any and all interest or other amounts earned with respect to the Exchange Fund shall be the property of Merger Partner. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement. (c) Promptly after the Merger Effective Time, the Exchange Agent shall, and Merger Partner and Remainco shall cooperate to cause the Exchange Agent to, deliver to each

7 Person who was the record holder of Spinco Units immediately prior to the Merger Effective Time (i) a notice of the effectiveness of the Merger and (ii) the number of whole shares of Merger Partner Common Stock, from the Exchange Fund, that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) (and cash in lieu of any fractional share of Merger Partner Common Stock pursuant to Section 1.5(e) and any dividends or other distributions pursuant to Section 1.7(d)). From and after the Merger Effective Time, any units formerly representing Spinco Units will represent only the right to receive shares of Merger Partner Common Stock (and cash in lieu of any fractional share of Merger Partner Common Stock as contemplated by Section 1.5(e) and any dividends or other distributions pursuant to Section 1.7(d)). (d) Subject to the effect of applicable abandoned property law, escheat law or other applicable Laws, following the distribution of any such previously undistributed shares of Merger Partner Common Stock, there shall be paid to the record holder of such shares of Merger Partner Common Stock, without interest, at the time of the distribution, the amount of cash in lieu of any fractional share of Merger Partner Common Stock as contemplated by Section 1.5(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such shares of Merger Partner Common Stock. Merger Partner shall deposit all such cash, dividends and distributions in the Exchange Fund. (e) Any portion of the Exchange Fund that remains undistributed to the holder of any Spinco Units with respect to the shares of Merger Partner Common Stock that are not able to be distributed by the Exchange Agent to such holder as of the date that is one (1) year after the Merger Effective Time shall be delivered to Merger Partner upon demand, and any holders of Spinco Units who have not theretofore received their shares of Merger Partner Common Stock in accordance with this Section 1.7 shall thereafter look only to Merger Partner for satisfaction of their claims for Merger Partner Common Stock, cash in lieu of fractional shares of Merger Partner Common Stock as contemplated by Section 1.5(e) and any dividends or distributions pursuant to Section 1.7(d) with respect to shares of Merger Partner Common Stock, in each case without interest thereon. (f) Neither Remainco, Merger Partner, the Interim Surviving Company (as of the Merger Effective Time), the Surviving Corporation (as successor in interest to the Interim Surviving Company as of the Second Step Merger Effective Time), the Exchange Agent nor any other Person shall be liable to any holder or former holder of Spinco Units or to any other Person with respect to any shares of Merger Partner Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, required to be delivered to any public official pursuant to any applicable abandoned property law, escheat law or other applicable Law. (g) All shares of Merger Partner Common Stock issued upon the exchange of Spinco Units, together with cash in lieu of any fractional share of Merger Partner Common Stock pursuant to Section 1.5(e) and any dividends or other distributions pursuant to Section 1.7(d), shall have been deemed to have been paid in full satisfaction of all rights pertaining to such Spinco Units. 1.8 Closing of Transfer Books. From and after the Merger Effective Time, the unit transfer books of Spinco shall be closed and no transfer shall be made of any Spinco Units that were issued and outstanding as of the Merger Effective Time.

8 1.9 No Appraisal Rights. In accordance with Section 18-210 of the DLLCA and the operating agreement of Spinco, no appraisal rights shall be available to holders of Spinco Units in connection with the Merger. 1.10 Further Action. If, at any time after the Merger Effective Time, the Parties reasonably believe that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Contemplated Transactions or to carry out the purposes and intent of this Agreement, the Parties and their respective directors and officers shall execute and deliver all such instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Contemplated Transactions and to carry out the purposes and intent of this Agreement. 1.11 Withholding. Each of the Exchange Agent, Merger Partner, the Interim Surviving Company and the Surviving Corporation (for itself and as successor in interest to the Interim Surviving Company as of the Second Step Merger Effective Time) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. On or prior to the Closing Date, Remainco shall provide, or cause to be provided, to Merger Partner (a) a certificate of Gaming Holdco in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that Gaming Holdco is not, and has not been during the applicable period ending on the Closing Date, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code and (b) notification to the IRS described in Treasury Regulations Section 1.897-2(h)(2) regarding delivery of the certificate referred to in the preceding clause (a). ARTICLE II REPRESENTATIONS AND WARRANTIES OF REMAINCO AND SPINCO Except as set forth (a) in the part or subpart of the Remainco Disclosure Letter corresponding to the particular Section or subsection in this Article II in which such representation and warranty appears, (b) in any other part or subpart of the Remainco Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other representation and warranty and (c) other than with respect to the representations and warranties in Section 2.3 (Capitalization), Section 2.4 (Authority; Binding Nature of Agreement), Section 2.5 (Non-Contravention; Consents), Section 2.22 (Vote Required), Section 2.23 (Financial Advisors) and Section 2.24 (Takeover Statutes), any information set forth in the Remainco SEC Documents filed on the SEC’s EDGAR database on or after the Lookback Date and publicly available at least three (3) Business Days prior to the date hereof (the “Qualifying Remainco SEC Documents”) (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof) to the extent it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty, other than information set forth therein under the headings “Risk Factors” or “Forward- Looking Statements” and any other information or statement set forth therein that is primarily

9 cautionary, predictive or forward-looking in nature, Remainco and Spinco hereby represent and warrant to Merger Partner and Merger Sub as follows: 2.1 Subsidiaries; Due Organization. (a) Section 2.1(a) of the Remainco Disclosure Letter identifies, as of the date hereof, each existing Entity that will be a Subsidiary of Spinco, in each case, as of immediately prior to the Distribution as contemplated by the Separation Plan as of the date hereof and indicates its jurisdiction of organization. (b) Remainco and each member of the Spinco Group is (or, if formed after the date hereof, shall be at the Merger Effective Time) an Entity duly organized and validly existing under the laws of the jurisdiction of its organization. Remainco and each member of the Spinco Group is in good standing (to the extent that the laws of the jurisdiction of its organization recognize the concept of good standing or any similar concept) under the laws of the jurisdiction of its organization, and has all necessary corporate or other Entity right, power and authority (i) to conduct its business and, if applicable, any business that will be transferred to it pursuant to the Separation Agreement in the manner in which its business is currently being conducted; (ii) to own and use its assets and, if applicable, any assets that will be transferred to it pursuant to the Transaction Documents in the manner in which such assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound or, if applicable, which will be transferred to it pursuant to the Transaction Documents, other than in the case of clauses (i) through (iii) as, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Remainco Group to consummate the Contemplated Transactions. (c) Each member of the Spinco Group is (or, if formed after the date hereof, shall be at the Merger Effective Time) qualified to do business as a foreign corporation, and is in good standing (to the extent that the laws of the applicable jurisdiction recognize the concept of good standing or any similar concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Remainco Group to consummate the Contemplated Transactions. 2.2 Certificate of Organization and Other Governing Documents. Remainco has delivered or Made Available to Merger Partner accurate and complete copies of the Organizational Documents of Remainco and each member of the Spinco Group, including all amendments thereto as in effect on the date hereof. Remainco and each member of the Spinco Group has complied with its Organizational Documents except for such non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

10 2.3 Capitalization. (a) Spinco Group Capitalization. (i) On the date hereof there is one (1) Spinco Unit issued and outstanding. Immediately prior to the Distribution, all the outstanding Spinco Units will be owned directly by Remainco free and clear of any Encumbrance, other than restrictions under applicable securities Laws. Immediately following the Distribution and the Unit Purchase, (A) there will be outstanding a number of Spinco Units determined in accordance with Section 1.6(a) and (B) no Spinco Units will be held in Spinco’s treasury. As of the date hereof and as of the Merger Effective Time, all of the outstanding Spinco Units have been and will be duly authorized and validly issued, and are and will be fully paid and nonassessable and the only Equity Interests of Spinco will be the Spinco Units. (ii) Section 2.3(a)(ii) of the Remainco Disclosure Letter sets forth for each member of the Spinco Group, as of the date hereof and, assuming the Separation is completed, as of the date the Separation is complete, the member of the Spinco Group that is the record and beneficial owner of any outstanding Equity Interests of such member of the Spinco Group and the percentage of the total outstanding Equity Interests owned by such member of the Spinco Group. (iii) Except as set forth on Section 2.3(a)(iii) of the Remainco Disclosure Letter, as of the date hereof, there are no outstanding or existing (A) securities of any member of the Spinco Group convertible into or exchangeable for other Equity Interests of any member of the Spinco Group; (B) options, calls, warrants, pre- emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) binding on any member of the Spinco Group that relate to the issued or unissued Equity Interests of any member of the Spinco Group; (C) obligations of any member of the Spinco Group to repurchase, redeem or otherwise acquire any Equity Interest of any member of the Spinco Group or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any member of the Spinco Group; (D) phantom stock, restricted stock units or other contractual rights binding on any member of the Spinco Group the value of which is determined in whole or in part by reference to the value of any Equity Interest of any member of the Spinco Group and there are no outstanding stock appreciation rights issued by any member of the Spinco Group with respect to the Equity Interests of any member of the Spinco Group; (E) voting trusts or other agreements or understandings to which any member of the Spinco Group or any of their directors or officers is a party with respect to the voting of Equity Interests of any member of the Spinco Group; or (F) bonds, debentures, notes or other indebtedness of any member of the Spinco Group having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equityholders of any member of the Spinco Group may vote.

11 (iv) All outstanding Spinco Units and other Equity Interests of the members of the Spinco Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and (B) all requirements set forth in applicable Organizational Documents and were not issued in violation of any preemptive or participation rights. All of the outstanding Equity Interests of each member of the Spinco Group have been duly authorized and validly issued, are fully paid and nonassessable (to the extent applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof. All of the outstanding Equity Interests of each member of the Spinco Group (other than Spinco) are, or following the Separation will be owned beneficially and of record, directly or indirectly, by Spinco free and clear of any material Encumbrances, other than restrictions under applicable securities Laws or set forth in their respective Organizational Documents. (v) Except for its interests in the other members of the Spinco Group or as set forth on Section 2.3(a)(v)(I) of the Remainco Disclosure Letter, as of the Merger Effective Time, Spinco will not own, directly or indirectly, any Equity Interests in, other Entities with an aggregate value in excess of $2,500,000. Except as set forth on Section 2.3(a)(v)(II) of the Remainco Disclosure Letter, no member of the Spinco Group has any obligation in connection with any joint venture, investment Contract or similar Contract to contribute or loan any funds to other Persons in excess of $2,500,000 individually or in the aggregate. (b) Gaming Holdco Capitalization. The authorized capital stock of Gaming Holdco consists of 10,001,000 shares of capital stock, consisting of 10,001,000 shares of common stock (“Gaming Holdco Common Stock”). As of the date hereof, (i) 10,001,000 shares of Gaming Holdco Common Stock were issued and outstanding and (ii) no shares of Gaming Holdco Common Stock were held in the treasury of Gaming Holdco. As of the Merger Effective Time, all the outstanding Equity Interests in Gaming Holdco will be owned directly by Spinco free and clear of any material Encumbrance, other than restrictions under applicable securities Laws. As of the date hereof and as of the Merger Effective Time, all of the outstanding Equity Interests in Gaming Holdco have been and will be duly authorized and validly issued, and are and will be fully paid and nonassessable. (c) Remainco Capitalization. (i) As of the close of business on February 24, 2024 (the “Remainco Specified Time”), the issued share capital of Remainco consists of 207,355,445 Remainco Ordinary Shares (of which 6,873,196 are held in treasury), 207,355,445 Remainco Special Voting Shares and 50,000 Remainco Sterling Shares. As of the Remainco Specified Time, a maximum of 635,714 of Remainco Ordinary Shares may be issued in connection with Remainco RSUs held by Spinco Employees and (b) a maximum of 2,615,417 Remainco Ordinary Shares may be issued in connection with Remainco PSUs held by Spinco Employees. (ii) Remainco has delivered or Made Available to Merger Partner a complete and accurate list that sets forth the following information with respect to

12 Remainco Equity Awards held by a Spinco Employee as of the Remainco Specified Time: (A) the type of such Remainco Equity Award (i.e., whether a Remainco RSU or Remainco PSU); (B) the name of the Remainco Equity Plan under which the Remainco Equity Award was issued; (C) the number of Remainco Ordinary Shares subject to such Remainco Equity Award; (D) the per share exercise price (if any) of such Remainco Equity Award; (E) the applicable vesting schedule in respect of such Remainco Equity Award; (F) the number of Remainco Ordinary Shares which are vested and unvested with respect to the Remainco Equity Award; (G) the grant date of the Remainco Equity Award; and (H) the expiration date of the term of such Remainco Equity Award (if applicable). (iii) Except for the Remainco RSUs and Remainco PSUs referred to in Section 2.3(c)(i) or Remainco Equity Awards issued to an employee or independent contractor of Remainco or any of its Affiliates or to a member of the Remainco Board who is not a Spinco Employee or independent contractor contracted to perform work for or provide services to a member of the Spinco Group, and except as permitted after the date hereof pursuant to Section 4.2(b)(vi), as of the date hereof, there are no outstanding or existing (A) securities of any member of the Remainco Group convertible into or exchangeable for Equity Interests of Remainco; (B) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) to which Remainco is bound that relate to the issued or unissued Equity Interests of Remainco; (C) obligations of any member of the Remainco Group to repurchase, redeem or otherwise acquire any Equity Interests of Remainco or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any member of the Spinco Group; (D) phantom stock, restricted stock units or other contractual rights to which Remainco is bound the value of which is determined in whole or in part by reference to the value of any Equity Interests of Remainco and there are no outstanding stock appreciation rights issued by Remainco with respect to the Equity Interests of the Remainco; (E) voting trusts or other agreements or understandings to which Remainco or any of its directors or officers is a party with respect to the voting of Equity Interests of Remainco; or (F) bonds, debentures, notes or other indebtedness of Remainco having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the shareholders or other equityholders of Remainco may vote. (iv) Since the Remainco Specified Time through the date hereof, Remainco has not issued, granted, delivered, sold, pledged, disposed of or encumbered any shares of its capital stock, except pursuant to the vesting of Remainco RSUs, Remainco PSUs or Remainco Equity Awards described in Section 2.3(c)(i), Section 2.3(c)(ii) or in Section 2.3(c)(iii) in accordance with their terms as of the Remainco Specified Time. Except as permitted after the date hereof pursuant to Section 4.2, there are no Spinco Employees or independent contractors with an offer letter, other employment Contract or other arrangement or Contract that contemplates a grant of options to purchase Remainco Ordinary Shares or of

13 any other equity or equity-based award, or who has otherwise been promised options to purchase Remainco Ordinary Shares or other securities of Remainco, which options or other awards have not been granted as of the Remainco Specified Time. All outstanding Remainco Ordinary Shares, all Remainco Equity Awards and all other outstanding securities of the members of the Spinco Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts. 2.4 Authority; Binding Nature of Agreement. Remainco, Spinco and Gaming Holdco, in its capacity as the Surviving Corporation following the Second Merger Effective Time, each have all requisite corporate or other Entity right, power and authority to enter into and perform their respective obligations under the Transaction Documents, as applicable, to which it is or will be a party and, subject to obtaining the Required Remainco Shareholder Vote, has all requisite corporate or other Entity right, power and authority to consummate the Contemplated Transactions. The Remainco Board, at a meeting duly called and held and not subsequently rescinded or modified in any way, has (a) determined that this Agreement, the other Transaction Documents, the Separation, the Distribution and the Merger are most likely to promote the success of Remainco for the benefit of its members as a whole and Spinco and its members, respectively (such determination by the Remainco Board, the “Remainco Board Determination”) and (b) authorized and approved the execution, delivery and performance of the Transaction Documents by Remainco and Spinco, as applicable, and approved the Contemplated Transactions. Remainco, as the sole member of Spinco prior to the Distribution, has adopted this Agreement and approved the Merger, the Distribution and the other applicable Contemplated Transactions to which Spinco is a party. No other vote of Spinco’s member(s) is necessary to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by Remainco and Spinco, and assuming the due authorization, execution and delivery of this Agreement by Merger Partner and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of each of Remainco, Spinco and Gaming Holdco (in its capacity as the Surviving Corporation), enforceable against each of Remainco, Spinco and Gaming Holdco in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”). The Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement have been (and the Transition Services Agreement and the IP License and Technology Agreements will be as of immediately prior to the Distribution) duly executed and delivered, as applicable, by the members of the Remainco Group that are or will be party thereto, and assuming the due authorization, execution and delivery of such agreements by the applicable members of the Merger Partner Group, each such agreement does (or, in the case of each of the Transition Services Agreement and the IP License and Technology Agreements will when executed and delivered) constitute a legal, valid and binding obligation of each member of the Remainco Group party thereto, as applicable, enforceable against each of them party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

14 2.5 Non-Contravention; Consents. (a) Assuming compliance with the applicable provisions of the Companies Act (including the Required Remainco Shareholder Vote), the HSR Act and all applicable foreign Antitrust Laws and FDI Laws, the listing requirements of the NYSE and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to the applicable provisions of the DLLCA, and provided that all consents, approvals, authorizations and other actions described in Section 2.5(b) have been obtained or taken, except as set forth in Section 2.5(a) of the Remainco Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or the other Transaction Documents nor (2) the consummation of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time) (i) require a consent or approval under, contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of (A) Remainco, Spinco or Gaming Holdco or (B) any other member of the Spinco Group, except, in the case of clause (B), where such consent, approval, contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of any of the Merger, the Distribution or any of the material Contemplated Transactions; (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy to obtain any relief under, any Law or any Governmental Order to which any member of the Remainco Group, or any of the assets owned or used by any member of the Spinco Group, is subject, except where such contravention, conflict, violation, challenge or remedy, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of any of the Merger, the Distribution or any of the material Contemplated Transactions; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Permit that is held by any member of the Spinco Group or that relates to the Spinco Business or to any of the assets owned or used by any member of the Spinco Group or the Spinco Business, except where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (A) be material to the Spinco Business or the Spinco Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of any of the Merger, the Distribution or any of the material Contemplated Transactions; or (iv) require a consent or approval under, contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Spinco Material Contract, or give any Person the right to (A) declare a default or exercise any remedy under any such Spinco Material Contract; (B) accelerate the maturity or performance of any such Spinco Material Contract (other than any Remainco Benefit Arrangement); (C) cancel, terminate or modify any right, benefit, obligation or other term of such Spinco Material Contract; or (D) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any member of the Spinco Group or the Spinco Business, in each case, except where such consent, approval, contravention, conflict, violation, default, acceleration, cancellation, termination, modification or Encumbrance, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or

15 materially impair the consummation by the members of the Remainco Group of any of the Merger, the Distribution or any of the material Contemplated Transactions. (b) Except (i) as set forth in Section 2.5(b) of the Remainco Disclosure Letter, or (ii) as may be required by the Securities Act, the Exchange Act, state securities Laws or “blue sky” Laws, the Companies Act (including the Required Remainco Shareholder Vote), the DLLCA, the receipt of Governmental Approvals under the HSR Act, Gaming Laws, all applicable foreign Antitrust Laws and FDI Laws, Financial Services Laws or the listing requirements of the NYSE, no member of the Remainco Group is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (A) the execution, delivery or performance of this Agreement or the other Transaction Documents or (B) the consummation of any of the Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of any of the Merger, the Distribution or any of the material Contemplated Transactions. 2.6 Financial Statements. (a) Section 2.6(a) of the Remainco Disclosure Letter sets forth (i) the unaudited, combined balance sheet of the Spinco Business at December 31, 2022, the unaudited combined statements of operations, other comprehensive income, net parent investment and cash flows of the Spinco Business for the year ended December 31, 2022, together with all related notes thereto (the “Spinco Business Historical Financial Statements”) and (ii) the unaudited, combined balance sheet of the Spinco Business at the Spinco Reference Balance Sheet Date (the “Spinco Reference Balance Sheet”) and the unaudited condensed combined statements of operations, other comprehensive income and net parent investment of the Spinco Business for the three (3)- and nine (9)-month periods ended on the Spinco Reference Balance Sheet Date and the unaudited condensed combined statement of cash flows of the Spinco Business for the nine (9)- month period ended on the Spinco Reference Balance Sheet Date (the “Spinco Business Interim Financial Statements” and, together with the Spinco Business Historical Financial Statements, the “Spinco Business Financial Statements”), which, in each case, have been prepared in good faith by management of Remainco from source documentation subject to the controls and procedures of Remainco’s accounting systems in accordance with GAAP consistently applied throughout the periods involved, except as otherwise noted therein. The books, records and other financial reports of Remainco relating to the operations of the Spinco Business used by Remainco as source documentation for the Spinco Business Financial Statements are correct in all material respects and have been maintained in accordance with sound business practices. The Spinco Business Financial Statements fairly present, in all material respects, the financial position, the results of operations and cash flows of the Spinco Business, in the aggregate, as of the respective dates thereof or the periods then ended; provided that (A) the Spinco Business is not a separately audited unit of Remainco, has not operated on a separate standalone basis and has historically been reported within Remainco’s combined financial statements and (B) the Spinco Business Financial Statements assumes certain allocated charges and credits, which do not necessarily reflect what the consolidated results of operations and financial positions would have been if the Spinco

16 Business had been operated a standalone basis independently of the Remainco Retained Business during the periods presented. (b) The members of the Spinco Group are not subject to any Liabilities of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) as set forth in Section 2.6(b) of the Remainco Disclosure Letter or the Spinco Business Financial Statements; (ii) for those Liabilities that have been incurred by the members of the Spinco Group since the Spinco Reference Balance Sheet Date in the ordinary course of the Spinco Business consistent with past practice; (iii) for Remainco Retained Liabilities; (iv) for Liabilities for Taxes; (v) for Liabilities under this Agreement or the Separation Agreement or incurred in connection with the Contemplated Transactions and in compliance with the Transaction Documents; and (vi) for Liabilities that do not, individually or in the aggregate, exceed $7,500,000. Notwithstanding the foregoing, no representation or warranty is made pursuant to this Section 2.6(b) with respect to any certificate delivered pursuant hereto or any subject matter that is specifically addressed by representations and warranties with the following headers: (A) Tax Matters; (B) Compliance with Laws; Regulatory Matters; (C) Intellectual Property; (D) Environmental Matters; (E) Contracts; (F) Benefit Arrangements; Labor Matters; and (G) Customers and Suppliers. (c) When delivered pursuant to Section 5.11, the Audited Financial Statements and the Interim Financial Statements will have been prepared in accordance with GAAP and Regulation S-X promulgated pursuant to the Exchange Act, consistently applied based on the historic practices and accounting policies of Remainco (to the extent compliant with GAAP), as at the dates and for the periods presented (except as noted therein), and fairly present in all material respects the financial position, results of operations and cash flows of the Spinco Business as of the dates and for the periods presented on the basis for the periods presented (subject to year-end adjustments, in the case of the Interim Financial Statements) (it being understood that the Spinco Business has not been operated historically as a separate “standalone” entity, and therefore the Audited Financial Statements and the Interim Financial Statements will reflect certain allocations made that may not reflect what would have been incurred if the Spinco Business had been a standalone business). The Audited Financial Statements and the Interim Financial Statements shall conform in all material respects to the published rules and regulations of the SEC applicable to financial statements for each of the periods that will be required to be included in the Merger Partner Registration Statement and the Spinco Registration Statement. (d) Remainco has delivered or Made Available to Merger Partner accurate and complete copies of all Remainco SEC Documents. All statements, reports, schedules, forms and other documents required to have been filed by Remainco or its officers with the SEC since the Lookback Date have been so filed on a timely basis. None of the members of the Spinco Group is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) (i) each of the Remainco SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Remainco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Remainco SEC Documents required by (A) Rule 13a-14 or Rule 15d-14

17 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Remainco SEC Documents (collectively, the “Remainco Certifications”) is accurate and complete, and complies as to form in all material respects with all applicable Law. (e) The Remainco Group maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act with respect to the Remainco Group. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by Remainco is reported on a timely basis to the individuals responsible for the preparation of Remainco Group filings with the SEC and other public disclosure documents. Remainco’s management has completed an assessment of the effectiveness of the Remainco Group’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such internal control system was effective. Remainco’s internal control over financial reporting (as defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act) is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Remainco Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Remainco Group are being made only in accordance with authorizations of management and directors of Remainco; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Remainco Group’s assets that could have a material effect on its financial statements. (f) Remainco has disclosed, based on its assessment of internal controls as of September 30, 2023, to Remainco’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Remainco’s ability to record, process, summarize and report financial information with respect to the Spinco Business and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Remainco’s internal control over financial reporting with respect to the Spinco Business. (g) Remainco’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Remainco within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Remainco, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) thereunder. All non-audit services performed by Remainco’s auditors for the Remainco Group that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved. (h) None of the information to be supplied by or on behalf of Remainco or Spinco for inclusion or incorporation by reference in the Merger Partner Registration Statement or the Spinco Registration Statement will, after giving effect to any amendments that have theretofore

18 been made thereto, (i) at the time the Merger Partner Registration Statement or the Spinco Registration Statement, respectively, is filed with the SEC, (ii) at the time it, or any amendment or supplement thereto, becomes effective under the Securities Act or (iii) at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Remainco or Spinco for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, (A) at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Merger Partner and the shareholders of Remainco, respectively, (B) at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof) and the Remainco Shareholders’ Meeting (or any adjournment or postponement thereof) or (C) at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Spinco Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Remainco or Spinco with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Merger Partner for inclusion or incorporation by reference in the Spinco Registration Statement. 2.7 Absence of Certain Changes. Except as contemplated by this Agreement or the other Transaction Documents (including the Separation), since the Spinco Reference Balance Sheet Date, (a) to the date hereof, the members of the Remainco Group (to the extent related to the Spinco Business) have conducted the Spinco Business in all material respects in the ordinary course consistent with past practice, (b) there has not occurred any event or events that, individually or in the aggregate, have had or would reasonably be expected to have a Spinco Material Adverse Effect and (c) to the date hereof, none of Remainco or any member of the Spinco Group has taken any action or failed to take any action that, if taken or failed to be taken after the date hereof without the consent of Merger Partner or Merger Sub, would constitute a breach of Sections 4.2(b)(iii), 4.2(b)(iv), 4.2(b)(vi), 4.2(b)(xii), 4.2(b)(xiii) (solely with respect to material waivers, amendments and terminations), 4.2(b)(xiv), 4.2(b)(xv), 4.2(b)(xvi), 4.2(b)(xvii) 4.2(b)(xix), 4.2(b)(xx), 4.2(b)(xxi), or 4.2(b)(xxiii) (solely with respect to the foregoing Sections) had such Sections been in effect from the Spinco Reference Balance Sheet Date to the date hereof. 2.8 Sufficiency of Assets; Title to Assets. (a) On the Closing Date (after giving effect to the Separation and assuming the receipt of all consents, approvals and authorizations under any Contracts, Intellectual Property, Laws and Permits, including relating to the matters set forth in Section 2.5(a) or Section 2.5(b) of the Remainco Disclosure Letter or as contemplated by Section 2.5), the Spinco Assets and the properties and rights of the members of the Spinco Group, taken together with the benefits of any alternative arrangements provided pursuant to Section 1.4 of the Separation Agreement, the services available from Remainco under the Transition Services Agreement and the licenses and agreements from Remainco under the Intellectual Property License Agreement, the IP License and Technology Agreements, the Real Estate Matters Agreement and the other Transaction Documents, will constitute all of the assets, rights and properties (other than Intellectual Property and rights under Insurance Policies) necessary to conduct the Spinco Business immediately

19 following the Closing Date in all material respects in substantially the same manner as the Spinco Business is being conducted as of the date hereof, as it has been conducted in the twelve (12) months prior to the date hereof and as conducted as of the Closing; provided that nothing in this Section 2.8 shall be deemed to constitute a representation or warranty regarding (A) the adequacy of the amounts of cash or working capital (or the availability of the same), (B) whether the Spinco Employees who become (or remain) employed by a member of the Spinco Group following the Closing will be sufficient to permit Merger Partner and the members of the Spinco Group to conduct the Spinco Business immediately following Closing in all material respects in substantially the same manner as it is conducted immediately prior to Closing or (C) any infringement, misappropriation, dilution or violation of any Intellectual Property of any Third Party; and (ii) the representations and warranties set forth in this Section 2.8 shall not be breached or inaccurate or deemed to be breached or inaccurate as a result of any action that Remainco or any member of the Spinco Group is required or envisaged to take or cause to be taken pursuant to Section 4.2, Section 5.4 or any other Transaction Document, or for which Merger Partner has provided its written consent (including pursuant to Section 4.2). The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Spinco Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except (i) for ordinary, routine maintenance and repairs or (ii) as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (b) The members of the Spinco Group own as of the date hereof, or will own as of the Closing (assuming the consummation of the Separation Plan as in effect on the date hereof), and have as of the date hereof, or will have as of the Closing (assuming the consummation of the Separation Plan as in effect on the date hereof), good and valid title, in all material respects, to all assets purported to be owned by them, including (i) all assets reflected on the Spinco Business Interim Financial Statements, including the Spinco Assets, except for assets sold or otherwise disposed of in the ordinary course of business since the Spinco Reference Balance Sheet Date, and (ii) all other assets reflected in the books and records of the members of the Spinco Group as being owned by a member of the Spinco Group. All of such assets are owned, or will be owned assuming the consummation of the Separation Plan (as in effect on the date hereof) by the members of the Spinco Group free and clear of any Encumbrances, except (A) where the failure to have such good and valid title results from any liens described in Section 2.8(b) of the Remainco Disclosure Letter or (B) any other Permitted Encumbrance. The members of the Spinco Group are the lessees of (or will be lessees of assuming the consummation of the Separation Plan (as in effect on the date hereof)), and hold valid leasehold interests in (or will hold valid leasehold interests in assuming the consummation of the Separation Plan (as in effect on the date hereof)), all personal property purported to have been leased by them, and the members of the Spinco Group enjoy (or will enjoy assuming the consummation of the Separation Plan (as in effect on the date hereof)) undisturbed possession of such leased personal property, except where the failure to have such valid leasehold interest results from any liens described in Section 2.8(b) of the Remainco Disclosure Letter, liens created or otherwise imposed by Merger Partner or the members of the Merger Partner Group or any other Permitted Encumbrance.

20 2.9 Real Property. (a) The members of the Spinco Group hold, or will hold (assuming the Separation is completed), valid fee simple title to the Spinco Owned Real Property set forth in Section 2.9(a) of the Remainco Disclosure Letter, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Neither the whole nor any part of the Spinco Owned Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority and, to the Knowledge of Remainco, no such condemnation or other taking is threatened or contemplated. To the Knowledge of Remainco, all improvements constituting part of the Spinco Owned Real Property (i) comply with valid and current certificates of occupancy or similar Permits to the extent required by applicable Laws for the use thereof, (ii) are in good operating condition and repair (ordinary wear and tear excepted), (iii) are adequately served with all necessary utilities for the operation of the business of the Spinco Business in the ordinary course of business in all material respects, and (iv) have current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements except in the case of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (b) The members of the Spinco Group have, or will have after giving effect to the Contemplated Transactions described in or contemplated by the Separation Agreement and the Real Estate Matters Agreement, a valid leasehold interest (as lessee, sublessee, licensee or sublicensee) in all real property leased, licensed or otherwise used by the members of the Spinco Group (collectively with all buildings, structures, fixtures and other improvements leased thereunder, the “Spinco Leased Real Property”). After giving effect to the Contemplated Transactions described in or contemplated by the Separation Agreement and the Real Estate Matters Agreement, each of the leases or other Contracts relating to the Spinco Leased Real Property will create (or will have created) as of the Closing (i) a valid and subsisting leasehold interest, or valid right to use, of one of the members of the Spinco Group; (ii) a valid and binding obligation of such member of the Spinco Group free of Encumbrances (other than Permitted Encumbrances); and (iii) enforceable by and against such member of the Spinco Group in accordance with its terms except in the case of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. None of the members of the Spinco Group, nor, to the Knowledge of Remainco, any other party to any such lease or other Contract (each, a “Spinco Real Property Lease”) is in breach or default under such Spinco Real Property Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Spinco Real Property Lease, except as individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. Remainco has Made Available to Merger Partner complete and correct copies of (A) all leases, licenses, subleases or other Contracts pursuant to which any member of the Spinco Group leases or uses (or intends to lease or use upon the Spinco Contribution) real property and (B) all subleases, licenses, occupancy agreements and other Contracts granting to any Person (other than any member of the Spinco Group ) a right of use or occupancy of any of the Spinco Leased Real Property in effect as of the date hereof. There are no material disputes with respect to any Spinco Real Property Lease. The Spinco Leased Real Property is adequately served

21 with all necessary utilities for the operation of the business of the Spinco Business in the ordinary course of business in all material respects and has current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements. Except as set forth in Section 2.9(b) of the Remainco Disclosure Letter, no consent of any lessor, sublessor, licensor or other third-party to a Spinco Real Property Lease is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the applicable members of the Spinco Group or the consummation of the Contemplated Transactions. Section 2.9(b) of the Remainco Disclosure Letter includes an accurate and complete list, as of the date hereof, of all Spinco Real Property Leases. (c) None of the members of the Remainco Group (to the extent related to the Spinco Business) owns, leases, subleases, licenses or occupies any real property other than the Spinco Real Property. 2.10 Intellectual Property. (a) Section 2.10(a) of the Remainco Disclosure Letter identifies, as of the date hereof, each item of Registered IP included in the Spinco Owned Intellectual Property (the “Spinco Registered IP”). For each item of Registered IP, Section 2.10(a) of the Remainco Disclosure Letter includes, where applicable, as of the date hereof (excluding with respect to internet domain names), (i) the current owner and the current registrant; (ii) the jurisdiction where the application, registration or issuance is filed; (iii) the application, registration or issue number; and (iv) the application, registration or issue date. (b) The Spinco Registered IP is, to the Knowledge of Remainco, subsisting, valid and enforceable. A member of the Remainco Group owns and has the right to transfer to the Spinco Group all Spinco Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, the Spinco Owned Intellectual Property is solely owned by a member of the Remainco Group free and clear of all Encumbrances, except for Permitted Encumbrances. The members of the Remainco Group (to the extent related to the Spinco Business) have taken commercially reasonable actions to maintain the confidentiality of all trade secrets and other material confidential information included in the Spinco Owned Intellectual Property. (c) To the Knowledge of Remainco, since the Lookback Date, the operation of the Spinco Business, including the sale of any products or the provision of any services by the members of the Spinco Group, has not infringed, misappropriated, diluted or violated any Intellectual Property of any Third Party. To the Knowledge of Remainco, since the Lookback Date, no Person has been or is engaging in any activity that infringes, misappropriates, dilutes or violates any of the Spinco Owned Intellectual Property. (d) There is no pending Action with respect to which any member of the Remainco Group (to the extent related to the Spinco Business) has been served with written notice, or any other Action pending or threatened in writing against any member of the Remainco Group (to the extent related to the Spinco Business) alleging that the operation of the Spinco Business as conducted since the Lookback Date, including the sale of any products or the provision of any services by the members of the Spinco Group, infringes, misappropriates, dilutes or violates the

22 Intellectual Property of any Third Party in any manner which would, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (e) Each current and former employee, consultant and contractor of any member of the Remainco Group (to the extent related to the Spinco Business) who materially contributed to the development of any material Spinco Owned Intellectual Property has executed a written Contract in a form substantially as that which has been provided by the Remainco Group (i) assigning all right, title, and interest of such employee, consultant or contractor in such developments to a member of the Remainco Group, as applicable, except where a member of the Remainco Group owns the Spinco Owned Intellectual Property by operation of law, and (ii) acknowledging confidentiality obligations that such employee, consultant or contractor has with respect to the treatment of confidential information of any confidential materials of the Spinco Group or any third party. (f) The members of the Remainco Group have taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce their respective rights in all trade secrets and material proprietary information pertaining to the Spinco Business and the products and services of the members of the Spinco Group. (g) The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Spinco Owned Software has complied, in all materials respects, with the terms of the Open Source Software license applicable to such Software and does not, according to the terms of the license applicable to such Open Source Software, obligate any member of the Remainco Group (to the extent related to the Spinco Business) to disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any Third Party, other than the applicable Open Source Software. (h) No material source code for any Spinco Owned Software has been made available to any third party except for disclosures to third parties subject to written agreements containing reasonable protections of such source code. (i) No Spinco Owned Intellectual Property is subject to any outstanding judgment, injunction, Governmental Order, decree or agreement materially restricting any member of the Remainco Group’s (to the extent related to the Spinco Business) use or licensing thereof. (j) A member of the Remainco Group owns or otherwise has, and after giving effect to the Separation and the Intellectual Property License Agreement (and assuming the transfer of Spinco Employees to the applicable members of the Spinco Group and the receipt of all consents, approvals and authorizations under any Contracts, Intellectual Property and Permits set forth in Section 2.5(a) or Section 2.5(b) of the Remainco Disclosure Letter or as contemplated by Section 2.5) one of the members of the Spinco Group will have (including after giving effect to the contemplated transfers under the Separation Agreement and the Intellectual Property License Agreement), taken together with the benefits of any alternative arrangements provided pursuant to Section 2.5 of the Separation Agreement, the services available from Remainco under the Transition Services Agreement and the licenses from Remainco under and the Intellectual Property

23 License Agreement and the IP License and Technology Agreements, all Intellectual Property and Technology needed to conduct the Spinco Business in all material respects as it is being conducted as of the date hereof and as it has been conducted in the twelve (12) months prior to the date hereof. 2.11 Contracts. (a) Section 2.11(a) of the Remainco Disclosure Letter contains a true and correct list of each of the following undischarged or unsatisfied Contracts in force as of the date hereof to which any member of the Remainco Group is a party that are primarily used in or primarily related to the Spinco Business or which are contemplated after giving effect to the Separation to be binding on a member of the Spinco Group (each such Contract, a “Spinco Material Contract”): (i) any Contract that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date aggregate payments or receipts in excess of $25,000,000 by the Spinco Business or any Contract under which the Spinco Business reasonably expects to receive or make payments during the twelve (12) months ending on September 30, 2024 in excess of $25,000,000; (ii) any distribution, dealer, representative, agency or similar Contract that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on September 30, 2024, aggregate payments in excess of $25,000,000, other than any such Contract that is terminable on less than sixty (60) days’ notice without penalty or payment in connection with termination (other than amounts accrued prior to such termination); (iii) any Contract that involved a non-affiliated Person license (as licensor or licensee) of Intellectual Property or Software to or from the Spinco Business that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on September 30, 2024, aggregate payments in excess of $25,000,000, or pursuant to which any Third Party creates, develops or customizes Intellectual Property or Software material to the operation of the Spinco Business as conducted on the date hereof for or on behalf of the Spinco Business to the extent created, developed or customized exclusively in connection with the Spinco Business, except to the extent (A) any of the foregoing is shrink-wrap or off-the- shelf license for Software or (B) were entered into in the ordinary course of business consistent with past practice where such licenses were incidental to the transactions contemplated by such Contracts; (iv) any Contract that is material to the Spinco Business that (A) prohibits the Spinco Business from engaging or competing in any line of business, in any geography or with any Entity (other than any Contract that would otherwise be included in this clause solely because it requires any member of the Remainco Group with respect to the Spinco Business to operate in a geographic location where wager-based gaming is permitted by Laws, or with a Person properly licensed to

24 sell or otherwise place wager-based games), (B) requires the Spinco Business to deal exclusively with any Person or contains “most favored nation” or similar provision in favor of the counterparty thereto, (C) is with a vendor, supplier or service provider and requires the Spinco Business to purchase a minimum amount of product or provide a minimum amount of revenue to the counterparty and was entered into outside the ordinary course of business or (D) was entered into outside the ordinary course of business and prohibits the Spinco Business from soliciting any customer of another Person; (v) any collective bargaining agreements (including any material memorandums of understanding), works council or similar labor Contracts with a labor union or works council or similar organization; (vi) any mortgage, deeds of trust, indenture, loan or credit agreement, security agreement or other agreement or instrument evidencing the Indebtedness of any member of the Spinco Group in excess of $10,000,000 which will not be repaid in full on or before the Merger Effective Time (other than Indebtedness between members of the Spinco Group); (vii) any Contract that creates a strategic alliance, joint venture or partnership with a Person that is not a member of the Remainco Group, profit sharing or other similar Contract with respect to the Spinco Business and is material to the Spinco Business; (viii) any Contract to which any member of the Spinco Group is a party in favor of a credit support provider relating to a Credit Support Instrument with aggregate face amounts in excess of $20,000,000; (ix) any Contract for the pending acquisition or disposition of any business or Person with a purchase price in excess of $10,000,000 or any Contract with respect to any consummated acquisition or disposition of a business under which the Spinco Business has any future liability with respect to an “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligations in excess of $10,000,000 individually; (x) any Contract with a Spinco Top Customer that provides for some or all of the payments from such Person that resulted in such Person being considered a Spinco Top Customer; (xi) any Contract with a Spinco Top Supplier that provides for some or all of the payments to such Person that resulted in such Person being considered a Spinco Top Supplier; (xii) any Contract with a Governmental Authority that is not a customer Contract and is material to the Spinco Business; (xiii) any Contract containing any future capital expenditure obligation of the members of the Spinco Group or the Spinco Business in excess of $5,000,000;

25 (xiv) any Contract that restricts the ability of any member of the Spinco Group from pledging any of its assets or making a dividend or distribution to holder of its Equity Interests; and (xv) any Contract with (A) a provider of transaction processing or settlement services for the funding of transfers initiated using products of the members of the Spinco Group; (B) any Person appointing any member of the Spinco Group to act as the agent or authorized delegate of such Person pursuant to any Money Services Laws; or (C) any Person providing services to the Spinco Group in connection with the purchase, sale, exchange, trading or custody of virtual currency or digital assets. (b) Remainco has delivered or Made Available to Merger Partner an accurate and complete copy of each Spinco Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, as of the date hereof, (i) each Spinco Material Contract is a legal, valid and binding obligation of a member of the Remainco Group (to the extent related to the Spinco Business), and, to the Knowledge of Remainco, each other party to such Spinco Material Contract, and is enforceable against the applicable member of the Remainco Group, and, to the Knowledge of Remainco, such other party, in accordance with its terms subject, in each case, to the effect of any Bankruptcy and Equity Exceptions, and (ii) neither the applicable member of the Remainco Group nor, to the Knowledge of Remainco, any other party to a Spinco Material Contract is in material default or breach of a Spinco Material Contract, and, to the Knowledge of Remainco, there does not exist any event, condition or omission that would constitute such a material default or breach by any member of the Remainco Group (whether by lapse of time or notice or both) under any Spinco Material Contract. 2.12 Compliance with Laws; Regulatory Matters. (a) Each member of the Remainco Group (to the extent related to the Spinco Business) is, and since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including Laws relating to money transmission, virtual currency or other digital assets, consumer protection, credit reporting, data privacy, financial privacy, cybersecurity, securities Law matters, and payment services Law matters (including payment network rules) and Governmental Orders directly applicable to it, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. Since the Regulatory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have received any written notice or other written communication from any Governmental Authority or any written notice from any other Person (i) regarding any actual or possible violation of, or failure to comply with, any Law or (ii) that it is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (b) Since the Regulatory Lookback Date, none of the members of the Spinco Group have been in violation of Money Services Laws, or, to the extent applicable, denied a Money

26 Services Permit or other Permit by any Governmental Authority or had any Money Services Permit or other Permit revoked or suspended. (c) Each member of the Remainco Group is, and at all times since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including the Bank Secrecy Act and the USA PATRIOT Act, related to recordkeeping, reporting, and the prevention of money laundering or terrorist financing (collectively, the “Anti-Money Laundering Laws”). None of the members of the Remainco Group or any of their respective directors, officers, employees or, to the Knowledge of Remainco, agents designated by the applicable member of the Remainco Group to act on behalf of any member of the Spinco Group is in violation of any applicable Anti-Money Laundering Laws. (d) Since the Regulatory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have (i) received written notice of any actual, alleged or potential violation of any Anti-Money Laundering Laws or (ii) been a party to or the subject of any pending (or to the Knowledge of Merger Partner, threatened) action, audit, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Money Laundering Laws. (e) The Remainco Group maintains, and has at all times since the Regulatory Lookback Date maintained, (i) an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Money Laundering Laws and to prevent and detect violations of the Anti-Money Laundering Laws and (ii) an operational and effective anti-money laundering compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Money Laundering Laws. 2.13 Anti-Corruption Compliance; Trade Compliance. (a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, since the Statutory Lookback Date, the members of the Remainco Group (to the extent related to the Spinco Business) and, to the Knowledge of Remainco, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Spinco Group or the Spinco Business and acting on their behalf, have complied in all material respects with the Anti-Corruption Laws of each jurisdiction in which the members of the Remainco Group (to the extent related to the Spinco Business) operate. Since January 1, 2018, the members of Remainco Group (to the extent related to the Spinco Business) have maintained accurate books and records and implemented adequate internal accounting controls and policies to enforce the Anti-Corruption Laws. (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, since the Statutory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) or, to the Knowledge of Remainco, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Spinco Group or the Spinco Business and acting on their behalf, have directly or indirectly offered,

27 given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, travel expense or entertainment) in the course of their actions for, or on behalf of, the Spinco Business payable to (i) any Person who is an official, officer, or employee of any Governmental Authority or of any existing or prospective customer (whether or not owned by a Governmental Authority); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid, or promised, directly or indirectly, for purposes not allowed under the Anti- Corruption Laws, to any such individual. (c) (i) Since the Statutory Lookback Date, the members of the Remainco Group (to the extent related to the Spinco Business) and their respective directors, officers, employees and, to the Knowledge of Remainco, agents, have complied with all applicable International Trade Laws; (ii) since the Statutory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have (A) received written notice of any actual, alleged or potential violation of any International Trade Laws or (B) been a party to or the subject of any pending (or to the Knowledge of Remainco, threatened) action, audit, disclosure, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any International Trade Laws; (iii) none of the members of the Remainco Group (to the extent related to the Spinco Business) or any of their respective directors, employees, officers or, to the Knowledge of Remainco, agents, are Sanctioned Parties; and (iv) to the extent related to the Spinco Business, none of the members of the Remainco Group or any of their respective directors, officers or, to the Knowledge of Remainco, employees or agents have engaged in any transactions with or dealt with the property of Sanctioned Parties in violation of International Trade Laws. 2.14 Permits. Since the Lookback Date, the members of the Remainco Group have held, and after giving effect to the Separation (and assuming the receipt of all consents, approvals and authorizations under any Contracts and Permits, including relating to the matters set forth in Section 2.5(a) or Section 2.5(b)), the members of the Spinco Group will hold, all Permits necessary to enable the members of the Spinco Group to conduct the Spinco Business in the manner in which it is currently being conducted, except where the failure to so hold would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Spinco Business or the members of the Spinco Group. Since the Lookback Date, (a) all such Permits are valid and in full force and effect and (b) none of the members of the Remainco Group (to the extent related to the Spinco Business) is in default or violation, in any material respect, of any such Permits. Since the Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) has received any written notice or written communication from any Governmental Authority regarding any default or violation in any material respect of any Permit. The foregoing representations and warranties set forth in this Section 2.14 shall not apply to Permits required under Environmental Laws, which are exclusively set forth in Section 2.17. 2.15 Tax Matters. (a) Each material Tax Return required to be filed by or on behalf of the respective members of the Spinco Group or with respect to the Spinco Business with any

28 Governmental Authority with respect to any taxable period ending on or before the Closing Date (the “Spinco Company Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date) and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Law. All material Taxes required to be paid by or with respect to the members of the Spinco Group have been duly paid, except for Taxes contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. (b) No member of the Spinco Group and no Spinco Company Return is subject to an audit with respect to Taxes by any Governmental Authority. No extension or waiver of the limitation period applicable to any of the Spinco Company Returns has been granted (by Remainco, Spinco or any other Person), and no such extension or waiver has been requested from any member of the Spinco Group. (c) No claim or Action is pending, has been asserted in writing or, to the Knowledge of Remainco, has been threatened against or with respect to any member of the Spinco Group or with respect to the Spinco Business in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any member of the Remainco Group with respect to the Spinco Business with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the members of the Spinco Group and with respect to which adequate reserves for payment have been established on the Spinco Business Interim Financial Statements). There are no liens for material Taxes upon any of the Spinco Assets except Permitted Encumbrances. (d) There are no Contracts relating to the allocation, sharing or indemnification of Taxes to which any member of the Spinco Group is a party, other than (i) the Tax Matters Agreement; (ii) Contracts containing customary gross-up or indemnification provisions in credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes; and (iii) Contracts which solely involve any member of the Spinco Group. (e) No member of the Spinco Group has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (f) The members of the Spinco Group have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person. (g) No written claim has ever been made by any Governmental Authority in a jurisdiction where a member of the Spinco Group does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes. (h) No member of the Spinco Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable

29 period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) Section 965 of the Code. (i) No member of the Spinco Group (i) has been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Tax Law), other than a group the common parent of which was a current member of Spinco Group or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract (other than agreements or contracts entered into in the ordinary course of business and not primarily related to Taxes). (j) No member of the Spinco Group has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, in each case, within the two (2)-year period ending on the date hereof. (k) Section 2.15 and, to the extent related to Tax matters, Section 2.16, contain the sole and exclusive representations and warranties of Remainco and Spinco herein with respect to Tax matters. 2.16 Benefit Arrangements; Labor Matters. (a) Section 2.16(a) of the Remainco Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of each material Remainco Benefit Arrangement (to the extent related to any Spinco Employees) and each material Spinco Benefit Arrangement, and separately identifies each as such. Remainco has delivered or Made Available to Merger Partner accurate and complete copies of the following with respect to each material Spinco Benefit Arrangement, as applicable: (i) the plan document (or, in the case of any unwritten Spinco Benefit Arrangement, a description of the material terms thereof), all related trust agreements, insurance contracts and policy documents, and any amendments thereto; (ii) the most recent summary plan description and any summaries of material modifications thereto; (iii) the three most recently filed annual reports (Form 5500 series), if any, with all corresponding schedules and financial statements attached thereto (including any related actuarial valuation report); (iv) the most recent IRS determination, advisory or opinion letter issued with respect to any Spinco Benefit Arrangement intended to be qualified under Section 401(a) of the Code; and (v) any material notices, letters or other correspondence with the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other Governmental Authority. Remainco has delivered to Merger Partner accurate and complete copies of the following with respect to each material Spinco Benefit Arrangement, as applicable: (A) the plan document or a description of the material terms and (B) the most recent IRS determination, advisory or opinion letter issued with respect to any Spinco Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

30 (b) None of the members of the Spinco Group or any of their respective ERISA Affiliates has ever maintained, contributed, had an obligation to contribute to, or had any Liability with respect to, (i) a “defined benefit plan” within the meaning of Section 3(35) of ERISA or pension plan subject to the funding standards of Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) a “multiple employer plan” described in Section 413 of the Code. No Spinco Benefit Arrangement provides, and, with respect to the Spinco Employees, the members of the Spinco Group are not obligated to provide, or have an obligation to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Spinco Employee or any Spinco Former Employee, except as may be required by COBRA or other applicable Law. None of the members of the Spinco Group or any of their respective ERISA Affiliates have any material Liability on account of a violation of COBRA. (c) Each Spinco Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other Laws. Except as would not reasonably be expected to result in material liability to the members of the Spinco Group, (i) the members of the Spinco Group have timely performed all obligations required to be performed by it under each Spinco Benefit Arrangement; (ii) there are no Actions pending or, to the Knowledge of Remainco, threatened or reasonably anticipated with respect to any Spinco Benefit Arrangement, its assets or any fiduciary thereof (other than routine claims for benefits); and (iii) no event has occurred and no condition exists that would subject any member of the Spinco Group to any excise Tax, fine, Encumbrance, material penalty or other liability imposed by ERISA, the Code or any other applicable Law with respect to any Spinco Benefit Arrangement. (d) Each Spinco Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or is the subject of an opinion or advisory letter, from the IRS, and to the Knowledge of Remainco, no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification. (e) Except as would not reasonably be expected to result in material liability to any member of the Spinco Group or the imposition of a material Tax on any Spinco Employee under Section 409A(a)(1)(B) of the Code, each Remainco Benefit Arrangement (to the extent related to any Spinco Employees) and Spinco Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been operated in compliance with Section 409A of the Code and has complied with applicable documentary requirements of Section 409A of the Code. (f) Except as set forth in Section 2.16(f) of the Remainco Disclosure Letter, none of the execution or delivery of this Agreement or the other Transaction Documents, the consummation of any of the Contemplated Transactions will, either alone or in conjunction with any other event, (i) entitle any Spinco Employee or any Spinco Former Employee to any payment or benefit (or result in the funding of any such payment or benefit); (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any Spinco Employee or any Spinco Former Employee; or (iii) accelerate the time of payment, funding or vesting of amounts due to any Spinco Employee or any Spinco Former Employee. No amount paid

31 or payable by Remainco and its Affiliates (whether in cash, in property, or in the form of benefits) to any Spinco Employee as a result of the consummation of the Contemplated Transactions will, either alone or in conjunction with any other event, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Spinco Benefit Arrangement provides, and, with respect to the Spinco Employees, Remainco is not obligated to provide, or has an obligation to provide, compensation to any Person for excise taxes payable pursuant to Section 4999 of the Code or for taxes payable pursuant to Section 409A of the Code. (g) With respect to each Benefit Arrangement maintained primarily for current and Spinco Former Employee located outside the United States (each, a “Spinco International Benefit Plan”), in all material respects, (i) if intended to qualify for special Tax treatment, each Spinco International Benefit Plan is so qualified; (ii) if required to be registered with a Governmental Authority, is so registered; and (iii) the fair market value of the assets of each Spinco International Benefit Plan, the liability of each insurer for any Spinco International Benefit Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. As of the Closing Date, each transfer of employment of a Spinco Employee from a member of the Remainco Group to a member of the Spinco Group (or applicable Spinco EOR (as defined in the Employee Matters Agreement)) implemented under the Separation Plan will comply in all material respects with applicable Law. (h) With respect to Spinco Employees, no member of the Remainco Group has been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item. (i) Within sixty (60) days of the date hereof, Remainco will provide a list as of February 12, 2024 of the Spinco Employees (by unique identifier), and includes the following information pertaining to each such Spinco Employee: (i) job title; (ii) location of employment (including, for U.S. employees, state of residence); (iii) employing Entity; (iv) annual base salary or hourly rate of pay; (v) targets under short term incentive, long term incentive or sales incentive plan, to the extent applicable; (vi) employment status (active or on leave, and, if on leave, expected return date); (vii) date of commencement of employment; (viii) for U.S.-based employees, accrued and unused paid-time off; (x) for U.S. Spinco Employee, status as exempt or nonexempt under the federal Fair Labor Standards Act of 1938 (the “Fair Labor Standards Act ”) or similar state law; and (xi) whether covered by the terms of a collective bargaining agreement. (j) Within sixty (60) days of the date hereof, Remainco will provide a list as of the date hereof of all independent contractors and consultants engaged by any member of the Remainco Group to perform work for the Spinco Business containing (i) country where engaged (including, for U.S. based contractors, state where work was performed); (ii) engaging Entity (or Entity such individual provides services to, if different); (iii) whether the individual is engaged directly or via an intermediary; and (iv) contract rate or amount paid to each such independent contractor or consultant, year to date in calendar year 2024. To the Knowledge of Remainco, no

32 independent contractor or consultant performs services for the Spinco Business in the State of California. (k) To the Knowledge of Remainco, as of the date hereof, all Spinco Employees who are based and ordinarily working in the U.S. (the “U.S. Spinco Employees”) are authorized to work in the United States. Since the Statutory Lookback Date, each member of the Remainco Group has complied in all material respects with all applicable Laws regarding immigration and U.S. work authorization compliance, and, to the Knowledge of Remainco, has a valid Form I-9 on file for each U.S. Spinco Employee. To the Knowledge of Remainco, all Spinco Employees who are based and ordinarily working outside of the U.S. have the legal right to work in the country in which they are employed, and the members of the Remainco Group (to the extent related to the Spinco Business) have complied in all material respects with their respective obligations under applicable non-U.S. Laws with respect to such Spinco Employees. (l) As of the date hereof, (i) there are no strikes or work stoppages pending or, to the Knowledge of Remainco, threatened by any Spinco Employees; (ii) no such strike or work stoppage involving Spinco Employees has occurred since the Lookback Date; and (iii) to the Knowledge of Remainco, there is no organizing activity by any union or labor organization as to any Spinco Employees. (m) Each member of the Remainco Group (to the extent related to the Spinco Business) is, and since the Lookback Date has been, in material compliance with all applicable Laws directly applicable to the Spinco Business respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, employment classification, immigration, the WARN Act, plant closings and layoffs, the Fair Labor Standards Act, employment discrimination, equal opportunity, employee leave issues and unemployment insurance. (n) Except as set forth in Section 2.16(n) of the Remainco Disclosure Letter, as of the date hereof, (i) there is no trade union recognized by, or works council, staff association or other employee representative body established by any member of the Remainco Group (to the extent related to the Spinco Business); (ii) there is no outstanding material dispute between any member of the Remainco Group (to the extent related to the Spinco Business) and any trade union, or, to the Knowledge of Remainco, threatened in writing; and (iii) there is no collective bargaining agreement or other labor arrangement in place or currently being negotiated with any trade union or employee representatives to which any member of the Remainco Group (to the extent related to the Spinco Business) is a party or subject. Since the Lookback Date, no member of the Remainco Group (to the extent related to the Spinco Business) has received any written requests for recognition from a trade union. (o) Except as set forth in Section 2.16(o) of the Remainco Disclosure Letter, (i) to the Knowledge of Remainco, since the Lookback Date, to the extent related to any Spinco Employee, the members of the Remainco Group have not received notice of any charge or complaint or of the intent to conduct an investigation (or notice that such an investigation is in progress) from, or pending before, any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational safety and health Laws, and (ii) as of the date hereof, there is no charge, complaint, lawsuit, or other proceeding

33 pending or, to the Knowledge of Remainco, threatened against any member of the Remainco Group before any Governmental Authority by or on behalf of any Spinco Employee, any Spinco Former Employee or any applicant for employment as a Spinco Employee, in each case alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in the case of each of clause (i) and (ii), that would, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (p) To the Knowledge of Remainco, since the Lookback Date, (i) no allegations of sexual or other harassment or misconduct have been made against any Spinco Senior Executive Employee and (ii) no Action is pending or threatened, and no settlement agreement has been entered into, with respect to any member of the Remainco Group involving allegations of sexual or other harassment or misconduct by any Spinco Employee, in each case, that, individually or in the aggregate, is reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. (q) Except as set forth in Section 2.16(q)(i) of the Remainco Disclosure Letter, since the Lookback Date, no member of the Remainco Group (to the extent related to the Spinco Business) has implemented any employee layoffs or plant closings that would require notice under the WARN Act. No member of the Remainco Group (to the extent related to the Spinco Business) has any outstanding WARN Act liability. Section 2.16(q)(ii) of the Remainco Disclosure Letter, which shall be supplemented in advance of the Closing, contains an accurate and complete list of all employees who would be Spinco Employees if employed on the date hereof and who experienced an “employment loss” (as defined in the WARN Act) during the ninety (90) days prior to February 1, 2024 (and, with respect to the supplement, prior to the estimated Closing), listing for each such employee the date and nature of the employment loss and the individual’s position and work location. (r) Since the Lookback Date, the members of the Remainco Group (to the extent related to the Spinco Business) have not made, or started implementation of, any collective dismissals that have required or will require notification or consultation with any state authority, trade union, works or supervisory council, staff association or body representing or in relation to any of their employees. 2.17 Environmental Matters. Except as set forth in Section 2.17 of the Remainco Disclosure Letter, (a) each of the members of the Remainco Group (to the extent related to the Spinco Business) is, and at all times since the Regulatory Lookback Date has been, in compliance in all material respects with all Environmental Laws applicable to the Spinco Business, (b) each of the members of the Remainco Group (to the extent related to the Spinco Business) possess and are, and at all times since the Regulatory Lookback Date have been, in compliance in all material respects with all Environmental Permits that are required for the operation of the Spinco Business, (c) there are no Actions pending or, to the Knowledge of Remainco, threatened that seek the revocation, cancellation, or suspension of any of the Environmental Permits, (d) none of the members of the Remainco Group (to the extent related to the Spinco Business) have received any written notice, complaint or claim, and there are no Actions pending or, to the Knowledge of Remainco, threatened against any member of the Spinco Group or with respect to the Spinco

34 Business, in each case, alleging a violation of or Liability (including any investigatory, remedial or corrective action liability) under any Environmental Law that, in each case, would reasonably be expected to result in material Liability to any member of the Spinco Group, (e) no member of the Remainco Group (to the extent related to the Spinco Business) is currently operating the Spinco Business subject to any Governmental Order addressing a violation of or Liability under any Environmental Law, (f) no member of the Remainco Group (to the extent related to the Spinco Business) has assumed by contract or, to the Knowledge of Remainco, by operation of law, any material Liability of any Third Party arising under any Environmental Law and (g) there has been no Release of Hazardous Materials by any member of the Remainco Group (to the extent related to the Spinco Business) or, to the Knowledge of Remainco, at, on, in, under or from (i) the Spinco Real Property, (ii) any real property formerly owned, leased, licensed, used or operated by any member of the Remainco Group (to the extent related to the Spinco Business) or (iii) at any facility to which any Hazardous Materials generated by the Spinco Business were sent for disposal, in each case of subclauses (i) through (iii), in a manner that could reasonably be expected to result in material liability under any Environmental Law. Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, the representations and warranties in this Section 2.17 and in Section 2.7 shall be the sole representations and warranties of Remainco and Spinco with respect to environmental matters, Environmental Laws, Environmental Permits or Hazardous Materials. 2.18 Insurance. Except as would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, each Insurance Policy and Self-Insurance program and arrangement relating to the Spinco Business and the members of the Spinco Group is binding and in full force and effect as of the date hereof. With respect to each such Insurance Policy, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, (i) all premiums with respect thereto are currently paid; (ii) none of the members of the Remainco Group is in breach or default and, to the Knowledge of Remainco, no event has occurred which, with notice or lapse or time, would constitute a breach or default or permit termination or modification of the policy; (iii) none of the Remainco or any member of the Spinco Group has received any written notice of cancellation or non-renewal of the policy; and (iv) the consummation of the Contemplated Transactions will not cause a breach, termination or modification of the policy. 2.19 Absence of Litigation. (a) Except as set forth in Section 2.19(a) of the Remainco Disclosure Letter, (i) there are no Actions pending or, to the Knowledge of Remainco, threatened, against any member of the Remainco Group relating to the Spinco Business which would, individually or in the aggregate, reasonably be expected to have a Spinco Material Adverse Effect and (ii) as of the date hereof, there are no Actions pending or, to the Knowledge of Remainco, threatened, against any member of the Remainco Group relating to the Spinco Business alleging Liabilities or Losses in excess of $1,000,000. (b) As of the date hereof, there are no Actions pending or, to the Knowledge of Remainco, threatened against any member of the Remainco Group that question the validity of, or seek injunctive relief with respect to, any of the Transaction Documents or the right of any member of the Remainco Group to enter into any of the Transaction Documents.

35 (c) As of the date hereof, no member of the Spinco Group is a party to or subject to the provisions of any Governmental Order that would reasonably be expected (i) individually or in the aggregate, to be material to the Spinco Business or the Spinco Group, taken as a whole, or (ii) prevent or materially delay, materially interfere with or materially impair (A) the consummation by the members of the Remainco Group of the Contemplated Transactions or (B) the compliance by any member of the Remainco Group with the Transaction Documents. 2.20 Customers and Suppliers. (a) Section 2.20(a) of the Remainco Disclosure Letter sets forth (i) a correct and complete list identifying the top ten (10) customers of the Spinco Business, measured by revenue recognized by the Spinco Business on a combined basis during the one (1)-year period ended on the Spinco Reference Balance Sheet Date (collectively, the “Spinco Top Customers”); and (ii) a correct and complete list identifying the top ten (10) suppliers of the Spinco Business, measured by expense incurred by the Spinco Business on a combined basis during the one (1)-year period ended on the Spinco Reference Balance Sheet Date (collectively, the “Spinco Top Suppliers”). (b) Since the Spinco Reference Balance Sheet Date through the date hereof, to the Knowledge of Remainco, Remainco has not received, from any Spinco Top Customer or Spinco Top Supplier, written communications (i) terminating, not renewing or materially reducing (or stating the intent to terminate, not renew or materially reduce), or materially altering the terms (or stating the intent to materially alter the terms) of such Spinco Top Customer’s or Spinco Top Supplier’s relationship with any member of the Remainco Group (to the extent related to the Spinco Business) or (ii) indicating a material breach of the terms of any Contracts with such Spinco Top Customer, or Spinco Top Supplier, in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. 2.21 Ownership of Merger Partner Common Stock. No member of the Remainco Group owns any Equity Interests of any member of the Merger Partner Group. 2.22 Vote Required. The affirmative vote of the holders of a majority of the votes cast at the Remainco Shareholders’ Meeting of Remainco Ordinary Shares and associated Eligible Remainco Special Voting Shares is the only vote of Remainco Ordinary Shares or Remainco Special Voting Shares necessary to approve the Contemplated Transactions (the “Required Remainco Shareholder Vote”). As of the date hereof and immediately prior to the Distribution Effective Time, Remainco is the sole member of Spinco. 2.23 Financial Advisors. Remainco is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial advisors or other Person acting in a similar capacity in connection with the transactions contemplated by any of the Transaction Documents based upon arrangements made by or on behalf of Remainco or any of its Affiliates, including Spinco. 2.24 Takeover Statutes. As of the date hereof, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which any member of the

36 Remainco Group is a party or otherwise is bound. The Contemplated Transactions are and, as of the Closing, shall be exempt from any such stockholder rights plan, “poison pill,” anti-takeover plan or other similar device adopted prior to the Closing to which any member of the Remainco Group is a party or otherwise is bound. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested stockholder,” “stockholder protection” or other similar anti- takeover law applicable to Remainco or Spinco enacted under Law applies to this Agreement, the Merger or any other Contemplated Transactions. 2.25 Financing; Securities Offering. (a) As of the date hereof, the Commitment Letter has not been amended, waived or modified, by or with the consent of Spinco and, to the Knowledge of Remainco, the respective commitments contained in the Commitment Letter have not been withdrawn, modified or rescinded in any respect. Except for the Commitment Letter, Spinco has not entered into any side letters or other contracts, instruments or other commitments, obligations or arrangements (whether written or oral) related to the funding of the full amount of the Financing, other than as expressly set forth in the Commitment Letter and delivered to Merger Partner prior to the date hereof. (b) The Commitment Letter is a legal, valid and binding obligation of Spinco and, to the Knowledge of Remainco, the other parties thereto (other than Merger Partner). As of the date hereof, no event has occurred, and on the Closing Date, no event shall have occurred and be continuing, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Spinco under any term or condition of the Commitment Letter. As of the date hereof, assuming (i) compliance by Merger Partner with the covenants and obligations contained in the Transaction Documents and (ii) the accuracy of the representations and warranties made by Merger Partner in this Agreement, Remainco (A) is not aware of any fact, occurrence or condition that would cause the commitments provided in the Commitment Letter to be terminated or to become ineffective and (B) has no reason to believe that any of the conditions to the Financing (which are within its control) will not be satisfied on a timely basis or that the Financing will not be available to a member of the Spinco Group or a member of the Merger Partner Group at the Closing. (c) Assuming (i) compliance by Merger Partner with the covenants and obligations contained in the Transaction Documents and (ii) the accuracy of the representations and warranties made by Merger Partner in this Agreement, upon the consummation of the Contemplated Transactions and the other Transaction Documents, Spinco will be Solvent. (d) Remainco has fully paid, after giving effect to any payments made pursuant to Section 5.12(d), its Pro Rata Portion of all Commitment Fees to be paid on or before the date hereof and will continue to pay in full, after giving effect to any payments made pursuant to Section 5.12(d) (subject to the provisions thereof), its Pro Rata Portion of any such Commitment Fees required to be paid pursuant to the terms of the Commitment Letter as and when they become due and payable prior to the Closing Date. (e) Remainco has fully paid its Pro Rata Portion of all fees, expenses, commissions and other amounts in connection with any Securities Offering (including escrowed

37 deposits of pre-funded potential interest payments in connection with any Securities Offering funded into escrow prior to the Closing) required to be paid on or before the date hereof and will continue to pay in full its Pro Rata Portion of any such amounts required to be paid in connection with any Securities Offering (including escrowed deposits of pre-funded potential interest payments in connection with any Securities Offering funded into escrow prior to the Closing) as and when they become due and payable prior to the Closing Date. 2.26 Data Privacy and Information Security. (a) The members of the Remainco Group (to the extent related to the Spinco Business) and, to the Knowledge of Remainco, its Data Processors and other Persons with whom the Remainco Group (to the extent related to the Spinco Business) has shared Personal Data, in each case since the Lookback Date, (i) have complied with applicable Privacy Laws, Spinco Company Privacy Policies and other Contracts relating to the collection, use, protection, or processing of Spinco IT Systems or Spinco Company Data, (ii) have not suffered and are not currently suffering a Security Incident and (iii) have not been subject to any complaints, litigation or regulatory investigations or enforcement actions from any Person or Governmental Authority and have not received any notices or inquiries alleging noncompliance with any applicable Privacy Laws in each case, except in the case of each of clause (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. To the Knowledge of Remainco, neither the execution, delivery or performance of any of the Transaction Documents, nor the consummation of the Contemplated Transactions, violate any Privacy Laws or Spinco Company Privacy Policies, except as, individually or in the aggregate, would not reasonably be expected to (A) be material to the Spinco Business or the Spinco Group, taken as a whole or (B) prevent or materially delay, materially interfere with or materially impair (1) the consummation by the members of the Remainco Group of the Contemplated Transactions or (2) the compliance by any member of the Remainco Group with the Transaction Documents. When any member of the Spinco Group uses a Data Processor to Process Personal Data, the relevant Data Processor has provided guarantees, warranties or covenants in relation to the Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the relevant member of the Spinco Group’s material compliance with applicable Privacy Law. (b) The members of the Remainco Group (to the extent related to the Spinco Business) have established and maintain a Spinco Information Security Program, and since the Lookback Date there have been no material violations of the Spinco Information Security Program. The Spinco Information Security Program has been assessed and tested on a no less than annual basis; all critical and high risks and vulnerabilities have been remediated; and the Spinco Information Security Program has proven sufficient and compliant with applicable Privacy Laws in all material respects. The Spinco IT Systems currently used by the members of the Remainco Group (to the extent related to the Spinco Business) are in good working condition, do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the Spinco Business. All Spinco Company Data will continue to be available for Processing by the relevant member of the Spinco Group following the Closing on substantially the same terms and conditions as existed immediately before the Closing. 2.27 Affiliate Transactions.

38 (a) Section 2.27(a) of the Remainco Disclosure Letter sets forth a true and correct list, as of the date hereof, of all material Contracts between a member of the Spinco Group, on the one hand, and a member of the Remainco Group (other than a member of the Spinco Group) or any director, officer or equityholder of any member of the Remainco Group, on the other hand, that will not terminate at the Closing (in each case, other than any Benefit Arrangement). (b) Section 2.27(b) of the Remainco Disclosure Letter sets forth a true and correct list and amount, as of the date hereof, of each intercompany loan, note, advance, receivable and payable, in each case, between a member of the Spinco Group, on one hand, and a member of the Remainco Group (other than a member of the Spinco Group) or any director, officer or equityholder of any member of the Remainco Group, on the other hand, that will not be settled, terminated or extinguished as of the Closing (in each case, other than any Benefit Arrangement). (c) Section 2.27(c) of the Remainco Disclosure Letter sets forth a true and correct list and amount, as of the date hereof of any Shared Contract with aggregate payments by the member of the Remainco Group that were allocated by Remainco to the Spinco Business or a member of the Spinco Group that were in excess of $2,500,000 during the twelve (12) months ended on the Spinco Reference Balance Sheet Date (other than Shared Contracts that (A) are Remainco Retained Assets and relate to services to be provided by members of the Remainco Group under the Transition Services Agreement or (B) relate to enterprise-wide or other administrative services of the Remainco Group prior to the Distribution Effective Time). (d) Immediately after the Closing, except for the Voting Agreement and the Investor Rights Agreement, there will not be any Contracts between a member of the Spinco Group, on the one hand, and Delta or any of its Subsidiaries (other than members of the Remainco Group), directors, officers or equityholders holding greater than five percent (5%) of the Equity Interests in Delta, on the other hand. 2.28 Gaming Approvals and Licensing Matters. The Spinco Business Required Gaming Licensees are the only Persons who will required to be authorized, licensed or found suitable under any Gaming Laws in connection with the consummation of the transactions contemplated by any of the Transaction Documents. None of Spinco Business Required Gaming Licensees, Remainco or any of their respective Affiliates or Representatives, any beneficial owner of five percent (5%) or more of the voting stock or equity interests of Remainco or, to the Knowledge of Remainco, any lender of Remainco or its Affiliates, in each case who or which will be required to be authorized, licensed or found suitable under any Gaming Laws in connection with the consummation of the transactions contemplated by any of the Transaction Documents, has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority, had any gaming license or approval revoked, suspended or denied, and there are no conditions, constraints, limitations or qualifications existing with respect to any gaming license or approval previously granted to Remainco or any of its Affiliates (including, for purposes of this sentence, Delta and its Affiliates). There are no facts or circumstances with respect to any Spinco Business Required Gaming Licensee, Remainco or any of Remainco’s Affiliates insofar as such Affiliate-owned interest would be attributable to any Spinco Business Required Gaming Licensee or Remainco under any Gaming Laws, that would prevent or materially delay receipt of any Gaming Approvals. Each Affiliate of Remainco that is required to be authorized or licensed under any Gaming Laws (other than with respect to the Contemplated Transactions) is in possession of

39 all Permits under any Gaming Laws necessary to own, lease and operate its properties and assets, and to carry on and operate its business as currently conducted, and such Permits are in full force and effect. The members of the Remainco Group and their respective Affiliates are in compliance with all Gaming Laws in all material respects. 2.29 Acknowledgement by Remainco and Spinco. Neither Remainco nor Spinco is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article III or in any of the other Transaction Documents. The representations and warranties by Merger Partner and Merger Sub contained in Article III or in any of the other Transaction Documents constitute the sole and exclusive representations and warranties of Merger Partner, the members of the Merger Partner Group and their respective Representatives in connection with the Contemplated Transactions, and each of Remainco and Spinco understand, acknowledge and agree that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Merger Partner and Merger Sub. Without limiting the generality of the foregoing, each of Remainco and Spinco acknowledges that, except for the representations and warranties of Merger Partner and Merger Sub contained in Article III or in any of the other Transaction Documents, no representations or warranties are made by Merger Partner or Merger Sub or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Remainco or Spinco or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to Remainco or Spinco or any of their respective Representatives. Notwithstanding the foregoing, nothing in this Section 2.29 shall limit Remainco’s rights and remedies in the event of Fraud. 2.30 Spinco. Spinco was formed solely for the purpose of engaging in the Contemplated Transactions and it has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions. As of the date hereof, Spinco does not have any assets or liabilities other than those incident to its formation or related to the evaluation, negotiation and execution of the Transaction Documents. ARTICLE III REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER AND MERGER SUB Except as set forth (a) in the part or subpart of the Merger Partner Disclosure Letter corresponding to the particular Section or subsection in this Article III in which such representation and warranty appears, (b) in any other part or subpart of the Merger Partner Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other representation and warranty and (c) other than with respect to the representations and warranties in Section 3.3 (Capitalization), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.5 (Non-Contravention; Consents), Section 3.22 (Vote Required), Section 3.23 (Financial Advisors), Section 3.24 (Valid Issuance) and Section 3.25 (Takeover Statutes), any information set forth in the Merger Partner SEC Documents filed on the SEC’s EDGAR database on or after the Lookback Date and publicly available at least three (3) Business Days prior to the date hereof (the “Qualifying Merger Partner SEC Documents ”) (but

40 excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof) to the extent it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty, other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature, Merger Partner and Merger Sub hereby represent and warrant to Remainco and Spinco as follows: 3.1 Subsidiaries; Due Organization. (a) Section 3.1(a) of the Merger Partner Disclosure Letter identifies, as of the date hereof, each Entity that is a Subsidiary of Merger Partner and indicates its jurisdiction of organization. (b) Each member of the Merger Partner Group is (or, if formed after the date hereof, shall be at the Merger Effective Time) an Entity duly organized and validly existing under the laws of the jurisdiction of its organization. Each member of the Merger Partner Group is in good standing (to the extent that the laws of the jurisdiction of its organization recognize the concept of good standing or any similar concept) under the laws of the jurisdiction of its organization, and has all necessary corporate or other Entity right, power and authority (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which such assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, other than in the case of clauses (i) through (iii) as, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Merger Partner Group to consummate the Contemplated Transactions. (c) Each member of the Merger Partner Group is (or, if formed after the date hereof, shall be at the Merger Effective Time) qualified to do business as a foreign corporation, and is in good standing (to the extent that the laws of the applicable jurisdiction recognize the concept of good standing or any similar concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Merger Partner Group to consummate the Contemplated Transactions. 3.2 Certificate of Organization and Other Governing Documents. Merger Partner has delivered or Made Available to Remainco accurate and complete copies of the Organizational Documents of the members of the Merger Partner Group, including all amendments thereto as in effect on the date hereof. Merger Partner and each member of the Merger Partner Group has complied with its Organizational Documents except for such non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

41 3.3 Capitalization. (a) The authorized capital stock of Merger Partner consists of 550,000,000 shares of capital stock, consisting of 500,000,000 shares of Merger Partner Common Stock and 50,000,000 shares of preferred stock (“Merger Partner Preferred Stock”). As of the close of business on February 27, 2024 (the “Merger Partner Specified Time”), (i) 83,786,203 shares of Merger Partner Common Stock were issued and outstanding; (ii) 39,442,863 shares of Merger Partner Common Stock were held in the treasury of Merger Partner and none were held by any other member of the Merger Partner Group; (iii) no shares of Merger Partner Preferred Stock were issued and outstanding or held in the treasury of Merger Partner; (iv) 1,778,124 shares of Merger Partner Common Stock were subject to outstanding Merger Partner RSUs; (v) 671,450 shares of Merger Partner Common Stock were subject to outstanding Merger Partner PSUs, assuming performance at target level; and (vi) 4,759,625 shares of Merger Partner Common Stock were subject to outstanding Merger Partner Options. As of the date hereof and as of the Merger Partner Specified Time, all of the outstanding shares of Merger Partner Common Stock have been and will be duly authorized and validly issued, and are and will be fully paid and nonassessable. (b) Merger Partner has delivered or Made Available to Remainco a complete and accurate list that sets forth the following information with respect to Merger Partner Equity Awards held by each Merger Partner Employee as of the Merger Partner Specified Time: (i) the type of such Merger Partner Equity Award (i.e., whether a Merger Partner Option, Merger Partner RSU or Merger Partner PSU); (ii) the name of the Merger Partner Equity Plan under which the Merger Partner Equity Award was issued; (iii) the number of shares of Merger Partner Common Stock subject to such Merger Partner Equity Award; (iv) the per share exercise price (if any) of such Merger Partner Equity Award; (v) the applicable vesting schedule in respect of such Merger Partner Equity Award; (vi) the number of shares of Merger Partner Common Stock which are vested and unvested with respect to the Merger Partner Equity Award; (v) the grant date of the Merger Partner Equity Award; and (vi) the expiration date of the term of such Merger Partner Equity Award (if applicable). (c) Except for Merger Partner Options, Merger Partner RSUs and Merger Partner PSUs, and except as permitted under Section 4.3(b)(vii), there are no outstanding or existing (i) securities of any member of the Merger Partner Group convertible into or exchangeable for Equity Interests of any member of the Merger Partner Group; (ii) options, calls, warrants, pre- emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) binding on any member of the Merger Partner Group that relate to the issued or unissued Equity Interests of any member of the Merger Partner Group; (iii) obligations of any member of the Merger Partner Group to repurchase, redeem or otherwise acquire any Equity Interests any member of the Merger Partner Group or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other member of the Merger Partner Group; (iv) phantom stock, restricted stock units or other contractual rights binding on any member of the Merger Partner Group the value of which is determined in whole or in part by reference to the value of any Equity Interests of any member of the Merger Partner Group and there are no outstanding stock appreciation rights issued by any member of the Merger Partner Group with respect to the Equity Interests of any member of the Merger Partner Group; (v) voting trusts or other agreements or understandings to which any member of the Merger Partner

42 Group or any of their directors or officers is a party with respect to the voting of Equity Interests of any member of the Merger Partner Group; or (vi) bonds, debentures, notes or other indebtedness of any member of the Merger Partner Group having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equityholders of any member of the Merger Partner Group may vote. (d) Since the Merger Partner Specified Time, Merger Partner has not issued, granted, delivered, sold, pledged, disposed of or encumbered any shares of its capital stock, except (i) as permitted by Section 4.3 or (ii) pursuant to the vesting of Merger Partner Options, Merger Partner RSUs or Merger Partner PSUs described in Section 3.3(a) or Section 3.3(b) in accordance with their terms as in effect as of the Merger Partner Specified Time. Except as permitted after the date hereof pursuant to Section 4.3, there are no employees, directors, independent contractors or other service providers with an offer letter, other employment Contract or other arrangement or Contract that contemplates a grant of options to purchase Merger Partner Common Stock or other equity or equity-based awards with respect to Merger Partner Common Stock, or who has otherwise been promised options to purchase Merger Partner Common Stock or other securities of Merger Partner or other equity or equity-based awards with respect to Merger Partner Common Stock or other securities of Merger Partner, which options or other awards have not been granted as of the Merger Partner Specified Time. All outstanding shares of Merger Partner Common Stock, all Merger Partner Equity Awards and all other outstanding securities of the members of the Merger Partner Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts. (e) All outstanding shares of Merger Partner Common Stock, and all Merger Partner Equity Awards and other outstanding Equity Interests of the members of the Merger Partner Group, have been issued and granted in compliance in all material respects with (i) all applicable securities Laws and (ii) all requirements set forth in applicable Organizational Documents and were not issued in violation of any preemptive or participation rights. All of the outstanding Equity Interests of each member of the Merger Partner Group have been duly authorized and validly issued, are fully paid and nonassessable (to the extent applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof. All of the outstanding Equity Interests of each member of the Merger Partner Group are beneficially and of record, directly or indirectly, by a member of the Merger Partner Group free and clear of any material Encumbrances, other than restrictions under applicable securities Laws or set forth in their respective Organizational Documents. (f) Except for its interests in the other members of the Merger Partner Group, Merger Partner does not own, directly or indirectly, any Equity Interests in, other Entities with an aggregate value in excess of $2,500,000. No member of the Merger Partner Group has any obligation in connection with any joint venture, investment Contract or similar Contract to contribute or loan any funds to other Persons in excess of $2,500,000 individually or in the aggregate. (g) Except for the Merger Partner Options, Merger Partner RSUs and Merger Partner PSUs referred to in Section 3.3(a) or granted after the date hereof in accordance with Section 4.3(b)(vii), (i) none of the Equity Interests of any member of the Merger Partner Group

43 are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right and none of the outstanding securities of any of members of the Merger Partner Group were issued in violation of any preemptive or participation rights; (ii) none of the outstanding Equity Interests of any member of the Merger Partner Group is subject to any right of first refusal; (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of or from granting any option or similar right with respect to, any Equity Interests of any member of the Merger Partner Group; and (iv) none of the members of the Merger Partner Group is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Equity Interests of any member of the Merger Partner Group. 3.4 Authority; Binding Nature of Agreement. Merger Partner and Merger Sub each have all requisite corporate or other Entity right, power and authority to enter into and perform their respective obligations under the Transaction Documents, as applicable, to which it is or will be a party and, subject to obtaining the Required Merger Partner Stockholder Vote, has all requisite corporate or other Entity right, power and authority to consummate the Contemplated Transactions. The Merger Partner Board (at a meeting duly called and held and not subsequently rescinded or modified in any way) has (a) determined that this Agreement, the other Transaction Documents, the Distribution and the Merger (including the issuance of shares of Merger Partner Common Stock pursuant to this Agreement) are advisable and in the best interests of Merger Partner and its stockholders (such determination by the Merger Partner Board, the “Merger Partner Board Determination”); (b) authorized and approved the execution, delivery and performance of the Transaction Documents by Merger Partner and the issuance of shares of Merger Partner Common Stock pursuant to this Agreement; and (c) recommended the approval of the issuance of the Merger Partner Common Stock pursuant to this Agreement for purposes of the NYSE by the holders of Merger Partner Common Stock and directed that the issuance of such shares be submitted for consideration by Merger Partner’s stockholders at the Merger Partner Stockholders’ Meeting. Merger Partner, as the sole member of Merger Sub, has adopted this Agreement and approved the Merger and the other applicable Contemplated Transactions. This Agreement has been duly executed and delivered by Merger Partner and Merger Sub, and assuming the due authorization, execution and delivery of this Agreement by Remainco and Spinco, this Agreement constitutes a legal, valid and binding obligation of each of Merger Partner and Merger Sub, enforceable against each of Merger Partner and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement have been (and the Transition Services Agreement and the IP License and Technology Agreements will be as of immediately prior to the Distribution) duly executed and delivered by the members of the Merger Partner Group that are or will be party thereto, and assuming the due authorization, execution and delivery of such agreements by the applicable members of the Remainco Group, each such agreement does (or, in the case of each of the Transition Services Agreement and the IP License and Technology Agreements will when executed and delivered) constitute a legal, valid and binding obligation of each member of the Merger Partner Group party thereto, as applicable, enforceable against each of them party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

44 3.5 Non-Contravention; Consents. (a) Assuming compliance with the HSR Act and all applicable foreign Antitrust Laws and FDI Laws, the listing requirements of the NYSE and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to the applicable provisions of the DLLCA, and provided that all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained or taken, except as set forth in Section 3.5(a) of the Merger Partner Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or the other Transaction Documents nor (2) the consummation of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time), (i) require a consent or approval under, contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of (A) Merger Partner or (B) any of the other members of the Merger Partner Group, except, in the case of clause (B), where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger, the Distribution or any of the material Contemplated Transactions; (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy to obtain any relief under, any Law or any Governmental Order to which any member of the Merger Partner Group, or any of the assets owned or used by any member of the Merger Partner Group, is subject, except where such contravention, conflict, violation, challenge or remedy, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of any of the Merger, the Distribution or any of the material Contemplated Transactions; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Permit that is held by any member of the Merger Partner Group or that relates to the Merger Partner Business or to any of the assets owned or used by any member of the Merger Partner Group, except where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (A) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger, the Distribution or any of the material Contemplated Transactions; or (iv) require a consent or approval under, contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Merger Partner Material Contract, or give any Person the right to, (A) declare a default or exercise any remedy under any such Merger Partner Material Contract; (B) accelerate the maturity or performance of any such Merger Partner Material Contract (other than any Merger Partner Benefit Arrangement); (C) cancel, terminate or modify any right, benefit, obligation or other term of such Merger Partner Material Contract; or (D) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any member of the Merger Partner Group or the Merger Partner Business, in each case, except where such consent, approval, contravention, conflict, violation, default, acceleration, cancellation, termination, modification or Encumbrance, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the

45 consummation by the members of the Merger Partner Group of any of the Merger, the Distribution or any of the material Contemplated Transactions. (b) Except (i) as set forth in Section 3.5(b) of the Merger Partner Disclosure Letter, or (ii) as may be required by the Securities Act, the Exchange Act, state securities Laws or “blue sky” Laws, the DGCL (including the Merger Partner Stockholder Vote), the DLLCA, the receipt of Governmental Approvals under the HSR Act, Gaming Laws, all applicable foreign Antitrust Laws and FDI Laws, Financial Services Laws, the listing requirements of the NYSE and those matters, regulatory Consents, approvals and waivers set forth in Section 3.5(c) of the Merger Partner Disclosure Letter (which shall include a list of all Consents required under any Money Services Laws), no member of the Merger Partner Group is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (A) the execution, delivery or performance of this Agreement or the other Transaction Documents or (B) the consummation of any of the Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger, the Distribution or any of the material Contemplated Transactions. (c) Section 3.5(c) of the Merger Partner Disclosure Letter sets forth each jurisdiction in which each member of the Merger Partner Group holds any Money Services Permits and other Permits that are required for each member of the Merger Partner Group (as applicable) to operate the Merger Partner Business and indicates whether any Consent or approval from, or notice to or registration with, any Governmental Authority is required in connection with the change of control of the Merger Partner Business as a result of or in connection with the Contemplated Transactions. To the extent that any member of the Merger Partner Group engages in activities in any jurisdiction, directly or indirectly through agents, authorized delegates, or other third parties, involving money transmission, the sale of payment instruments, the issuance, sale or loading of prepaid or stored value, the cashing of checks or the sale, exchange, trading or custody of virtual currency or other digital assets and such activity is not conducted pursuant to a Money Services Permit of such member of the Merger Partner Group, Section 3.5(c) of the Merger Partner Disclosure Letter sets forth each contractual or other arrangement currently in place upon which such member of the Merger Partner Group relies as a basis for engaging in such conduct in such jurisdiction without a Money Services Permit. 3.6 SEC Filings; Financial Statements. (a) Merger Partner has delivered or Made Available to Remainco accurate and complete copies of all registration statements, proxy statements, Merger Partner Certifications and other statements, reports, schedules, forms and other documents filed by Merger Partner with the SEC, including all amendments thereto, since the Lookback Date (collectively, the “Merger Partner SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by Merger Partner or its officers with the SEC since the Lookback Date have been so filed on a timely basis. No member of the Merger Partner Group other than Merger Partner is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing),

46 (i) each of the Merger Partner SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Merger Partner SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Merger Partner SEC Documents required by (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Merger Partner SEC Documents (collectively, the “Merger Partner Certifications”) is accurate and complete, and complies as to form in all material respects with all applicable Law. (b) The financial statements (including any related notes) contained or incorporated by reference in the Merger Partner SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which will be material); and (iii) fairly present, in all material respects, the consolidated financial position of the Merger Partner Group as of the respective dates thereof and the consolidated results of operations and cash flows of the Merger Partner Group for the periods covered thereby. No financial statements of any Person other than the members of the Merger Partner Group are required by GAAP to be included in the consolidated financial statements of Merger Partner. There are no comments from the SEC or its staff pending with respect to any statements, reports, schedules, forms or other documents filed by Merger Partner with the SEC that remain outstanding and unresolved. The members of the Merger Partner Group are not subject to any Liabilities of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except (A) as set forth in Section 3.6(b) of the Merger Partner Disclosure Letter or those liabilities that are reflected or reserved for in the latest balance sheet included in the Merger Partner SEC Documents filed with the SEC prior to the date hereof; (B) for those Liabilities that have been incurred by the members of the Merger Partner Group since the Merger Partner Reference Balance Sheet Date in the ordinary course of the Merger Partner Business consistent with past practice; (C) for Liabilities under this Agreement or the Separation Agreement or incurred in connection with the Contemplated Transactions and in compliance with the Transaction Documents; (D) Liabilities for Taxes; and (E) for Liabilities that do not, individually or in the aggregate, exceed $3,750,000. Notwithstanding the foregoing, no representation or warranty is made pursuant to this Section 3.6 with respect to any certificate delivered pursuant hereto or any subject matter that is specifically addressed by the representations and warranties with the following headers: (1) Tax Matters; (2) Compliance with Laws; Regulatory Matters; (3) Intellectual Property; (4) Environmental Matters; (5) Contracts; (6) Benefit Arrangements; Labor Matters; and (7) Customers and Suppliers. (c) Merger Partner maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by Merger Partner is reported on a timely basis to the individuals responsible for the preparation of Merger Partner’s filings with the

47 SEC and other public disclosure documents. Merger Partner’s management has completed an assessment of the effectiveness of Merger Partner’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such internal control system was effective. Merger Partner’s internal control over financial reporting (as defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act) is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Merger Partner, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Merger Partner are being made only in accordance with authorizations of management and directors of Merger Partner and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Merger Partner’s assets that could have a material effect on its financial statements. (d) Merger Partner has disclosed, based on its assessment of internal controls as of the Merger Partner Reference Balance Sheet Date, to Merger Partner’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Merger Partner’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Merger Partner’s internal control over financial reporting. (e) Merger Partner’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Merger Partner within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Merger Partner, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the PCAOB thereunder. All non-audit services performed by Merger Partner’s auditors for the Merger Partner Group that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved. (f) None of the information to be supplied by or on behalf of Merger Partner for inclusion or incorporation by reference in the Merger Partner Registration Statement or the Spinco Registration Statement will, after giving effect to any amendments that have theretofore been made thereto, (i) at the time the Merger Partner Registration Statement or the Spinco Registration Statement, respectively, is filed with the SEC, (ii) at the time it, or any amendment or supplement thereto, becomes effective under the Securities Act or (iii) at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Merger Partner for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will (A) at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Merger Partner and the shareholders of Remainco, respectively; (B) at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof) and the Remainco Shareholders’ Meeting (or any adjournment or postponement thereof); or (C) at the

48 Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Merger Partner and the shareholders of Remainco, respectively, or at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof) and the Remainco Shareholders’ Meeting (or any adjournment or postponement thereof), comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Merger Partner or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Remainco for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus. 3.7 Absence of Certain Changes. Except as contemplated by this Agreement or the other Transaction Documents, since the Merger Partner Reference Balance Sheet Date, (a) to the date hereof, the members of the Merger Partner Group have conducted the Merger Partner Business in all material respects in the ordinary course consistent with past practice, (b) there has not occurred any event or events that, individually or in the aggregate, have had or would reasonably be expected to have a Merger Partner Material Adverse Effect and (c) to the date hereof, none of the members of the Merger Partner Group has taken any action or failed to take any action that, if taken or failed to be taken after the date hereof without the consent of Remainco or Spinco, would constitute a breach of Sections 4.3(b)(iii), 4.3(b)(iv), 4.3(b)(vi), 4.3(b)(xi), 4.3(b)(xii) (solely with respect to material waivers, amendments and terminations), 4.3(b)(xiii), 4.3(b)(xiv), 4.3(b)(xv), 4.3(b)(xvi), 4.3(b)(xviii), 4.3(b)(xix), 4.3(b)(xx) or 4.3(b)(xxii) (solely with respect to the foregoing Sections) had such Sections been in effect from the Merger Partner Reference Balance Sheet Date to the date hereof. 3.8 Title to Assets. The members of the Merger Partner Group own, and have good and valid title, in all material respects, to all assets purported to be owned by them, including (a) all assets reflected on the Merger Partner Reference Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the Merger Partner Reference Balance Sheet Date) and (b) all other assets reflected in the books and records of the members of the Merger Partner Group as being owned by the members of the Merger Partner Group. All of such assets are owned by the members of the Merger Partner Group free and clear of any Encumbrances, except (i) for Encumbrances securing the Merger Partner Credit Agreement; (ii) where the failure to have such good and valid title results from any liens described in Section 3.8 of the Merger Partner Disclosure Letter; or (iii) any other Permitted Encumbrance. The members of the Merger Partner Group are the lessees of, and hold valid leasehold interests in, all personal property purported to have been leased by them, and the members of the Merger Partner Group enjoy undisturbed possession of such leased personal property, except where the failure to have such valid leasehold interest results from any liens described in Section 3.8 of the Merger Partner Disclosure Letter, liens created or otherwise imposed by Remainco or the members of the Spinco Group or any other Permitted Encumbrance. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the assets of the members of the Merger Partner Group are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and

49 other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs and except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. 3.9 Real Property. (a) The members of the Merger Partner Group hold valid fee simple title to the Merger Partner Owned Real Property set forth in Section 3.9(a) of the Merger Partner Disclosure Letter, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Neither the whole nor any part of the Merger Partner Owned Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority and, to the Knowledge of Merger Partner, no such condemnation or other taking is threatened or contemplated. To the Knowledge of Merger Partner, all improvements constituting part of the Merger Partner Owned Real Property (i) comply with valid and current certificates of occupancy or similar Permits to the extent required by applicable Laws for the use thereof, (ii) are in good operating condition and repair (ordinary wear and tear excepted), (iii) are adequately served with all necessary utilities for the operation of the business of the Merger Partner Business in the ordinary course of business in all material respects, and (iv) have current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements, except in the case of each of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. (b) The members of the Merger Partner Group have a valid leasehold interest (as lessee, sublessee, licensee or sublicensee) in all real property leased, licensed or otherwise used by the members of the Merger Partner Group (collectively with all buildings, structures, fixtures and other improvements leased thereunder, the “Merger Partner Leased Real Property”). After giving effect to the Contemplated Transactions and in the event that all necessary consents (written or otherwise) are obtained from the relevant lessors, sublessors, or licensors of each lease or Contract relating to the Merger Partner Leased Real Property, each of the leases or other Contracts relating to the Merger Partner Leased Real Property will create (or will have created) as of the Closing (i) a valid and subsisting leasehold interest, or valid right to use, of one of the members of the Merger Partner Group; (ii) a valid and binding obligation of such member of the Merger Partner Group free of Encumbrances (other than Permitted Encumbrances); and (iii) enforceable by and against such member of the Merger Partner Group in accordance with its terms, except in the cases of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. None of the members of the Merger Partner Group, nor, to the Knowledge of Merger Partner, any other party to any such lease or other Contract (each, a “Merger Partner Real Property Lease”) is in breach or default under such Merger Partner Real Property Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Merger Partner Real Property Lease, except as individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. Merger Partner has Made Available to Merger Partner complete and correct copies of (A) all leases, licenses, subleases or other Contracts pursuant to

50 which any member of the Merger Partner Group leases or uses real property and (B) all subleases, licenses, occupancy agreements and other Contracts granting to any Person (other than any member of the Merger Partner Group) a right of use or occupancy of any of the Merger Partner Leased Real Property in effect as of the date hereof. There are no material disputes with respect to any Merger Partner Real Property Lease. The Merger Partner Leased Real Property is adequately served with all necessary utilities for the operation of the business of the Merger Partner Business in the ordinary course of business in all material respects and has current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements. Except as set forth in Section 3.9(b) of the Merger Partner Disclosure Letter, no consent of any lessor, sublessor, licensor or other third-party to a Merger Partner Real Property Lease is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the applicable members of Merger Partner Group or the consummation of the Contemplated Transactions. Section 3.9(b) of the Merger Partner Disclosure Letter includes an accurate and complete list, as of the date hereof, of all Merger Partner Real Property Leases. (c) None of the members of the Merger Partner Group owns, leases, subleases, licenses or occupies any real property other than the Merger Partner Real Property. 3.10 Intellectual Property. (a) Section 3.10(a) of the Merger Partner Disclosure Letter identifies, as of the date hereof, each item of Merger Partner Registered IP. For each item of Merger Partner Registered IP, Section 3.10(a) of the Merger Partner Disclosure Letter includes, where applicable, as of the date hereof (excluding with respect to internet domain names), (i) the current owner and the current registrant; (ii) the jurisdiction where the application, registration or issuance is filed; (iii) the application, registration or issue number; and (iv) the application, registration or issue date. (b) The Merger Partner Registered IP is, to the Knowledge of Merger Partner, subsisting, valid and enforceable. A member of the Merger Partner Group, as applicable, owns or has the rights to use all Merger Partner IP. Except as would not, individually or in the aggregate, to reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, the Merger Partner IP is solely owned by a member of the Merger Partner Group free and clear of all Encumbrances, except for Permitted Encumbrances. The members of the Merger Partner Group have taken commercially reasonable actions to maintain the confidentiality of all trade secrets and other material confidential information included in the Merger Partner IP. (c) To the Knowledge of Merger Partner, since the Lookback Date, the operation of the Merger Partner Business, including the sale of any products or the provision of any services by the members of the Merger Partner Group, has not infringed, misappropriated, diluted or violated any Intellectual Property of any Third Party. To the Knowledge of Merger Partner, since the Lookback Date, no Person has been or is engaging in any activity that infringes, misappropriates, dilutes or violates any of the Merger Partner IP. (d) As of the date hereof, there is no pending Action with respect to which any member of the Merger Partner Group has been served with written notice, or any other Action

51 pending or threatened in writing against any member of the Merger Partner Group, in any case, alleging that the operation of the Merger Partner Business as conducted since the Lookback Date, including the sale of any products or the provision of any services by the members of the Merger Partner Group, infringes, misappropriates, dilutes or violates the Intellectual Property of any Third Party in any manner which would, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. (e) Each current and former employee, consultant and contractor of any member of the Merger Partner Group who materially contributed to the development of any material Merger Partner IP has executed a written Contract in a form substantially as that which has been provided by the Merger Partner Group (i) assigning all right, title, and interest of such employee, consultant or contractor in such developments to a member of the Merger Partner Group, as applicable, except where a member of the Merger Partner Group owns the Merger Partner IP by operation of law, and (ii) acknowledging confidentiality obligations that such employee, consultant or contractor has with respect to the treatment of confidential information of any confidential materials of the Merger Partner or any third party. (f) The members of the Merger Partner Group have taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce their respective rights in all trade secrets and material proprietary information pertaining to the Merger Partner Business and the products and services of the members of the Merger Partner Group. (g) The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Merger Partner Software has complied, in all materials respects, with the terms of the Open Source Software license applicable to such Software and does not, according to the terms of the license applicable to such Open Source Software, obligate any member of the Merger Partner Group to disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any Third Party, other than the applicable Open Source Software. (h) No material source code for any Merger Partner Software has been made available to any third party except for disclosures to third parties subject to written agreements containing reasonable protections of such source code. (i) No Merger Partner IP is subject to any outstanding judgment, injunction, Governmental Order, decree or agreement materially restricting any member of the Merger Partner Group use or licensing thereof. (j) A member of the Merger Partner Group owns or otherwise has all Intellectual Property and Technology needed to conduct the Merger Partner Business in all material respects as it is being conducted as of the date hereof and as it has been conducted in the twelve (12) months prior to the date hereof; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of third party Intellectual Property or unfair competition.

52 3.11 Contracts. (a) Section 3.11(a) of the Merger Partner Disclosure Letter contains a true and correct list of each of the following undischarged or unsatisfied Contracts in force as of the date hereof to which any member of the Merger Partner Group is a party or by which the Merger Partner Business or any member of the Merger Partner Group is bound (each such Contract, a “Merger Partner Material Contract”): (i) any Contract that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date aggregate payments or receipts in excess of $12,500,000 by the Merger Partner Business or any Contract under which the Merger Partner Business reasonably expects to receive or make payments during the twelve (12) months ending on September 30, 2024 in excess of $12,500,000; (ii) any distribution, dealer, representative, agency or similar Contract that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on September 30, 2024, aggregate payments in excess of $12,500,000, other than any such Contract that is terminable on less than sixty (60) days’ notice without penalty or payment in connection with termination (other than amounts accrued prior to such termination); (iii) any Contract that involved a non-affiliated Person license (as licensor or licensee) of Intellectual Property or Software to or from the Merger Partner Business that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on September 30, 2024, aggregate payments in excess of $12,500,000, or pursuant to which any Third Party creates, develops or customizes Intellectual Property or Software material to the operation of the Merger Partner Business as conducted on the date hereof for or on behalf of the Merger Partner Business to the extent created, developed or customized exclusively in connection with the Merger Partner Business, except to the extent (A) any of the foregoing is shrink-wrap or off-the-shelf license for Software or (B) were entered into in the ordinary course of business consistent with past practice where such licenses were incidental to the transactions contemplated by such Contracts; (iv) any Contract that is material to the Merger Partner Business that (A) prohibits the Merger Partner Business from engaging or competing in any line of business, in any geography or with any Entity (other than any Contract that would otherwise be included in this clause solely because it requires any member of the Merger Partner Group to operate in a geographic location where wager-based gaming is permitted by Laws, or with a Person properly licensed to sell or otherwise place wager-based games), (B) requires the Merger Partner Business to deal exclusively with any Person or contains “most favored nation” or similar provision in favor of the counterparty thereto, (C) is with a vendor, supplier or service provider and requires the Merger Partner Business to purchase a minimum amount

53 of product or provide a minimum amount of revenue to the counterparty and was entered into outside the ordinary course of business or (D) was entered into outside the ordinary course of business and prohibits the Merger Partner Business from soliciting any customer of another Person; (v) any collective bargaining agreements (including any material memorandums of understanding), works council or similar labor Contracts with a labor union or works council or similar organization; (vi) any mortgage, deeds of trust, indenture, loan or credit agreement, security agreement or other agreement or instrument evidencing the Indebtedness of any member of the Merger Partner Group in excess of $5,000,000 (other than Indebtedness between members of the Merger Partner Group); (vii) any Contract that creates a strategic alliance, joint venture or partnership with a Person that is not a member of the Merger Partner Group, profit sharing or other similar Contract with respect to the Merger Partner Business and is material to the Merger Partner Business; (viii) any Contract to which any member of the Merger Partner group is a party in favor of a credit support provider relating to a Credit Support Instrument with aggregate face amounts in excess of $10,000,000; (ix) any Contract for the pending acquisition or disposition of any business or Person with a purchase price in excess of $5,000,000 or any Contract with respect to any consummated acquisition or disposition of a business under which the Spinco Business has any future liability with respect to an “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligations in excess of $5,000,000 individually; (x) any Contract with a Merger Partner Top Customer that provides for some or all of the payments from such Person that resulted in such Person being considered a Merger Partner Top Customer; (xi) any Contract with a Merger Partner Top Supplier that provides for some or all of the payments to such Person that resulted in such Person being considered a Merger Partner Top Supplier; (xii) any Contract with a Governmental Authority that is not a customer Contract and is material to the Merger Partner Business; (xiii) any Contract containing any future capital expenditure obligation of a member of the Merger Partner Group or the Merger Partner Business in excess of $2,500,000; (xiv) any Contract that restricts the ability of any member of the Merger Partner Group from pledging any of its assets or making a dividend or distribution to holder of its Equity Interests; and

54 (xv) any Contract with (A) a provider of transaction processing or settlement services for the funding of transfers initiated using Merger Partner Products; (B) any Person appointing any member of the Merger Partner Group to act as the agent or authorized delegate of such Person pursuant to any Money Services Laws; or (C) any Person providing services in connection with the purchase, sale, exchange, trading or custody of virtual currency or digital assets. (b) Merger Partner has delivered or Made Available to Remainco an accurate and complete copy of each Merger Partner Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, as of the date hereof, (i) each Merger Partner Material Contract is a legal, valid and binding obligation of a member of the Merger Partner Group and, to the Knowledge of Merger Partner, each other party to such Merger Partner Material Contract, and is enforceable against the applicable member of the Merger Partner Group and, to the Knowledge of Merger Partner, such other party, in accordance with its terms subject, in each case, to the effect of any Bankruptcy and Equity Exceptions, and (ii) neither the applicable member of the Merger Partner Group nor, to the Knowledge of Merger Partner, any other party to a Merger Partner Material Contract is in material default or breach of a Merger Partner Material Contract, and, to the Knowledge of Merger Partner, there does not exist any event, condition or omission that would constitute such a material default or breach by any member of the Merger Partner Group (whether by lapse of time or notice or both) under any Merger Partner Material Contract. 3.12 Compliance with Laws; Regulatory Matters. (a) Each member of the Merger Partner Group is, and since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including Laws relating to money transmission, virtual currency or other digital assets, consumer protection, credit reporting, data privacy, financial privacy, cybersecurity, securities Law matters, and payment services Law matters (including payment network rules) and Governmental Orders directly applicable to it, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. Since the Regulatory Lookback Date, none of the members of the Merger Partner Group has received any written notice or other written communication from any Governmental Authority or any written notice from any other Person (a) regarding any actual or possible violation of, or failure to comply with, any Law or (b) that it is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. (b) Since the Regulatory Lookback Date, none of the members of the Merger Partner Group have been in violations of Money Services Laws, or, to the extent applicable, been denied a Money Services Permit or other Permit by any Governmental Authority or had any Money Services Permit or other Permit revoked or suspended. (c) Each member of the Merger Partner Group is, and at all times since the Regulatory Lookback Date has been, in compliance with all applicable Anti-Money Laundering Laws. None of the members of the Merger Partner Group or any of their respective directors,

55 officers, employees or, to the Knowledge of Merger Partner, agents designated by any member of the Merger Partner Group to act on behalf of any member of the Merger Partner Group is in violation of any applicable Anti-Money Laundering Laws. (d) Since the Regulatory Lookback Date, none of the members of the Merger Partner Group have (i) received written notice of any actual, alleged or potential violation of any Anti-Money Laundering Laws or (ii) been a party to or the subject of any pending (or to the Knowledge of Merger Partner, threatened) action, audit, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Money Laundering Laws. (e) Each member of the Merger Partner Group maintains, and has at all times since the Regulatory Lookback Date maintained, (i) an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Money Laundering Laws and to prevent and detect violations of the Anti-Money Laundering Laws and (ii) an operational and effective anti-money laundering compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Money Laundering Laws. (f) None of the members of the Merger Partner Group, nor any of their respective Representatives or Affiliates, nor any other Person associated with or acting on behalf of any of the foregoing, has at any time taken or failed to take any action, or engaged in any activity, practice, or conduct that would result in a violation by such member of the Merger Partner Group, or its Representatives or Affiliates, or any other Person associated with or acting on behalf of any of the foregoing, of the FCRA. Each member of the Merger Partner Group has in place, and each has caused each of its Affiliates to maintain, a compliance program and internal controls and procedures appropriate to the applicable requirements of the FCRA. Except as set forth in Section 3.12(f) of the Merger Partner Disclosure Letter, no member of the Merger Partner Group, nor any of their respective Representatives or Affiliates, nor any other Person associated with or acting on behalf of any of the foregoing, is the subject of any pending or, to the Knowledge of Merger Partner, threatened claims, allegations, charges, investigations, violations, settlements, voluntary disclosures, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions with respect to the FCRA. 3.13 Anti-Corruption Compliance; Trade Compliance. (a) Except as would not reasonably be expected to have, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, since the Statutory Lookback Date, the members of the Merger Partner Group and, to the Knowledge of Merger Partner, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Merger Partner Group or the Merger Partner Business and acting on their behalf, have complied in all material respects with the Anti-Corruption Laws of each jurisdiction in which the members of the Merger Partner Group operate. Since January 1, 2018, the members of Merger Partner Group have maintained accurate books and records and implemented adequate internal accounting controls and policies to enforce the Anti-Corruption Laws.

56 (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, since the Statutory Lookback Date, none of the members of the Merger Partner Group or, to the Knowledge of Merger Partner, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Merger Partner Group or the Merger Partner Business and acting on their behalf, have directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, travel expense or entertainment) in the course of their actions for, or on behalf of, the Merger Partner Business payable to (i) any Person who is an official, officer, or employee of any Governmental Authority or of any existing or prospective customer (whether or not owned by a Governmental Authority); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other Person affiliated with any such customer, political party or official or political office, in each case while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, reimbursed, paid, or promised, directly or indirectly, for purposes not allowed under the Anti- Corruption Laws, to any such individual. (c) (i) Since the Statutory Lookback Date, the members of the Merger Partner Group and their respective directors, officers, employees and, to the Knowledge of Merger Partner, agents, have complied with all applicable International Trade Laws; (ii) since the Statutory Lookback Date, none of the members of the Merger Partner Group have (A) received written notice of any actual, alleged or potential violation of any International Trade Laws or (B) been a party to or the subject of any pending (or to the Knowledge of Merger Partner, threatened) action, audit, disclosure or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any International Trade Laws; (iii) none of the members of the Merger Partner Group or any of their respective directors, officers, employees or, to the Knowledge of Merger Partner, agents, are Sanctioned Parties; and (iv) none of the members of the Merger Partner Group or any of their respective directors, officers or, to the Knowledge of Merger Partner, employees or agents have engaged in any transactions with or dealt with the property of Sanctioned Parties in violation of International Trade Laws. 3.14 Permits. (a) Since the Lookback Date, the members of the Merger Partner Group have held all Permits (including all Money Services Permits) necessary to enable the members of the Merger Partner Group to conduct the Merger Partner Business in the manner in which it is currently being conducted, except where the failure to so hold would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Merger Partner Business or the members of the Merger Partner Group. Since the Lookback Date, (i) all such Permits are valid and in full force and effect and (ii) none of the members of the Merger Partner Group is in default or violation, in any material respect, of any such Permits. Since the Lookback Date, none of the members of the Merger Partner Group has received any written notice or written communication from any Governmental Authority regarding any default or violation in any material respect of any Permit. The foregoing representations and warranties set forth in this Section 3.14 shall not apply to Permits required under Environmental Laws, which are exclusively set forth in Section 3.17.

57 (b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, routine examination findings in connection with the maintenance of applicable Money Services Permits that do not, individually or when taken in the aggregate, allege a violation of Laws, for which no fine or other sanction has been imposed or remains pending, and that have been fully remediated, or as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter, since the Lookback Date, none of the members of the Merger Partner Group have received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Money Services Permits; (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Money Services Permits; or (iii) any failure to obtain or receive any material Money Services Permit. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, no member of the Merger Partner Group has any pending or outstanding memorandum of understanding, Governmental Order, or other form of formal or informal written Contract, arrangement or understanding with any Governmental Authority with respect to any such Money Services Permit. Except as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each Consent of a Governmental Authority required for any acquisition or disposition completed by any member of the Merger Partner Group was timely obtained in final form. Except as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each member of the Merger Partner Group has fully and timely performed in all material respects any and all conditions or requirements of such Consents prior to the date hereof. 3.15 Tax Matters. (a) Each material Tax Return required to be filed by or on behalf of the respective members of the Merger Partner Group or with respect to the Merger Partner Business with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the “Merger Partner Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date) and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Law. All material Taxes required to be paid by or with respect to the members of the Merger Partner Group have been duly paid, except for Taxes contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. (b) No member of the Merger Partner Group and no Merger Partner Return is subject to an audit with respect to Taxes by any Governmental Authority. No extension or waiver of the limitation period applicable to any of the Merger Partner Returns has been granted (by Merger Partner or any other Person), and no such extension or waiver has been requested from any member of the Merger Partner Group. (c) No claim or Action is pending, has been asserted in writing or, to the Knowledge of Merger Partner, has been threatened against or with respect to any member of the Merger Partner Group or with respect to the Merger Partner Business in respect of any material

58 Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any member of the Merger Partner Group or with respect to the Merger Partner Business with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the members of the Merger Partner Group and with respect to which adequate reserves for payment have been established on the Merger Partner Reference Balance Sheet). There are no liens for material Taxes upon the assets of any member of the Merger Partner Group except Permitted Encumbrances. (d) There are no Contracts relating to the allocation, sharing or indemnification of Taxes to which any member of the Merger Partner Group is a party, other than (i) the Tax Matters Agreement; (ii) Contracts containing customary gross-up or indemnification provisions in credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes; and (iii) Contracts which solely involve any member of the Merger Partner Group. (e) No member of the Merger Partner Group has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (f) The members of the Merger Partner Group have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person. (g) No written claim has ever been made by any Governmental Authority in a jurisdiction where a member of the Merger Partner Group does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes. (h) No member of the Merger Partner Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) Section 965 of the Code. (i) No member of the Merger Partner Group (i) has been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Tax Law), other than a group the common parent of which was a current member of Merger Partner Group or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract (other than

59 agreements or contracts entered into in the ordinary course of business and not primarily related to Taxes). (j) No member of the Merger Partner Group has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, in each case, within the two (2)-year period ending on the date hereof. (k) Section 3.15 and, to the extent related to Tax matters, Section 3.16, contain the sole and exclusive representations and warranties of Merger Partner and Merger Sub herein with respect to Tax matters. 3.16 Benefit Arrangements; Labor Matters. (a) Section 3.16(a) of the Merger Partner Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of each material Merger Partner Benefit Arrangement, and separately identifies each as such. Merger Partner has delivered or Made Available to Remainco accurate and complete copies of the following with respect to each material Merger Partner Benefit Arrangement, as applicable: (i) the plan document (or, in the case of any unwritten Merger Partner Benefit Arrangement, a description of the material terms thereof), all related trust agreements, insurance contracts and policy documents, and any amendments thereto; (ii) the most recent summary plan description and any summaries of material modifications thereto; (iii) the three most recently filed annual reports (Form 5500 series), if any, with all corresponding schedules and financial statements attached thereto (including any related actuarial valuation report); (iv) the most recent IRS determination, advisory or opinion letter issued with respect to any Merger Partner Benefit Arrangement intended to be qualified under Section 401(a) of the Code; and (v) any material notices, letters or other correspondence with the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other Governmental Authority. Merger Partner has delivered to Remainco accurate and complete copies of the following with respect to each material Merger Partner Benefit Arrangement, as applicable: (A) the plan document or a description of the material terms and (B) the most recent IRS determination, advisory or opinion letter issued with respect to any Merger Partner Benefit Arrangement intended to be qualified under Section 401(a) of the Code. (b) None of the members of the Merger Partner Group or any of their respective ERISA Affiliates has ever maintained, contributed, had an obligation to contribute to, or had any Liability with respect to, (i) a “defined benefit plan” within the meaning of Section 3(35) of ERISA or pension plan subject to the funding standards of Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) a “multiple employer plan” described in Section 413 of the Code. No Merger Partner Benefit Arrangement provides, and, with respect to the Merger Partner Employees, the members of the Merger Partner Group are not obligated to provide, or have an obligation to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any current or former Merger Partner Employee, except as may be required by COBRA or other applicable Law. None of the members of the Merger Partner Group or any of their respective ERISA Affiliates have any material Liability on account of a violation of COBRA.

60 (c) Each Merger Partner Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other Laws. Except as would not reasonably be expected to result in material liability, (i) the members of the Merger Partner Group have timely performed all obligations required to be performed by it under each Merger Partner Benefit Arrangements; (ii) there are no Actions pending or, to the Knowledge of Merger Partner, threatened or reasonably anticipated with respect to any Merger Partner Benefit Arrangement, its assets or any fiduciary thereof (other than routine claims for benefits); and (iii) no event has occurred and no condition exists that would subject any member of the Merger Partner Group to any excise Tax, fine, Encumbrance, material penalty or other liability imposed by ERISA, the Code or any other applicable Law with respect to any Merger Partner Benefit Arrangement. (d) Each Merger Partner Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or is the subject of an opinion or advisory letter, from the IRS, and to the Knowledge of Merger Partner, no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification. (e) Except as would not reasonably be expected to result in material liability to any member of the Merger Partner Group or the imposition of a material Tax on any Merger Partner Employee under Section 409A(a)(1)(B) of the Code, each Merger Partner Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been operated in compliance with Section 409A of the Code and has complied with applicable documentary requirements of Section 409A of the Code. (f) Except as set forth in Section 3.16(f) of the Merger Partner Disclosure Letter, none of the execution or delivery of this Agreement or the other Transaction Documents, the consummation of any of the Contemplated Transactions will, either alone or in conjunction with any other event, (i) entitle any current or former Merger Partner Employee to any payment or benefit (or result in the funding of any such payment or benefit); (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former Merger Partner Employee; or (iii) accelerate the time of payment, funding or vesting of amounts due to any current or former Merger Partner Employee. No amount paid or payable by Merger Partner and its Affiliates (whether in cash, in property, or in the form of benefits) to any Merger Partner Employee as a result of the consummation of the Contemplated Transactions will, either alone or in conjunction with any other event, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Merger Partner Benefit Arrangement provides, and, with respect to the Merger Partner Employees, Merger Partner is not obligated to provide, or has an obligation to provide, compensation to any Person for excise taxes payable pursuant to Section 4999 of the Code or for taxes payable pursuant to Section 409A of the Code. (g) With respect to each Benefit Arrangement maintained primarily for current and former Merger Partner Employees located outside the United States (each, a “Merger Partner International Benefit Plan”), in all material respects (i) if intended to qualify for special Tax treatment, each Merger Partner International Benefit Plan is so qualified; (ii) if required to be registered with a Governmental Authority, is so registered; and (iii) the fair market value of the assets of each Merger Partner International Benefit Plan, the liability of each insurer for any

61 Merger Partner International Benefit Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. None of the members of the Merger Partner Group have been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item. (h) Within sixty (60) days of the date hereof, Merger Partner will provide a list as of the date hereof of the Merger Partner Employees, and includes the following information pertaining to each such Merger Partner Employee: (i) job title; (ii) location of employment (including, for U.S. employees, state of residence); (iii) employing Entity; (iv) annual base salary or hourly rate of pay; (v) bonus or other incentive opportunity; (vi) employment status (active or on leave, and, if on leave, expected return date); (vii) date of commencement of employment; (viii) notice period, if applicable; (ix) accrued and unused paid-time off; (x) with respect to U.S. Merger Partner Employees, status as exempt or nonexempt under the federal Fair Labor Standards Act or similar state law; and (xi) whether covered by the terms of a collective bargaining agreement. (i) Section 3.16(i) of the Merger Partner Disclosure Letter contains a true and complete list as of the date hereof of all independent contractors or consultants currently engaged by any member of the Merger Partner Group, containing (i) country where engaged (including, for U.S. based contractors, state where work was performed); (ii) engaging Entity (or Entity such individual provides services to, if different); (iii) whether the individual is engaged directly or via an intermediary; and (iv) amount paid to each such independent contractor or consultant, year to date in calendar year 2024. (j) To the Knowledge of Merger Partner, as of the date hereof, all Merger Partner Employees who are based and ordinarily working in the U.S. (the “U.S. Merger Partner Employees”) are authorized to work in the United States. Since the Statutory Lookback Date, each member of the Merger Partner Group has complied in all material respects with all applicable Laws regarding immigration and U.S. work authorization compliance, and, to the Knowledge of Merger Partner, has a valid Form I-9 on file for each U.S. Merger Partner Employee. To the Knowledge of Merger Partner, all Merger Partner Employees who are based and ordinarily working outside of the U.S. have the legal right to work in the country in which they are employed, and each of the members of the Merger Partner Group have complied in all material respects with their respective obligations under applicable non-U.S. Laws with respect to such Merger Partner Employees. (k) As of the date hereof, (i) there are no strikes or work stoppages pending or, to the Knowledge of Merger Partner, threatened by any Merger Partner Employees, (ii) no such strike or work stoppage involving Merger Partner Employees has occurred since the Lookback Date and (iii) to the Knowledge of Merger Partner, there is no organizing activity by any union or labor organization as to any Merger Partner Employees.

62 (l) Each of the members of the Merger Partner Group is, and since the Lookback Date has been, in material compliance with all applicable Laws directly applicable to the Merger Partner Business respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, employment classification, immigration, the WARN Act, plant closings and layoffs, the Fair Labor Standards Act, employment discrimination, equal opportunity, employee leave issues and unemployment insurance. (m) As at the date hereof, (i) there is no trade union recognized by, or works council, staff association or other employee representative body established by any member of the Merger Partner Group, (ii) there is no outstanding material dispute between any member of the Merger Partner Group and any trade union, or, to the Knowledge of Merger Partner, threatened in writing and (iii) there is no collective bargaining agreement or other labor arrangement in place or currently being negotiated with any trade union or employee representatives to which any member of the Merger Partner Group is a party or subject. Since the Lookback Date, none of the members of the Merger Partner Group has received any written requests for recognition from a trade union. (n) Except as set forth in Section 3.16(n) of the Merger Partner Disclosure Letter, (i) to the Knowledge of Merger Partner, since the Lookback Date, to the extent related to any Merger Partner Employee, the members of the Merger Partner Group have not received notice of any charge or complaint or of the intent to conduct an investigation (or notice that such an investigation is in progress) from, or pending before, any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational safety and health Laws and (ii) as of the date hereof, there is no charge, complaint, lawsuit, or other material proceeding pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group before any Governmental Authority by or on behalf of any Merger Partner Employee or former Merger Partner Employee or any applicant for employment as a Merger Partner Employee, in each case alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in the case of each of clause (i) and (ii), that would, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. (o) To the Knowledge of Merger Partner, since the Lookback Date, (i) no allegations of sexual or other harassment or misconduct have been made against any Merger Partner Senior Executive Employee and (ii) no Action is pending or threatened, and no settlement agreement has been entered into, with respect to any member of the Merger Partner Group involving allegations of sexual or other harassment or misconduct by any Merger Partner Employee, in each case, that, individually or in the aggregate, is reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. (p) Except as set forth in Section 3.16(p)(i) of the Merger Partner Disclosure Letter, since the Lookback Date, none of members of the Merger Partner Group has implemented any employee layoffs or plant closings that would require notice under the WARN Act. None of the members of the Merger Partner Group has any outstanding WARN Act liability. Section 3.16(p)(ii) of the Merger Partner Disclosure Letter, which shall be supplemented through Closing,

63 further contains an accurate and complete list of all employees who experience an “employment loss” (as defined in the WARN Act) during the ninety (90) days prior to the Closing Date, listing for each such employee the date and nature of the employment loss and the employee’s position and work location. (q) Since the Lookback Date, the members of the Merger Partner Group have not made, or started implementation of, any collective dismissals that have required or will require notification or consultation with any state authority, trade union, works or supervisory council, staff association or body representing or in relation to any of their employees. 3.17 Environmental Matters. Except as set forth in Section 3.17 of the Merger Partner Disclosure Letter, (a) each of the members of the Merger Partner Group is, and at all times since the Regulatory Lookback Date has been, in compliance in all material respects with all Environmental Laws applicable to the Merger Partner Business, (b) each of the members of the Merger Partner Group possess and are, and at all times since the Regulatory Lookback Date have been, in compliance in all material respects with all Environmental Permits that are required for the operation of the Merger Partner Business, (c) there are no Actions pending or, to the Knowledge of Merger Partner, threatened that seek the revocation, cancellation, or suspension of any of the Environmental Permits, (d) none of the members of the Merger Partner Group have received any written notice, complaint or claim, and there are no Actions pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group or with respect to the Merger Partner Business, in each case, alleging a violation of or Liability (including any investigatory, remedial or corrective action liability) under any Environmental Law that, in each case, would reasonably be expected to result in material Liability to any member of the Merger Partner Group, (e) none of the members of the Merger Partner Group is currently operating the Merger Partner Business subject to any Governmental Order addressing a violation of or Liability under any Environmental Law, (f) none of the members of the Merger Partner Group has assumed by contract or, to the Knowledge of Merger Partner, by operation of law, any material Liability of any Third Party arising under any Environmental Law and (g) there has been no Release of Hazardous Materials by any member of the Merger Partner Group or, to the Knowledge of Merger Partner, at, on, in, under or from (i) the Merger Partner Real Property, (ii) any real property formerly owned, leased, or operated by any member of the Merger Partner Group or (iii) at any facility to which any Hazardous Materials generated by the Merger Partner Business were sent for disposal, in each case of subclauses (i) through (iii), in a manner that could reasonably be expected to result in material liability under Environmental Law. Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, the representations and warranties in this Section 3.17 and in Section 3.7 shall be the sole representations and warranties of Merger Partner and Merger Sub with respect to environmental matters, Environmental Laws, Environmental Permits or Hazardous Materials. 3.18 Insurance. Except as would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each Insurance Policy and Self-Insurance program and arrangement relating to the Merger Partner Business and the members of the Merger Partner Group is binding and in full force and effect as of the date hereof. With respect to each such Insurance Policy, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, (i) all premiums with respect thereto are currently paid, (ii) none of the

64 members of the Merger Partner Group is in breach or default and, to the Knowledge of Merger Partner, no event has occurred which, with notice or lapse or time, would constitute a breach or default or permit termination or modification of the policy, (iii) none of the members of the Merger Partner Group has received any written notice of cancellation or non-renewal of the policy and (iv) the consummation of the Contemplated Transactions will not cause a breach, termination or modification of the policy. 3.19 Absence of Litigation. (a) Except as set forth in Section 3.19(a) of the Merger Partner Disclosure Letter, (i) there are no Actions pending or, to the Knowledge of Merger Partner, threatened, against any member of the Merger Partner Group which would, individually or in the aggregate, reasonably be expected to have a Merger Partner Material Adverse Effect and (ii) as of the date hereof, there are no Actions pending or, to the Knowledge of Merger Partner, threatened, against any member of the Merger Partner Group alleging Liabilities or Losses in excess of $1,000,000. (b) As of the date hereof, there are no Actions pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group that question the validity of, or seek injunctive relief with respect to, any of the Transaction Documents or the right of any member of the Merger Partner Group to enter into any of the Transaction Documents. (c) As of the date hereof, none of the Merger Partner Business or any member of the Merger Partner Group is a party to or subject to the provisions of any Governmental Order that would not, reasonably be expected (i) individually or in the aggregate, to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (ii) prevent or materially delay, materially interfere with or materially impair (A) the consummation by the members of the Merger Partner Group of the Contemplated Transactions or (B) the compliance by any member of the Merger Partner Group with the Transaction Documents. 3.20 Customers and Suppliers. (a) Section 3.20(a) of the Merger Partner Disclosure Letter sets forth (i) a correct and complete list identifying the top ten (10) customers of Merger Partner Business, measured by revenue recognized by the Merger Partner Business on a consolidated basis during the one (1)-year period ended on the Merger Partner Reference Balance Sheet Date (collectively, the “Merger Partner Top Customers”); and (ii) a correct and complete list identifying the top ten (10) suppliers of the Merger Partner Business, measured by expense incurred by the Merger Partner Business on a consolidated basis during the one (1)-year period ended on the Merger Partner Reference Balance Sheet Date (collectively, the “Merger Partner Top Suppliers”). (b) Since the Merger Partner Reference Balance Sheet Date through the date hereof, to the Knowledge of Merger Partner, Merger Partner has not received, from any Merger Partner Top Customer or Merger Partner Top Supplier, written communications (i) terminating, not renewing or materially reducing (or stating the intent to terminate, not renew or materially reduce), or materially altering the terms (or stating the intent to materially alter the terms) of such Merger Partner Top Customer’s or Merger Partner Top Supplier’s relationship with the members of the Merger Partner Group or (ii) indicating a material breach of the terms of any Contracts with

65 such Merger Partner Top Customer, or Merger Partner Top Supplier, in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. 3.21 Ownership of Remainco Ordinary Shares. None of the members of the Merger Partner Group owns any Equity Interests of any member of the Remainco Group. 3.22 Vote Required. The only vote of Merger Partner’s stockholders required to consummate the Contemplated Transactions is the affirmative vote of the holders of a majority of the shares of Merger Partner Common Stock present in person or by proxy at the Merger Partner Stockholders’ Meeting in favor of the approval of the issuance of the Merger Partner Common Stock pursuant to this Agreement for the purpose of approving such issuance pursuant to listing rules of the NYSE (the “Required Merger Partner Stockholder Vote”). Merger Partner is the sole member of Merger Sub. 3.23 Financial Advisors. Except for Global Leisure Partners LLP (“GLP”) and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Contemplated Transactions based upon arrangements made by or on behalf of any member of the Merger Partner Group. Prior to the date hereof, Merger Partner has provided Remainco with copies of all engagement letters and similar Contracts with GLP and Houlihan Lokey concerning or related to any of the Contemplated Transactions. 3.24 Valid Issuance. The Merger Partner Common Stock to be issued pursuant to the Merger has been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any restriction on resale under the Securities Act, other than restrictions imposed by Rule 144 and Rule 145 under the Securities Act. 3.25 Takeover Statutes. As of the date hereof, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which any member of the Merger Partner Group is a party or otherwise is bound. The Contemplated Transactions are and, as of the Closing, shall be exempt from any such stockholder rights plan, “poison pill,” anti- takeover plan or other similar device adopted prior to the Closing to which any member of the Merger Partner Group is a party or otherwise is bound. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested stockholder,” “stockholder protection” or other similar anti-takeover law applicable to Merger Partner or Merger Sub enacted under Law applies to this Agreement, the Merger or any other Contemplated Transactions. 3.26 Financing; Securities Offering. (a) As of the date hereof, the Commitment Letter has not been amended, waived or modified, by or with the consent of Merger Partner and, to the Knowledge of Merger Partner, the respective commitments contained in the Commitment Letter have not been withdrawn, modified or rescinded in any respect. Except for the Commitment Letter, Merger Partner has not entered into any side letters or other contracts, instruments or other commitments, obligations or arrangements (whether written or oral) related to the funding of the full amount of

66 the Financing, other than as expressly set forth in the Commitment Letter and delivered to Remainco prior to the date hereof. (b) The Commitment Letter is a legal, valid and binding obligation of Merger Partner and, to the Knowledge of Merger Partner, the other parties thereto (other than Spinco). As of the date hereof, no event has occurred, and on the Closing Date, no event shall have occurred and be continuing, which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Merger Partner under any term or condition of the Commitment Letter. As of the date hereof, assuming (i) compliance by Remainco and Spinco with the covenants and obligations contained in the Transaction Documents and (ii) the accuracy of the representations and warranties made by Remainco and Spinco in this Agreement, Merger Partner (A) is not aware of any fact, occurrence or condition that would cause the commitments provided in the Commitment Letter to be terminated or to become ineffective and (B) has no reason to believe that any of the conditions to the Financing (which are within its control) will not be satisfied on a timely basis or that the Financing will not be available to a member of the Merger Partner Group or a member of the Spinco Group at Closing. (c) Merger Partner has fully paid, after giving effect to any payments made pursuant to Section 5.12(d), its Pro Rata Portion of all Commitment Fees to be paid on or before the date hereof and will continue to pay in full, after giving effect to any payments made pursuant to Section 5.12(d) (subject to the provisions thereof), its Pro Rata Portion of any such Commitment Fees required to be paid pursuant to the terms of the Commitment Letter as and when they become due and payable prior to the Closing Date. (d) Merger Partner has fully paid its Pro Rata Portion of all fees, expenses, commissions and other amounts in connection with any Securities Offering (including escrowed deposits of pre-funded potential interest payments in connection with any Securities Offering funded into escrow prior to the Closing) required to be paid on or before the date hereof and will continue to pay in full its Pro Rata Portion of any such amounts required to be paid in connection with any Securities Offering (including escrowed deposits of pre-funded potential interest payments in connection with any Securities Offering funded into escrow prior to the Closing) as and when they become due and payable prior to the Closing Date. (e) Assuming (i) the accuracy of the representations and warranties set forth in Article II and (ii) satisfaction of the conditions to Merger Partner’s obligation to consummate the Merger (including compliance by Spinco and Remainco with their respective covenants and obligations contained in the Transaction Documents), or waiver of such conditions, upon the consummation of the Contemplated Transactions and the other Transaction Documents, Merger Partner will be Solvent. 3.27 Data Privacy and Information Security. (a) The members of the Merger Partner Group and, to the Knowledge of Merger Partner, the Merger Partner Group Data Processors and other Persons with whom the Merger Partner Group has shared Personal Data, in each case since the Lookback Date, (i) have complied with applicable Privacy Laws, Merger Partner Privacy Policies and other Contracts relating to the collection, use, protection, or processing of Merger Partner IT Systems or Merger Partner Data,

67 (ii) have not suffered and are not currently suffering a Security Incident and (iii) have not been subject to any complaints, litigation or regulatory investigations or enforcement actions from any Person or Governmental Authority and have not received any notices or inquiries alleging noncompliance with any applicable Privacy Laws in each case, except in the case of each of clause (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. To the Knowledge of Merger Partner, neither the execution, delivery or performance of any of the Transaction Documents, nor the consummation of the Contemplated Transactions, violate any Privacy Laws or Merger Partner Privacy Policies, except as, individually or in the aggregate, would not reasonably be expected to (A) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair (1) the consummation by the members of the Merger Partner Group of any of the Contemplated Transactions or (2) the compliance by any member of the Merger Partner Group with the Transaction Documents. When any member of the Merger Partner Group uses a Merger Partner Data Processor to Process Personal Data, the relevant Merger Partner Data Processor has provided guarantees, warranties or covenants in relation to the Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the relevant member of the Merger Partner Group’s material compliance with applicable Privacy Law. (b) Merger Partner has established and maintains a Merger Partner Information Security Program, and since the Lookback Date there have been no material violations of the Merger Partner Information Security Program. The Merger Partner Information Security Program has been assessed and tested on a no less than annual basis; all critical and high risks and vulnerabilities have been remediated; and the Merger Partner Information Security Program has proven sufficient and compliant with applicable Privacy Laws in all material respects. The Merger Partner IT Systems currently used by the members of the Merger Partner Group are in good working condition, do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the Merger Partner Business. All Merger Partner Data will continue to be available for Processing by the relevant member of the Merger Partner Group following the Closing on substantially the same terms and conditions as existed immediately before the Closing. 3.28 Gaming Approvals and Licensing Matters. The Merger Partner Required Gaming Licensees are the only Persons who will required to be authorized, licensed or found suitable under any Gaming Laws in connection with the consummation of the transactions contemplated by any of the Transaction Documents. None of the Merger Partner Required Gaming Licensees, Merger Partner or any of their respective Affiliates or Representatives, any beneficial owner of five percent (5%) or more of the voting stock or equity interests of Merger Partner or, to the Knowledge of Merger Partner, any lender of Merger Partner or its Affiliates, in each case who or which will be required to be authorized, licensed or found suitable under any Gaming Laws in connection with the consummation of the transactions contemplated by any of the Transaction Documents, has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority, had any gaming license or approval revoked, suspended or denied, and there are no conditions, constraints, limitations or qualifications existing with respect to any gaming license or approval previously granted to Merger Partner or any of its Affiliates. There are no facts or circumstances with respect to any Merger Partner Required Gaming Licensee, Merger Partner or any of Merger Partner’s Affiliates insofar as such Affiliate-owned interest would

68 be attributable to any Merger Partner Required Gaming Licensee or Merger Partner under any Gaming Laws, that would prevent or materially delay receipt of any Gaming Approvals. Each Affiliate of Merger Partner that is required to be authorized or licensed under any Gaming Laws (other than with respect to the Contemplated Transactions) is in possession of all Permits under any Gaming Laws necessary to own, lease and operate its properties and assets, and to carry on and operate its business as currently conducted, and such Permits are in full force and effect. Each member of the Merger Partner Group and its Affiliates are in compliance with all Gaming Laws in all material respects. 3.29 Fairness Opinion. The Board of Directors (in such capacity) of Merger Partner has received the written opinion of Houlihan Lokey to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations, conditions, qualifications and other matters considered in connection with the preparation of such opinion, the number of shares of Merger Partner Common Stock to be issued by Merger Partner in the Merger pursuant to this Agreement was fair, from a financial point of view, to Merger Partner. It is agreed and understood that such opinion is for the benefit of the Merger Partner Board and may not be relied on by Remainco or Spinco for any purpose. A written copy of such opinion will be delivered to Remainco promptly following the date hereof, solely for informational purposes. 3.30 Acknowledgement by Merger Partner and Merger Sub. Neither Merger Partner nor Merger Sub is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article II or in any of the other Transaction Documents. The representations and warranties by Remainco and Spinco contained in Article II or in any of the other Transaction Documents constitute the sole and exclusive representations and warranties of Remainco, the members of the Remainco Group and their respective Representatives in connection with the Contemplated Transactions, and each of Merger Partner and Merger Sub understand, acknowledge and agree that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Remainco and Spinco. Without limiting the generality of the foregoing, each of Merger Partner and Merger Sub acknowledges that, except for the representations and warranties of Remainco and Spinco contained in Article II or in any of the other Transaction Documents, no representations or warranties are made by Remainco or Spinco or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Merger Partner or Merger Sub or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to Merger Partner or Merger Sub or any of their respective Representatives. Notwithstanding the foregoing, nothing in this Section 3.30 shall limit Merger Partner’s rights and remedies in the event of Fraud. 3.31 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions and it has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions. As of the date hereof, Merger Sub does not have any assets or liabilities other than those incident to its formation or related to the evaluation, negotiation and execution of the Transaction Documents.

69 ARTICLE IV CERTAIN COVENANTS OF THE PARTIES REGARDING OPERATIONS DURING THE PRE-CLOSING PERIOD 4.1 Access and Investigation. During the period commencing on the date hereof and ending as of the earlier of (x) the termination of this Agreement and (y) the Merger Effective Time (the “Pre-Closing Period”), subject to applicable Law, upon reasonable advance notice, Remainco and Merger Partner shall each, and shall cause each member of their respective Groups to (a) provide the Representatives of the other party with reasonable access during normal business hours to its Representatives and assets and to all existing books, records, work papers and other documents and information relating to such Entity or any member of its respective Group (but in the case of the members of the Remainco Group, solely as it relates to the Spinco Business or the Spinco Group), in each case as reasonably requested by Merger Partner or Remainco (as the case may be); provided that such access shall be conducted at the requesting party’s sole expense, in accordance with applicable Laws (including any applicable Laws relating to antitrust, competition, employment or privacy issues), under the supervision of the non-requesting party or its personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the non-requesting party; (b) provide the Representatives of the other party with such copies of the existing books, records, work papers and other documents and information relating to such Entity and the other members of its respective Group (but in the case of the members of the Remainco Group, solely as it relates to the Spinco Business or the Spinco Group) as reasonably requested by Merger Partner or Remainco (as the case may be); and (c) provide (1) any material notice, report or other document received by any member of such party’s Group from any Governmental Authority, including any report of examination conducted by a Governmental Authority in connection with Money Services Laws or compliance with other Laws, and (2) any notice of any inquiry from a Governmental Authority regarding any member of such party’s Group’s compliance with Laws promptly following the receipt of such inquiry. During the Pre- Closing Period, Remainco and Merger Partner shall, and shall use reasonable best efforts to cause their respective Representatives to, cause their senior officers to meet, upon reasonable notice and during normal business hours, with their respective officers responsible for Remainco’s and Merger Partner’s financial statements and the internal controls, respectively, to discuss such matters as Remainco or Merger Partner may deem necessary or appropriate to enable Remainco or Merger Partner to comply following the Closing with applicable securities Laws. Subject to Section 5.4 and without limiting the generality of any of the foregoing, during the Pre-Closing Period, Remainco and Merger Partner shall provide the other with copies of any notice, report or other document filed with or sent to any Governmental Authority on behalf of any member of the Remainco Group or any member of the Merger Partner Group, respectively, in connection with any of the Contemplated Transactions a reasonable time in advance of the filing or sending of such document to permit a review thereof. Nothing in this Agreement shall require Remainco or Merger Partner to disclose any information if, in the reasonable judgement of Remainco or Merger Partner, as applicable, such disclosure would (i) jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine, (ii) contravene any applicable Law or any Governmental Order, fiduciary duty or contractual confidentiality obligation, (iii) jeopardize the health and safety of any employee of Remainco or Merger Partner, as applicable, or (iv) result in competitive harm to any member of the Remainco Group or any member of the Merger Partner Group, it being understood that Remainco and Merger Partner shall each use commercially

70 reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case, that would enable any otherwise required disclosure to the other party to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law, Governmental Order, fiduciary duty or contractual confidentiality obligation. All information exchanged pursuant to this Section 4.1 shall be subject to the Confidentiality Agreements. This Section 4.1 shall not apply with respect to any Tax matters. Nothing in this Section 4.1 shall require any member of the Remainco Group to provide any information to any member of the Merger Partner Group relating to any Excluded Matter. 4.2 Operation of the Spinco Business. (a) Except as required by applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as required or contemplated by any Contract set forth on the Remainco Disclosure Letter, as reasonably necessary to consummate the Separation or as set forth in Section 4.2 of the Remainco Disclosure Letter, during the Pre-Closing Period, unless Merger Partner otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Remainco shall, and shall cause the other members of the Remainco Group (subject in the case of members of the Remainco Group which are not wholly owned to applicable fiduciary duties) to, use (i) reasonable best efforts to (A) conduct the business and operations of the Spinco Business in all material respects in the ordinary course of business consistent with past practice (to the extent within Remainco’s control) and (B) to the extent consistent therewith, preserve intact in all material respects the material components of their current business organization and maintain satisfactory relations and goodwill with all Spinco Top Customers, all Spinco Top Suppliers, all material licensors and all Governmental Authorities, and (ii) commercially reasonable efforts to maintain satisfactory relations and goodwill with all other customers, suppliers and licensors, in each case of the foregoing clauses (i) and (ii), to the extent related to the Spinco Business. (b) Except as required by applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as reasonably necessary to consummate the Separation or as set forth in Section 4.2 of the Remainco Disclosure Letter, during the Pre-Closing Period, unless Merger Partner otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Remainco shall not, and shall cause the other members of the Remainco Group (subject in the case of members of the Remainco Group which are not wholly-owned to applicable fiduciary duties) not to, take any of the following actions (it being agreed that compliance with this clause (b) shall not be deemed to be a breach by Remainco of Section 4.2(a)): (i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Equity Interests of any member of the Spinco Group or other securities of any member of the Spinco Group, or repurchase, redeem or otherwise reacquire any Equity Interests of any member of the Spinco Group or other securities of any member of the Spinco Group, other than dividends or distributions between or among any of the members of the Spinco Group; provided that members of the Spinco Group shall be permitted to distribute or dividend any cash or any Remainco Retained Assets to any member of the Remainco Group, or (B) declare, accrue, set aside or pay any dividend or make any distribution on any

71 Equity Interest of Remainco if doing so would reasonably be expected to prevent the delivery of the Solvency Opinion with respect to Remainco; (ii) amend the Organizational Documents of Remainco or any member of the Spinco Group in a manner adverse to Merger Partner; (iii) with respect to the Spinco Business, enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close or dispose of any material plant, facility or other business operation; (iv) (A) sell, transfer, assign, lease, license, exchange or otherwise dispose of, other than in the ordinary course of business or to any member of the Spinco Group, any Spinco Assets, that is, in the case of this clause (A), material to the Spinco Business or to the members of the Spinco Group, taken as a whole (each such Spinco Asset, a “Material Spinco Business Asset”); or (B) other than in the ordinary course of business, grant any Encumbrance other than a Permitted Encumbrance on any Material Spinco Business Asset that will not be released prior to or at the Closing; (v) (A) with respect to the Spinco Business, incur any Indebtedness, or assume, grant, guaranty or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances to any Person, in each case, other than the incurrence or guaranty of Indebtedness (I) in the ordinary course of business, (II) or the making of loans between members of the Remainco Group, (III) that will be settled or repaid in full, or canceled or terminated, or that will otherwise cease to be an obligation of a member of the Remainco Group at or prior to the Closing, or (IV) that does not exceed $20,000,000 individually or $40,000,000 in the aggregate; provided that no such Indebtedness incurred pursuant to clause (I) or clause (II) by any member of the Spinco Group shall include any prepayment penalties or fees and all such Indebtedness shall have terms that permit its repayment at or prior to the Closing or (B) with respect to the Remainco Retained Business, incur any Indebtedness, or assume, grant, guaranty or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances to any Person, if doing so would reasonably be expected to prevent the delivery of the Solvency Opinion with respect to Remainco; (vi) (A) with respect to the Spinco Business, except as permitted by Section 4.5(i), acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or (B) with respect to Remainco or any member of the Spinco Group, liquidate, dissolve, restructure or reorganize or adopt a plan or agreement therefor; (vii) (A) sell, issue, grant, transfer, repurchase, subject to any Encumbrance or redeem, or authorize the sale, issuance, grant, transfer, repurchase,

72 Encumbrance or redemption of, any Equity Interest or other securities of any member of the Spinco Group (other than to any member of the Remainco Group), or (B) reclassify, split, combine, subdivide or redeem any Equity Interests or other securities of any member of the Spinco Group; (viii) with respect to any Remainco Equity Awards held by any Spinco Employee, except as otherwise required by the terms of any Remainco Benefit Arrangement or any Spinco Benefit Arrangement as in effect on the date hereof, (A) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Remainco Equity Plans, (B) amend any provision of any Contract evidencing any such outstanding Remainco Equity Award, (C) otherwise modify any of the terms of any such outstanding Remainco Equity Award or related Contract or (D) grant any Remainco Equity Award to any Spinco Employee; (ix) other than to the extent required by applicable Law or the terms of any Remainco Benefit Arrangement or any Spinco Benefit Arrangement as in effect on the date hereof, or to the extent required for the members of the Remainco Group to comply with their respective obligations under the Employee Matters Agreement, (A) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Spinco Benefit Arrangement (or any benefit plan, program, agreement or arrangement that would be a Spinco Benefit Arrangement if in effect on the date hereof), except that Remainco and its Affiliates may make amendments or modifications to such Spinco Benefit Arrangements in the ordinary course of business in connection with annual enrollment, (B) except as permitted under clause (A) hereof as a result of amendments to a Remainco Benefit Arrangement made in the ordinary course of business or otherwise applicable to similarly situated employees of a member of the Remainco Group, modify the compensation or benefits of any Spinco Employee, (C) accelerate the timing of payment, funding or vesting under any Spinco Benefit Arrangement or make any discretionary payment under or contribution to any Spinco Benefit Arrangement or (D) hire or terminate the employment of any Spinco Employee with a title above Vice President (each, a “Spinco Senior Executive Employee”) or any Spinco Employee who would be a Spinco Senior Executive Employee if employed on the date hereof, other than to fill any vacancy or terminate any Spinco Senior Executive Employee for cause; (x) (A) amend any existing, or enter into any new, employment, change in control, severance, termination or retention agreements with any Spinco Employees (other than agreements terminable for any or no reason on no more than thirty (30) days’ notice (or statutory notice, if longer) without resulting in any payment, other obligation or penalty) or (B) modify or waive any non-competition, non-solicitation, confidentiality or other similar obligation of any Spinco Employee; (xi) other than in the ordinary course of business or with respect to transfers of any Spinco Employee who is an Inactive Employee (as defined in the Employee Matters Agreement), transfer or reallocate the employment or services

73 of any Spinco Employee to a member of the Remainco Group (other than a member of the Spinco Group) if such transfer or reallocation would result in such employee no longer being a Spinco Employee, or transfer or reallocate the employment or services of any employee of any member of the Remainco Group (other than a member of the Spinco Group) who is not a Spinco Employee to the Spinco Business if such transfer or reallocation would result in such employee becoming a Spinco Employee; (xii) grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining agreement or similar agreement with any labor union, labor organization, works council or other staff representative body, in each case, if doing so would be adverse to the Spinco Business; (xiii) enter into, amend in any material respect, terminate or waive performance of any material terms under, any Spinco Real Property Lease or any Spinco Material Contract, other than (A) amendments that in the aggregate are not materially adverse to the Spinco Business, (B) in the ordinary course of business or (C) in the case of terminations, other than any termination of any Spinco Real Property Lease or any Spinco Material Contract occurring pursuant to the terms thereof; (xiv) enter into any settlement or release with respect to any Action against any member of the Spinco Group, other than (A) settlements for the payment of liabilities reflected or reserved against in the Spinco Business Financial Statements or of amounts that do not exceed $2,500,000 individually or $5,000,000 in the aggregate or (B) any settlement or release in the ordinary course of business, including any settlement of any action involving any Spinco Employees or any Spinco Former Employees; provided that such settlements and releases (1) do not impose any restrictions on the operation of the Spinco Business following the Merger Effective Time, (2) do not admit wrongdoing, and (3) include a full release of the members of the Spinco Group; (xv) with respect to the Spinco Business, (A) make or commit to make any capital expenditures for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $10,000,000 or in the aggregate in excess of $40,000,000; provided that in addition to the foregoing, the Spinco Business shall be permitted to make capital expenditures in the aggregate in an amount up to the aggregate amount of capital expenditures contemplated by the Spinco Budget for the period ending on the date three (3) months after the Outside Date or (B) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by the Spinco Budget; (xvi) with respect to the members of the Spinco Group or the Spinco Business, other than (A) in the ordinary course of business and consistent with past practices or (B) as required by concurrent changes in applicable Laws, GAAP or SEC rules and regulations, change any of its methods of accounting or accounting policies in any material respect;

74 (xvii) other than as required by applicable Law consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting other than in the ordinary course of business, (B) make, change or rescind any Tax election other than in the ordinary course of business, (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes, (D) file any amended income or other material Tax Return or claim for refund, in each case, other than in the ordinary course of business, (E) make, rescind or amend any claim for Group Relief in a manner which affects the liability to Tax a member of the Spinco Group, (F) enter into any closing agreement relating to Taxes or (G) waive or extend the statute of limitations in respect of Taxes other than in the ordinary course of business; in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to any member of the Spinco Group; (xviii) with respect to the members of the Spinco Group or the Spinco Business, change in any material respect its cash management practices, policies or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, from such practices, policies or procedures with respect thereto used by the Spinco Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Spinco Group or the Spinco Business that is outside of the ordinary course of business consistent with past practices, in each case including (A) taking (or omitting to take) any action that would have the effect of materially accelerating revenues, cash receipts or the collection of accounts receivable to pre-Closing periods that would otherwise be expected to take the place or be incurred in post- Closing periods or (B) taking (or omitting to take) any action that would have the effect of materially delaying or postponing the payment of any accounts payable to post-Closing periods that would otherwise be expected to be paid in pre-Closing periods; (xix) take any action that will create a notice obligation or other liability under the WARN Act with respect to any Spinco Employee; (xx) other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign or grant any security interest in, to or under any material Spinco Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Spinco Intellectual Property; (xxi) with respect to the Spinco Business, permit to expire or fail to timely renew any material Permit;

75 (xxii) with respect to the members of the Spinco Group and the Spinco Business, fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or (xxiii) enter into any legally binding commitment with respect to any of the foregoing. (c) During the Pre-Closing Period, Remainco shall promptly notify Merger Partner of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VI impossible or that has had or would reasonably be expected to have or result in a Spinco Material Adverse Effect. No notification given to Merger Partner pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Remainco contained in this Agreement or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 4.2(c) shall not constitute the failure of any condition set forth in Article VI to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in Article VI to be satisfied. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 4.2 shall be deemed to limit (i) the transfer of the Remainco Retained Assets or the assumption of the Remainco Retained Liabilities prior to the Closing, or (ii) Remainco’s ability to cause the other members of the Remainco Group to make any of the transfers or take such other actions contemplated by the Separation Plan or the Separation Agreement. In furtherance of the foregoing, Merger Partner acknowledges that prior to the Closing, Remainco intends to remove from all of the Spinco Real Property any Remainco Books and Records and any Remainco Retained Assets and such actions by the members of the Remainco Group shall not be considered a breach of this Agreement. 4.3 Operation of the Merger Partner Business. (a) Except as required by applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as required or contemplated by any Contract set forth on the Merger Partner Disclosure Letter or as set forth in Section 4.3 of the Merger Partner Disclosure Letter, during the Pre-Closing Period, unless Remainco otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Merger Partner shall, and shall cause the other members of the Merger Partner Group (subject in the case of members of the Merger Partner Group which are not wholly owned to applicable fiduciary duties) to, use (i) reasonable best efforts to (A) conduct the business and operations of the Merger Partner Business in all material respects in the ordinary course of business consistent with past practice (to the extent within Merger Partner’s control), and (B) to the extent consistent therewith, preserve intact in all material respects the material components of their current business organization and maintain satisfactory relations and goodwill with all Merger Partner Top Customers, Merger Partner Top Suppliers, material licensors and Governmental Authorities and (ii) commercially reasonable efforts to maintain satisfactory relations and goodwill with all other customers, suppliers and licensors.

76 (b) Except as required by applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as set forth in Section 4.3 of the Merger Partner Disclosure Letter, during the Pre-Closing Period, unless Remainco otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Merger Partner shall not, and shall cause the other members of the Merger Partner Group (subject in the case of members of the Merger Partner Group which are not wholly owned to applicable fiduciary duties) not to, take any of the following actions, (it being agreed that compliance with this clause (b) shall not be deemed to be a breach by Merger Partner of Section 4.3(a)): (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Equity Interests or other securities, or repurchase, redeem or otherwise reacquire any Equity Interests or other securities of any member of the Merger Partner Group, other than (A) dividends or distributions between or among any member of the Merger Partner Group; and (B) in connection with the withholding of Taxes in connection with the vesting of Merger Partner Equity Awards (to the extent required by the terms as of the date hereof or in the ordinary course consistent with past practice) or forfeitures of Merger Partner Equity Awards; (ii) amend the Organizational Documents of any member of the Merger Partner Group in a manner adverse to Spinco or Remainco’s shareholders; (iii) enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close or dispose of any material plant, facility or other business operation; (iv) (A) sell, transfer, assign, lease, license, exchange or otherwise dispose of, other than in the ordinary course of business or to any member of the Merger Partner Group, any asset of any member of the Merger Partner Group or the Merger Partner Business, that is, in the case of this clause (A), material to the Merger Partner Business or to the members of the Merger Partner Group (each such asset (individually or in the aggregate), a “Material Merger Partner Business Asset”); or (B) other than in the ordinary course of business, grant any Encumbrance other than a Permitted Encumbrance on any Material Merger Partner Business Asset that will not be released prior to or at the Closing; (v) incur any Indebtedness, or assume, grant, guaranty or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, in each case, other than the incurrence or guaranty of Indebtedness (A) in the ordinary course of business, (B) or the making of loans between members of the Merger Partner Group, (C) that will be settled or repaid in full, or canceled or terminated, or that will otherwise cease to be an obligation of the members of the Merger Partner Group at or prior to the Closing or (D) that does not exceed $10,000,000 individually or $20,000,000 in the aggregate; provided that no such Indebtedness incurred pursuant to clause (A) or clause (B) shall include any prepayment penalties or fees and all such Indebtedness shall have terms that permit its repayment at or prior to the Closing;

77 (vi) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or (B) liquidate, dissolve, restructure or reorganize or adopt a plan or agreement therefor; (vii) (A) sell, issue, grant, transfer, repurchase, subject to any Encumbrance or redeem, or authorize the sale, issuance, grant, transfer, repurchase, Encumbrance or redemption of, any Equity Interest or other securities of any member of the Merger Partner Group (except that Merger Partner may issue shares of Merger Partner Common Stock upon the vesting of any Merger Partner Equity Awards outstanding as of the date hereof pursuant to the terms of such Merger Partner Equity Award as in effect on the date hereof), or (B) reclassify, split, combine, subdivide or redeem any Equity Interests or other securities of any member of the Merger Partner Group; (viii) with respect to any Merger Partner Equity Awards, except as otherwise required by the terms of any Merger Partner Benefit Arrangement as in effect on the date hereof, (A) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Merger Partner Equity Plans, (B) amend any provision of any Contract evidencing any outstanding Merger Partner Equity Award, (C) otherwise modify any of the terms of any outstanding Merger Partner Equity Award or related Contract or (D) grant any Merger Partner Equity Award; (ix) other than to the extent required by applicable Laws the terms of any Merger Partner Benefit Arrangement as in effect on the date hereof, to the extent required for the members of the Merger Partner Group to comply with their respective obligations under the Employee Matters Agreement, (A) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Merger Partner Benefit Arrangement (or any benefit plan, program, agreement or arrangement that would be a Merger Partner Benefit Arrangement if in effect on the date hereof), except that Merger Partner and its Affiliates may make amendments or modifications to such Merger Partner Benefit Arrangements in the ordinary course of business in connection with annual enrollment, (B) except as permitted under clause (A) hereof as a result of amendments to a Merger Partner Benefit Arrangement made in the ordinary course of business, modify the compensation or benefits of any Merger Partner Employee, (C) accelerate the timing of payment, funding or vesting under any Merger Partner Benefit Arrangement or make any discretionary payment under or contribution to any Merger Partner Benefit Arrangement or (D) hire or terminate the employment of any employee with a title above Vice President (each, a “Merger Partner Senior Executive Employee”) or any employee who would be a Merger Partner Senior Executive Employee if employed on the date hereof, other than to fill any vacancy or terminate any Merger Partner Senior Executive Employee for cause; (x) (A) enter into any new employment, change in control, severance, termination or retention agreements with any Merger Partner Employees (other

78 than agreements terminable for any or no reason on no more than thirty (30) days’ notice (or statutory notice, if longer) without resulting in any payment, other obligation or penalty) or (B) modify or waive any non-competition, non- solicitation, confidentiality or other similar obligation of any Merger Partner Employee; (xi) grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining agreement or similar agreement with any labor union, labor organization, works council or other staff representative body, in each case, if doing so would be adverse to the Merger Partner Business; (xii) enter into, amend in any material respect, terminate or waive performance of any material terms under, any Merger Partner Real Property Lease or any Merger Partner Material Contract, other than (A) amendments that in the aggregate are not materially adverse to the Merger Partner Business, (B) in the ordinary course of business or (C) in the case of terminations, other than any termination of any Merger Partner Real Property Lease or any Merger Partner Material Contract occurring pursuant to the terms thereof; (xiii) enter into any settlement or release with respect to any Action against any member of the Merger Partner Group, other than (A) settlements for the payment of liabilities reflected or reserved against in Merger Partner’s financial statements or of amounts that do not exceed $1,250,000 individually or $2,500,000 in the aggregate or (B) any settlement or release in the ordinary course of business, including any settlement of any action involving any Merger Partner Employees; (xiv) (A) make or commit to make any capital expenditures for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $5,000,000 or in the aggregate in excess of $20,000,000; provided that in addition to the foregoing, the Merger Partner Business shall be permitted to make capital expenditures in the aggregate in an amount up to the aggregate amount of capital expenditures contemplated by the Merger Partner Budget for the period ending on the date three (3) months after the Outside Date or (B) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by the Merger Partner Budget; (xv) other than (A) in the ordinary course of business and consistent with past practices or (B) as required by concurrent changes in applicable Laws, GAAP or SEC rules and regulations, change any of its methods of accounting or accounting policies in any material respect; (xvi) other than as required by applicable Law consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting other than in the ordinary course of business, (B) make, change or rescind any Tax election other than in the ordinary course of business, (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes, (D) file any amended income or other material Tax Return or claim for

79 refund, in each case, other than in the ordinary course of business, (E) make, rescind or amend any claim for Group Relief in a manner which affects the liability to Tax a member of the Merger Partner Group, (F) enter into any closing agreement relating to Taxes or (G) waive or extend the statute of limitations in respect of Taxes other than in the ordinary course of business, in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to any member of the Merger Partner Group; (xvii) change in any material respect its cash management practices, policies or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, from such practices, policies or procedures with respect thereto used by the Merger Partner Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Merger Partner Group or the Merger Partner Business that is outside of the ordinary course of business consistent with past practices, in each case including (A) taking (or omitting to take) any action that would have the effect of materially accelerating revenues, cash receipts or the collection of accounts receivable to pre-Closing periods that would otherwise be expected to take the place or be incurred in post-Closing periods or (B) taking (or omitting to take) any action that would have the effect of materially delaying or postponing the payment of any accounts payable to post-Closing periods that would otherwise be expected to be paid in pre-Closing periods; (xviii) take any action that will create a notice obligation or other liability under the WARN Act; (xix) other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign or grant any security interest in, to or under any material Merger Partner IP, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Merger Partner IP; (xx) permit to expire or fail to timely renew any material Permit, including any Money Services Permit; (xxi) fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or (xxii) enter into any legally binding commitment with respect to any of the foregoing.

80 (c) During the Pre-Closing Period, Merger Partner shall promptly notify Remainco of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VII impossible or that has had or would reasonably be expected to have or result in a Merger Partner Material Adverse Effect. No notification given to Remainco pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Merger Partner contained in this Agreement or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 4.3(c) shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in Article VII to be satisfied. 4.4 Control of Other Party’s Business. Nothing contained in this Agreement shall give Remainco or Spinco, directly or indirectly, the right to control or direct Merger Partner’s operations prior to the Merger Effective Time. Nothing contained in this Agreement shall give Merger Partner, directly or indirectly, the right to control or direct the operations of the Spinco Business (prior to the Merger Effective Time) or the Remainco Retained Business. Prior to the Merger Effective Time, Remainco, Spinco and Merger Partner shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations. 4.5 No Shop. (a) During the Pre-Closing Period, Merger Partner shall not, directly or indirectly, and Merger Partner shall cause the other members of the Merger Partner Group and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; (ii) furnish any information regarding any member of the Merger Partner Group to any Person in connection with or in response to any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; (iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner (other than to state that they are not currently permitted to have discussions); (iv) approve, endorse or recommend any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; or (v) enter into any letter of intent or similar Contract contemplating or relating to any Acquisition Transaction or any Acquisition Inquiry with respect to Merger Partner (excluding any Permitted Confidentiality Agreements). (b) During the Pre-Closing Period, Remainco shall not, directly or indirectly, and Remainco shall cause the other members of the Remainco Group and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; (ii) furnish any information regarding any member of the Remainco Group to any Person in connection with or in response to any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; (iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the

81 Spinco Group or the Spinco Business (other than to state that they are not currently permitted to have discussions); (iv) approve, endorse or recommend any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; or (v) enter into any letter of intent or similar Contract contemplating or relating to any Acquisition Transaction or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business (excluding any Permitted Confidentiality Agreements). Notwithstanding anything to the contrary in this Section 4.5 or Section 5.3, Remainco shall be permitted to engage in discussions and negotiations with and provide information to and make recommendations to Delta in connection with, related to or otherwise concerning any Acquisition Proposal or any Acquisition Inquiry by a Third Party with respect to Remainco, the members of the Spinco Group or the Spinco Business (and such actions shall not be a breach of this Agreement, a Remainco Change in Recommendation or a Remainco Triggering Event); provided that if Delta submitted such Acquisition Inquiry or such Acquisition Proposal with respect to Remainco, the members of the Spinco Group or the Spinco Business, then this sentence shall not apply. (c) Notwithstanding anything to the contrary contained in Section 4.5(a), if at any time on or after the date hereof and prior to obtaining the Required Merger Partner Stockholder Vote (and in no event after obtaining the Required Merger Partner Stockholder Vote), (i) Merger Partner shall receive a written Acquisition Proposal with respect to Merger Partner that did not result from a breach (other than a de minimis breach) of Section 4.5(a) and (ii) the Merger Partner Board determines in good faith (x) after consultation with Merger Partner’s financial advisors that such Acquisition Proposal is or would reasonably be expected to lead to a Merger Partner Superior Proposal and (y) after consultation with Merger Partner’s outside legal counsel that the failure to take the following actions would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board under applicable Law, then Merger Partner may (A) furnish information regarding the members of the Merger Partner Group (it being understood that in no event shall any member of the Merger Partner Group or their respective Representatives furnish any information regarding the members of the Remainco Group (including the members of the Spinco Group or the Spinco Business) to the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal) or (B) enter into discussions and negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal; provided that (1) prior to furnishing any such information to such Person, Merger Partner receives from such Person an executed confidentiality agreement that contains customary provisions (including nondisclosure provisions, use restrictions and non- solicitation provisions) at least as favorable in the aggregate to Merger Partner as the provisions of the Confidentiality Agreements as in effect immediately prior to the date hereof and allows for Merger Partner to comply with its obligations in this Agreement; (2) Merger Partner gives Remainco prompt notice of any such determination by the Merger Partner Board (which notice shall be no later than thirty-six (36) hours after such determination by the Merger Partner Board and prior to Merger Partner or any of its Representatives taking any of the actions described in clause (A) or clause (B)); and (3) Merger Partner furnishes or Makes Available to Remainco any non-public information furnished or Made Available to such Person (to the extent such information has not been previously furnished or Made Available by Merger Partner to Remainco) prior to or substantially concurrent with the time it is provided or made available to such Person. (d) Except as expressly permitted by Section 5.2(c), during the Pre-Closing Period, the Merger Partner Board (or any committee thereof) shall not (i) effect a Merger Partner

82 Change in Recommendation, (ii) adopt, approve, endorse, declare advisable or recommend to Merger Partner’s stockholders an Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions, (iii) fail to publicly reaffirm the Merger Partner Board Recommendation within ten (10) Business Days following receipt of a written request by Remainco to provide such reaffirmation after an Acquisition Proposal shall have been publicly disclosed or shall have become publicly known; provided that Remainco may only make such request once with respect to any Acquisition Proposal with respect to Merger Partner and once with respect to each material amendment to any Acquisition Proposal with respect to Merger Partner, (iv) fail to include in the Joint Proxy Statement/Prospectus the Merger Partner Board Recommendation or include in the Joint Proxy Statement/Prospectus any proposal to vote upon or consider any Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions or (v) fail to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Merger Partner within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders). (e) Notwithstanding anything to the contrary contained in Section 4.5(b), if at any time on or after the date hereof and prior to obtaining the Required Remainco Shareholder Vote (and in no event after obtaining the Required Remainco Shareholder Vote), (i) Remainco shall receive a written Acquisition Proposal with respect to Remainco that did not result from a breach (other than a de minimis breach) of Section 4.5(b) and (ii) the Remainco Board determines in good faith (x) after consultation with Remainco’s financial advisors that such Acquisition Proposal is or would reasonably be expected to lead to a Remainco Superior Proposal and (y) after consultation with Remainco’s outside legal counsel that the failure to take the following actions would be reasonably likely to result in a breach of the fiduciary duties of the Remainco Board under applicable Law, then Remainco may (A) furnish information regarding the members of the Remainco Group or members of the Spinco Group (it being understood that in no event shall any member of the Remainco Group, any member of the Spinco Group or its Representatives furnish any information regarding the members of the Merger Partner Group to the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal) or (B) enter into discussions and negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal; provided that (1) prior to furnishing any such information to such Person, Remainco receives from such Person an executed confidentiality agreement that contains customary provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable in the aggregate to Remainco as the provisions of the Confidentiality Agreements as in effect immediately prior to the date hereof and allows for Remainco to comply with its obligations in this Agreement; (2) Remainco gives Merger Partner prompt notice of any such determination by the Remainco Board (which notice shall be no later than thirty-six (36) hours after such determination by the Remainco Board and prior to Remainco or any of its Representatives taking any of the actions described in clause (A) or clause (B)); and (3) Remainco furnishes or Makes Available to Merger Partner any non-public information furnished or Made Available to such Person (to the extent such information has not been previously furnished or Made Available by Remainco to Merger Partner) prior to or substantially concurrent with the time it is provided or made available to such Person. (f) Except as expressly permitted by Section 5.3(c), during the Pre-Closing Period, the Remainco Board (or any committee thereof) shall not (i) effect a Remainco Change in

83 Recommendation, (ii) adopt, approve, endorse, declare advisable or recommend to Remainco’s shareholders an Acquisition Proposal with respect to Remainco or Spinco other than the Contemplated Transactions, (iii) fail to publicly reaffirm the Remainco Board Recommendation within ten (10) Business Days following receipt of a written request by Merger Partner to provide such reaffirmation after an Acquisition Proposal shall have been publicly disclosed or shall have become publicly known; provided that Merger Partner may only make such request once with respect to any Acquisition Proposal with respect to Remainco or Spinco and once with respect to each material amendment to any Acquisition Proposal with respect to Remainco or Spinco, (iv) fail to include in the Joint Proxy Statement/Prospectus the Remainco Board Recommendation or include in the Joint Proxy Statement/Prospectus any proposal to vote upon or consider any Acquisition Proposal with respect to Remainco or Spinco other than the Contemplated Transactions or (v) fail to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Remainco within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders). (g) During the Pre-Closing Period, Merger Partner and Remainco shall promptly (and in no event later than thirty-six (36) hours) after receipt of any Acquisition Proposal with respect to (i) Merger Partner or (ii) Remainco, the Spinco Business or a member of the Spinco Group (as the case may be) or any Acquisition Inquiry with respect to (A) Merger Partner or (B) Remainco, the Spinco Business or a member of the Spinco Group (as the case may be) advise the other Parties to this Agreement orally and in writing of any such Acquisition Inquiry or any such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Inquiry or such Acquisition Proposal and the terms thereof, including a copy of any written Acquisition Inquiry or any written Acquisition Proposal and any other agreements proposed to be entered into by any member of the Merger Partner Group or any member of the Remainco Group (as the case may be) and the Person making such Acquisition Inquiry or such Acquisition Proposal or any of its Subsidiaries or its or their respective Representatives (as the case may be) and any documentation in respect of such Acquisition Inquiry or such Acquisition Proposal received from the proponent thereof or its Representatives) that is made or submitted by any Person during the Pre-Closing Period. During the Pre-Closing Period, each Party receiving an Acquisition Inquiry or an Acquisition Proposal shall keep the other Parties reasonably informed on a reasonably prompt basis with respect to (1) the status of any such Acquisition Inquiry or any such Acquisition Proposal, including any negotiations with respect thereto and (2) the status and terms of any modification or proposed modification thereto, copies of any written materials (including e-mail correspondence) received from the proponent thereof or its Representatives proposing any such changes to any such Acquisition Inquiry or any such Acquisition Proposal and drafts of any agreements proposed to be entered into by any member of the Remainco Group or any member of the Merger Partner Group (as the case may be) and the Person making such Acquisition Inquiry or such Acquisition Proposal or any of its Subsidiaries or its or their respective directors, officers or employees (as the case may be). (h) During the Pre-Closing Period, Merger Partner and Remainco shall, and shall cause the other members of their respective Groups and use reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated any discussions conducted on or before the date hereof with any Person that relate to any Acquisition Proposal with respect to (i) Merger Partner or (ii) Remainco, the Spinco Business or a member of the Spinco

84 Group (as the case may be) or any Acquisition Inquiry with respect to (A) Merger Partner or (B) the Spinco Business, the Spinco Assets or a member of the Spinco Group (as the case may be) and request the prompt return or destruction of all confidential information previously furnished. (i) Notwithstanding anything to the contrary contained in this Agreement, including Section 4.2(b)(vi), Section 4.5(b) and Section 5.3(b), or any other Transaction Document, it shall not be a breach of any of the Transaction Documents for any member of the Remainco Group, any of its Affiliates or any of their respective Representatives to, and there shall be no restrictions on the ability of any member of the Remainco Group, any of its Affiliates or any of their respective Representatives to (i) pursue, consider or evaluate any Excluded Matter; (ii) make any inquiry, proposal or offer for or relating to any Excluded Transaction to any Person; (iii) solicit, initiate, encourage or facilitate the making, submission or announcement of any Excluded Transaction Inquiry or any Excluded Transaction Proposal; (iv) furnish information in connection with any Excluded Matter; (v) engage in discussions or negotiations with any Person relating to any Excluded Matter; (vi) make any announcements relating to or in connection with any Excluded Matter; (vii) approve, endorse or make any recommendations relating to any Excluded Matter; (viii) authorize, approve or enter into Contracts that provide for, relate to or are in furtherance of any Excluded Matter; (ix) consummate, or take any actions to consummate, any Excluded Transaction; or (x) take any actions in furtherance of any foregoing, in each case, so long as the foregoing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, materially interfere with or materially impair Remainco’s ability to consummate the Closing (including the Separation in all material respects, the Spinco Contribution, the Distribution and the Merger and the execution and delivery of the IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement) (any such action, or any action in furtherance of any of the foregoing, an “Excluded Action”). No member of the Remainco Group shall be required to provide any notice to Merger Partner relating to any Excluded Action or any Excluded Matter. If any member of the Remainco Group or any of its Representatives receives any inquiry, request, proposal or offer and it is uncertain whether such inquiry, request, proposal or offer relates to an Excluded Matter or an Acquisition Transaction, then such member of the Remainco Group and its Representatives may ask the Person making such inquiry, request, proposal or offer to clarify whether it relates to an Excluded Matter or an Acquisition Transaction. It shall not be a breach of any of the Transaction Documents, a Remainco Change in Recommendation or a Remainco Triggering Event if any member of the Remainco Group, any of its Affiliates or any of their respective Representatives engage in any Excluded Actions with any Person or the Representatives of any Person relating to any Excluded Matter and, during the course of such Excluded Action, the Excluded Matter becomes an Acquisition Inquiry or an Acquisition Proposal, so long as promptly following the time when Remainco becomes aware that such Excluded Matter has become an Acquisition Inquiry or an Acquisition Proposal, Remainco (A) notifies Merger Partner of such Acquisition Inquiry or such Acquisition Proposal and (B) thereafter complies with Section 4.5 as though such Acquisition Inquiry or such Acquisition Proposal were an unsolicited Acquisition Inquiry or an unsolicited Acquisition Proposal. (j) Remainco and Merger Partner agree not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non- solicitation, no hire, “standstill” or similar Contract to which any such Party or any of its Subsidiaries is a party or under which any such Party or any of its Subsidiaries has any rights, and

85 will use its commercially reasonable efforts to cause each such agreement to be enforced at the request of the other Party to this Agreement except, in the case of (A) Merger Partner, to the extent that the Merger Partner Board determines in good faith, after consultation with Merger Partner’s outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board to its stockholders under applicable Law and (B) Remainco, to the extent that the Remainco Board determines in good faith, after consultation with Remainco’s outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the Remainco Board to its shareholders under applicable Law. ARTICLE V ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES 5.1 Registration Statement; Joint Proxy Statement/Prospectus. (a) As promptly as reasonably practicable after the date hereof, (i) Remainco shall deliver to Merger Partner the financial statements contemplated by Sections 5.11(a) and 5.11(b) and (ii) (A) (and as promptly as reasonably practicable after the date such financial statements are delivered to Merger Partner), Merger Partner and Remainco shall jointly prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus, in preliminary form, and Merger Partner shall cause to be filed with the SEC the Merger Partner Registration Statement, in which the Joint Proxy Statement/Prospectus, in preliminary form, will be included as a prospectus, and (B) unless otherwise agreed in writing by Remainco and Merger Partner, Remainco shall cause Spinco to file with the SEC a registration statement on Form 10 (together with any amendments, supplements, prospectus or information statements thereto, the “Spinco Registration Statement”), to register the Spinco Units to be distributed in the Distribution. Merger Partner and Remainco shall cooperate with each other in connection with the preparation and filing of the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus and the Spinco Registration Statement. Merger Partner and Remainco shall file or cause to be filed such other appropriate documents with the SEC as may be applicable. Merger Partner and Remainco shall (1) cause the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus and the Spinco Registration Statement to comply as to form in all material respects with the applicable rules, regulations and requirements of the Exchange Act or Securities Act; (2) promptly notify the other of, cooperate with each other with respect to, provide the other Party (and its Representatives) with a reasonable opportunity to review and comment on, and respond promptly to, any comments of the SEC or its staff with respect to the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus or the Spinco Registration Statement; (3) provide the other Party (and its Representatives) with a reasonable opportunity to review and comment on the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus and the Spinco Registration Statement, prior to filing of any such document with the SEC, including any amendments or supplements thereto; (4) have the Merger Partner Registration Statement and the Spinco Registration Statement become effective under the Securities Act and the Exchange Act, respectively, as promptly as reasonably practicable after each is filed with the SEC (it being understood that Merger Partner and Remainco shall use commercially reasonable efforts to cause the Merger Partner Registration Statement to become effective under the Securities Act prior to the date on which the financial statements included therein would become stale for purposes of the

86 rules promulgated by the SEC); and (5) keep the Merger Partner Registration Statement and the Spinco Registration Statement effective through the Closing to permit the consummation of the Contemplated Transactions. Merger Partner shall cause the Joint Proxy Statement/Prospectus to be mailed to Merger Partner’s stockholders, and Remainco shall cause the Joint Proxy Statement/Prospectus to be mailed to Remainco’s shareholders, in each case, as promptly as reasonably practicable after the Merger Partner Registration Statement becomes effective under the Securities Act. Merger Partner and Remainco shall promptly furnish each other all information concerning such Party, its Subsidiaries and stockholders or shareholders, respectively, that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If, at any time prior to the Merger Effective Time, any event or circumstance shall be discovered by either Merger Partner or Remainco, or if Merger Partner or Remainco becomes aware of any information furnished by it, in either case, that should be disclosed in an amendment or supplement to the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus or the Spinco Registration Statement so that such document or documents would not include any untrue statement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then such Party shall (I) promptly inform the other Party thereof; (II) provide the other Party (and its Representatives) with a reasonable opportunity to review and comment on any amendment or supplement to the Merger Partner Registration Statement, the Joint Proxy Statement/Prospectus or the Spinco Registration Statement prior to it being filed with the SEC; (III) provide the other Party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (IV) cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of Merger Partner or the shareholders Remainco (as the case may be). Remainco acknowledges that Merger Partner’s ability to comply with certain of its obligations under this Section 5.1 depend, in part, on Remainco’s timely compliance with certain of its obligations under Section 5.11, and therefore Merger Partner shall be afforded a reasonable period to comply with such obligations based upon the timing of Remainco providing the financial statements herein contemplated. (b) Merger Partner and Remainco shall take all commercially reasonable actions (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities Laws in connection with, in the case of the Merger Partner, the issuance of Merger Partner Common Stock pursuant to the Merger and, in the case of Remainco, the distribution of Spinco Units in the Distribution. If any state takeover statute or similar Law shall become applicable to the Contemplated Transactions, each Party and its boards of directors shall, considering the potential effects (if any) that such statutes or Law may have on the Contemplated Transactions, grant such approvals and take such actions as are reasonably necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the other Transaction Documents and otherwise act to eliminate or minimize the effects of such statute or Law on the Contemplated Transactions. 5.2 Merger Partner Stockholders’ Meeting. (a) As promptly as reasonably practicable following the date on which the SEC shall clear (whether orally or in writing) the Joint Proxy Statement/Prospectus and declare the Merger Partner Registration Statement effective, Merger Partner (i) shall take all action necessary under all applicable Law and the certificate of incorporation of Merger Partner to call, give notice

87 of and hold a meeting of the holders of Merger Partner Common Stock (the “Merger Partner Stockholders’ Meeting”) to solicit and obtain the Required Merger Partner Stockholder Vote and (ii) shall submit such proposal to such holders at the Merger Partner Stockholders’ Meeting. Except as set forth in Section 5.2(a) of the Merger Partner Disclosure Letter, Merger Partner shall not submit any other proposals for approval at the Merger Partner Stockholders’ Meeting without the prior written consent of Remainco (such consent not to be unreasonably withheld, conditioned or delayed). Merger Partner, in consultation with Remainco, shall set a record date for Persons entitled to notice of, and to vote at, the Merger Partner Stockholders’ Meeting and shall not change such record date without the prior written consent of Remainco (such consent not to be unreasonably withheld, conditioned or delayed). Merger Partner shall use its reasonable best efforts to ensure that all proxies solicited by or on behalf of any member of the Merger Partner Group and their Representatives in connection with the Merger Partner Stockholders’ Meeting are solicited in material compliance with all applicable Law; provided that no such efforts shall be required in the event that, prior to such solicitation, there has been a Merger Partner Change in Recommendation made in accordance with Section 5.2(c). Subject to the other terms of this Agreement, Merger Partner may, after consultation with Remainco, adjourn or postpone the Merger Partner Stockholders’ Meeting (or shall, if requested in writing by Remainco) (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Law (or in connection with the settlement of any applicable litigation) is timely provided to Merger Partner’s stockholders; (B) if as of the time for which the Merger Partner Stockholders’ Meeting is then scheduled there are insufficient shares of Merger Partner Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Merger Partner Stockholders’ Meeting; or (C) if as of the time for which the Merger Partner Stockholders’ Meeting is then scheduled there are insufficient shares of Merger Partner Common Stock voting in favor of the approval of the issuance of shares of Merger Partner Common Stock pursuant to the Merger to obtain the Required Merger Partner Stockholder Vote, if additional time is reasonably required to solicit proxies in favor of the approval of the issuance of shares of Merger Partner Common Stock pursuant to the Merger; provided that the Merger Partner Stockholders’ Meeting shall not be postponed or adjourned for more than thirty (30) days without the prior written consent of Remainco (which consent shall not be unreasonably withheld). Unless this Agreement shall have been terminated in accordance with Article VIII, nothing contained in this Agreement shall be deemed to relieve Merger Partner of its obligations to submit the issuance of shares of Merger Partner Common Stock pursuant to the Merger to its stockholders for a vote in favor of the approval of the issuance thereof at the Merger Partner Stockholders’ Meeting. Unless this Agreement shall have been terminated in accordance with Article VIII, Merger Partner’s obligation to hold the Merger Partner Stockholders’ Meeting pursuant to this Section 5.2(a) shall not be affected by (1) the commencement, public proposal or public disclosure of, or communication to, Merger Partner of any Acquisition Proposal with respect to Merger Partner, (2) any Acquisition Inquiry with respect to Merger Partner or (3) any Merger Partner Change in Recommendation. (b) Unless there has been a Merger Partner Change in Recommendation made in accordance with Section 5.2(c) (i) the Merger Partner Board shall recommend that Merger Partner’s stockholders vote in favor of the approval of the issuance of shares of Merger Partner Common Stock pursuant to the Merger at the Merger Partner Stockholders’ Meeting; (ii) the Joint Proxy Statement/Prospectus shall include the Merger Partner Board Determination and a statement to the effect that the Merger Partner Board recommends that Merger Partner’s stockholders vote

88 to approve the issuance of shares of Merger Partner Common Stock pursuant to the Merger at the Merger Partner Stockholders’ Meeting (such determination and recommendation being referred to as the “Merger Partner Board Recommendation”); (iii) the Merger Partner Board Recommendation shall not be directly or indirectly withdrawn or modified (or proposed to be withdrawn or modified and the Merger Partner Board shall not have adopted, approved, endorsed, declared advisable or recommended to Merger Partner’s stockholders an Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions) by the Merger Partner Board nor any committee thereof in a manner adverse to Remainco (a “Merger Partner Change in Recommendation”); and (iv) Merger Partner shall use reasonable best efforts to solicit proxies in favor of the proposal to approve the issuance of shares of Merger Partner Common Stock pursuant to the Merger. (c) Notwithstanding anything to the contrary contained in Section 5.2(a), Section 5.2(b) or any other provision of in this Agreement, at any time prior to obtaining the Required Merger Partner Stockholder Vote, the Merger Partner Board may effect a Merger Partner Change in Recommendation: (i) if, (A) Merger Partner has not breached (other than a de minimis breach) its obligations under Section 4.5; (B) after the date hereof, Merger Partner has received a written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of Section 4.5(a) and is not withdrawn; (C) the Merger Partner Board determines in its good faith judgment, (x) after consultation with Merger Partner’s financial advisors that such Acquisition Proposal constitutes a Merger Partner Superior Proposal and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board under applicable Law (it being understood and agreed that none of the determination by the Merger Partner Board in this clause (C), the delivery of the Notice of Merger Partner Superior Proposal or the public announcement that Merger Partner has delivered such notice shall in and of itself constitute a Merger Partner Change in Recommendation); (D) prior to effecting a Merger Partner Change in Recommendation, the Merger Partner Board provides Remainco notice (a “Notice of Merger Partner Superior Proposal”) advising Remainco that Merger Partner has received a Merger Partner Superior Proposal, specifying the terms and conditions of such Merger Partner Superior Proposal, identifying the Person making such Merger Partner Superior Proposal and providing copies of any agreements intended to effect (or to finance such Merger Partner Superior Proposal, which financing commitments may include customary redactions) such Merger Partner Superior Proposal, and that the Merger Partner Board has made the determination required under clause (C) (including the basis on which such determination has been made); (E) during the five (5) Business Days (together with any subsequent shorter period as contemplated by the proviso below in this clause (E), solely for purposes of this Section 5.2, the “Remainco Notice Period”) after delivery of the Notice of Merger Partner Superior Proposal, if requested by Remainco, Merger Partner engages in good faith negotiations, and directs its financial advisors and outside legal counsel to, engage in good faith negotiations, with Remainco to amend the Transaction Documents and the

89 Financing in such a manner that the competing Acquisition Proposal does not constitute a Merger Partner Superior Proposal (provided that a new Notice of Merger Partner Superior Proposal shall be required with respect to each material modification to such offer (it being understood that any change in the purchase price or form of consideration in such offer shall be deemed a material modification) and a new Remainco Notice Period (of two (2) Business Days) shall begin following the expiration of the prior Remainco Notice Period); (F) at the end of the applicable Remainco Notice Period, such Acquisition Proposal has not been withdrawn and constitutes a Merger Partner Superior Proposal (considering any changes to the terms of the Transaction Documents and the Financing proposed by Remainco as a result of the negotiations required by clause (E) or otherwise); and (G) the Merger Partner Board determines in good faith, (x) after consultation with Merger Partner’s financial advisors that such Acquisition Proposal constitutes a Merger Partner Superior Proposal (considering any changes to the terms of the Transaction Documents or the Financing proposed by Remainco as a result of the negotiations required by clause (E) or otherwise) and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board under applicable Law; or (ii) if, other than in connection with or as a result of the making of an Acquisition Inquiry or an Acquisition Proposal, a material development, event, effect, state of facts or change in circumstances that was not known to the Merger Partner Board or reasonably foreseeable by the Merger Partner Board (or if known or reasonably foreseeable, the consequences of which were not known and could not have been reasonably foreseeable on or prior to the date hereof) occurs, arises or becomes known to the Merger Partner Board after the date hereof and prior to obtaining the Required Merger Partner Stockholder Vote (such material development, event, effect, state of facts or change in circumstances being referred to as a “Merger Partner Intervening Event”) (it being understood that that in no event shall the following (or the consequences thereof) constitute a Merger Partner Intervening Event): (A)(1) any action taken or not taken (or required to be taken or not taken) by any Party or any of its Subsidiaries pursuant to and in compliance with the covenants set forth in any of the Transaction Documents, (2) any status of discussions with Governmental Authorities to obtain, including any proposed requirements to obtain, any Governmental Approvals relating to the Contemplated Transactions or (3) the status of efforts to obtain, or any terms of, the Financing; (B) the receipt, existence of or terms of an Acquisition Inquiry or an Acquisition Proposal; (C) changes in the market price or trading volume of the shares of Merger Partner Common Stock or the Remainco Ordinary Shares; (D) any changes in any credit rating of Remainco, Spinco or Merger Partner, or any debt thereof; or (E) Remainco, Spinco or Merger Partner meeting, failing to meet or exceeding published or unpublished forecasts of revenues, earnings or other measures of financial performance; provided that with respect to clauses (C) through (E), the Merger Partner Board may consider the underlying causes of such changes or matters; (1) the Merger Partner Board determines in its good faith judgment, (x) after consultation with Merger Partner’s financial advisors that a Merger Partner

90 Intervening Event has occurred and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board under applicable Law (it being understood and agreed that none of the determination by the Merger Partner Board in this clause (1), the delivery of the Notice of Merger Partner Intervening Event or the public announcement that Merger Partner has delivered such notice shall in and of itself constitute a Merger Partner Change in Recommendation); (2) prior to effecting a Merger Partner Change in Recommendation, the Merger Partner Board provides Remainco notice (a “Notice of Merger Partner Intervening Event”) advising Remainco of the Merger Partner Intervening Event, including a reasonable description of the terms and circumstances of such Merger Partner Intervening Event; (3) during the five (5) Business Days after the delivery to Remainco of the Notice of Merger Partner Intervening Event, if requested by Remainco, Merger Partner engages in good faith negotiations, and directs its financial advisors and outside legal counsel to, engage in good faith negotiations, with Remainco to amend the Transaction Documents and the Financing in such a manner that obviates the need for the Merger Partner Board to effect, or cause Merger Partner to effect, a Merger Partner Change in Recommendation as a result of such Merger Partner Intervening Event; provided that a new Notice of Merger Partner Intervening Event shall be required with respect to any change in circumstances with respect to such Merger Partner Intervening Event and a new Remainco Notice Period of two (2) Business Days shall begin following the expiration of the prior Remainco Notice Period; and (4) the Merger Partner Board determines in good faith, (x) after consultation with Merger Partner’s financial advisors that a Merger Partner Intervening Event has occurred and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Merger Partner Board under applicable Law. (d) (i) Nothing contained in this Section 5.2 will prohibit Merger Partner from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act and (ii) no disclosure that the Merger Partner Board may determine in good faith (after consultation with outside legal counsel) that it or Merger Partner, as applicable, is required to make under applicable Law will constitute a violation of this Agreement; provided that in any event under clause (i) or (ii) the Merger Partner Board shall not make a Merger Partner Change in Recommendation except in accordance with this Section 5.2. It is expressly understood and agreed by the Parties that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed a Merger Partner Change in Recommendation; provided that such communication (A) is a factually accurate public statement by Merger Partner or the Merger Partner Board (or a committee thereof) that describes Merger Partner’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the material terms of such Acquisition Proposal, (B) states that Merger Partner has not taken any action with respect to such Acquisition Proposal although it is under consideration and (C) expressly confirms that as of the date of such communication, the Merger Partner Board has not changed or withdrawn the Merger Partner Board Recommendation.

91 5.3 Remainco Shareholders’ Meeting. (a) As promptly as reasonably practicable following the date on which the SEC shall clear (whether orally or in writing) the Joint Proxy Statement/Prospectus and declare the Merger Partner Registration Statement effective, Remainco (i) shall take all action necessary under all applicable Law and the articles of association of Remainco to call, give notice of and hold a meeting of the holders of Remainco Ordinary Shares (the “Remainco Shareholders’ Meeting”) to solicit and obtain the Required Remainco Shareholder Vote and (ii) shall submit such proposal to such holders at the Remainco Shareholders’ Meeting. Except as set forth in Section 5.3(a) of the Remainco Disclosure Letter, Remainco shall not submit any other proposals for approval at the Remainco Shareholders’ Meeting without the prior written consent of Merger Partner (such consent not to be unreasonably withheld, conditioned or delayed). Remainco, in consultation with Merger Partner, shall set a record date for Persons entitled to notice of, and to vote at, the Remainco Shareholders’ Meeting and shall not change such record date without the prior written consent of Merger Partner (such consent not to be unreasonably withheld, conditioned or delayed). Remainco shall use its reasonable best efforts to ensure that all proxies solicited by or on behalf of the Remainco Group and their Representatives in connection with the Remainco Shareholders’ Meeting are solicited in material compliance with all applicable Law; provided that no such efforts shall be required in the event that, prior to such solicitation, there has been a Remainco Change in Recommendation made in accordance with Section 5.3(c). Subject to the other terms of this Agreement, Remainco may, after consultation with Merger Partner, adjourn or postpone the Remainco Shareholders’ Meeting (or shall, if requested in writing by Merger Partner) (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Law (or in connection with the settlement of any applicable litigation) is timely provided to Remainco’s shareholders; (B) if as of the time for which the Remainco Shareholders’ Meeting is then scheduled there are insufficient qualifying persons representing a majority of votes (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Remainco Shareholders’ Meeting; or (C) if as of the time for which the Remainco Shareholders’ Meeting is then scheduled there are insufficient Remainco Ordinary Shares voting in favor of the approval of the Distribution to obtain the Required Remainco Shareholder Vote, if additional time is reasonably required to solicit proxies in favor of the approval of the Distribution; provided that the Remainco Shareholders’ Meeting shall not be postponed or adjourned for more than thirty (30) days without the prior written consent of Merger Partner (which consent shall not be unreasonably withheld). Unless this Agreement shall have been terminated in accordance with Article VIII, nothing contained in this Agreement shall be deemed to relieve Remainco of its obligations to submit the approval of the Distribution to its shareholders for a vote on the approval thereof at the Remainco Shareholders’ Meeting. Unless this Agreement shall have been terminated in accordance with Article VIII, Remainco’s obligation to hold the Remainco Shareholders’ Meeting pursuant to this Section 5.3(a) shall not be affected by (1) the commencement, public proposal or public disclosure of, or communication to, Remainco of any Acquisition Proposal with respect to Remainco, (2) any Acquisition Inquiry with respect to Remainco or (3) any Remainco Change in Recommendation. (b) Unless there has been a Remainco Change in Recommendation in accordance with Section 5.3(c) (i) the Remainco Board shall recommend that Remainco’s shareholders vote in favor of the approval of the Distribution at the Remainco Shareholders’ Meeting; (ii) the Joint Proxy Statement/Prospectus shall include the Remainco Board

92 Determination and a statement to the effect that the Remainco Board recommends that Remainco’s shareholders vote to approve the Distribution at the Remainco Shareholders’ Meeting (such determination and recommendation being referred to as the “Remainco Board Recommendation”); (iii) the Remainco Board Recommendation shall not be directly or indirectly withdrawn or modified (or proposed to be withdrawn or modified and the Remainco Board shall not have adopted, approved, endorsed, declared advisable or recommended to Remainco’s shareholders an Acquisition Proposal with respect to Remainco other than the Distribution) by the Remainco Board nor any committee thereof in a manner adverse to Merger Partner (a “Remainco Change in Recommendation”); and (iv) Remainco shall use reasonable best efforts to solicit proxies in favor of the proposal to approve the Distribution. (c) Notwithstanding anything to the contrary contained in Section 5.3(a), Section 5.3(b) or any other provision of in this Agreement, at any time prior to obtaining the Required Remainco Shareholder Vote, the Remainco Board may effect a Remainco Change in Recommendation: (i) if, (A) Remainco has not breached (other than a de minimis breach) its obligations under Section 4.5, (B) after the date hereof, Remainco has received a written Acquisition Proposal that did not result from a breach (other than a de minimis breach) of Section 4.5(a) and is not withdrawn, (C) the Remainco Board determines in its good faith judgment, (x) after consultation with Remainco’s financial advisors that such Acquisition Proposal constitutes a Remainco Superior Proposal and (y) after consultation with Remainco’s outside legal counsel that the failure to make a Remainco Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Remainco Board under applicable Law (it being understood and agreed that none of the determination by the Remainco Board in this clause (C), the delivery of the Notice of Remainco Superior Proposal or the public announcement that Remainco has delivered such notice shall in and of itself constitute a Remainco Change in Recommendation), (D) prior to effecting a Remainco Change in Recommendation the Remainco Board provides Merger Partner notice (a “Notice of Remainco Superior Proposal”) advising Merger Partner that Remainco has received a Remainco Superior Proposal, specifying the terms and conditions of such Remainco Superior Proposal, identifying the Person making such Remainco Superior Proposal and providing copies of any agreements intended to effect (or to finance such Remainco Superior Proposal, which financing commitments may include customary redactions) such Remainco Superior Proposal, and that the Remainco Board has made the determination required under clause (C) (including the basis on which such determination has been made), (E) during the five (5) Business Days (together with any subsequent shorter period as contemplated by the proviso below in this clause (E), solely for purposes of this Section 5.3, the “Merger Partner Notice Period”) after delivery of the Notice of Remainco Superior Proposal, if requested by Merger Partner, Remainco engages in good faith negotiations, and directs its financial advisors and outside legal counsel to, engage in good faith negotiations, with Merger Partner to amend the Transaction Documents and the Financing in such a manner that the competing Acquisition Proposal does not constitute a Remainco Superior Proposal (provided that a new Notice of Remainco Superior

93 Proposal shall be required with respect to each material modification to such offer (it being understood that any change in the purchase price or form of consideration in such offer shall be deemed a material modification) and a new Merger Partner Notice Period (of two (2) Business Days) shall begin following the expiration of the prior Merger Partner Notice Period), (F) at the end of the applicable Merger Partner Notice Period, such Acquisition Proposal has not been withdrawn and constitutes a Remainco Superior Proposal (considering any changes to the terms of the Transaction Documents and the Financing proposed by Merger Partner as a result of the negotiations required by clause (E) or otherwise) and (G) the Remainco Board determines in good faith, (x) after consultation with Remainco’s financial advisors that such Acquisition Proposal constitutes a Remainco Superior Proposal (considering any changes to the terms of the Transaction Documents or the Financing proposed by Merger Partner as a result of the negotiations required by clause (E) or otherwise) and (y) after consultation with Remainco’s outside legal counsel that the failure to make a Remainco Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Remainco Board under applicable Law; or (ii) if, other than in connection with or as a result of the making of an Acquisition Inquiry or an Acquisition Proposal, a material development, event, effect, state of facts or change in circumstances that was not known to the Remainco Board or reasonably foreseeable by the Remainco Board (or if known or reasonably foreseeable, the consequences of which were not known and could not have been reasonably foreseeable on or prior to the date hereof) occurs, arises or becomes known to the Remainco Board after the date hereof and prior to obtaining the Required Remainco Shareholder Vote (such material development, event, effect, state of facts or change in circumstances being referred to as a “Remainco Intervening Event”) (it being understood that that in no event shall the following (or the consequences thereof) constitute a Remainco Intervening Event): (A)(1) any action taken or not taken (or required to be taken or not taken) by any Party or any of its Subsidiaries pursuant to and in compliance with the covenants set forth in any of the Transaction Documents, (2) any status of discussions with Governmental Authorities to obtain, including any proposed requirements to obtain, any Governmental Approvals relating to the Contemplated Transactions or (3) the status of efforts to obtain, or any terms of, the Financing; (B) the receipt, existence of or terms of an Acquisition Inquiry or an Acquisition Proposal; (C) changes in the market price or trading volume of the shares of Merger Partner Common Stock or the Remainco Ordinary Shares; (D) any changes in any credit rating of Remainco, Spinco or Merger Partner, or any debt thereof; or (E) Remainco, Spinco or Merger Partner meeting, failing to meet or exceeding published or unpublished forecasts of revenues, earnings or other measures of financial performance; provided that with respect to clauses (C) through (E), the Remainco Board may consider the underlying causes of such changes or matters; (1) the Remainco Board determines in its good faith judgment, (x) after consultation with Remainco’s financial advisors that a Remainco Intervening Event has occurred and (y) after consultation with Remainco’s outside legal counsel that the failure to make a Remainco Change in Recommendation would be reasonably likely to result in a

94 breach of the fiduciary duties of the Remainco Board under applicable Law (it being understood and agreed that none of the determination by the Remainco Board in this clause (1), the delivery of the Notice of Remainco Intervening Event or the public announcement that Remainco has delivered such notice shall in and of itself constitute a Remainco Change in Recommendation); (2) prior to effecting a Remainco Change in Recommendation, the Remainco Board provides Merger Partner notice (a “Notice of Remainco Intervening Event”) advising Merger Partner of the Remainco Intervening Event, including a reasonable description of the terms and circumstances of such Remainco Intervening Event; (3) during the five (5) Business Days after the delivery to Merger Partner of the Notice of Remainco Intervening Event, if requested by Merger Partner, Remainco engages in good faith negotiations, and directs its financial advisors and outside legal counsel to, engage in good faith negotiations, with Merger Partner to amend the Transaction Documents and the Financing in such a manner that obviates the need for the Remainco Board to effect, or cause Remainco to effect, a Remainco Change in Recommendation as a result of such Remainco Intervening Event; provided that a new Notice of Remainco Intervening Event shall be required with respect to any change in circumstances with respect to such Remainco Intervening Event and a new Merger Partner Notice Period of two (2) Business Days shall begin following the expiration of the prior Merger Partner Notice Period; and (4) the Remainco Board determines in good faith, (x) after consultation with Remainco’s financial advisors that a Remainco Intervening Event has occurred and (y) after consultation with Remainco’s outside legal counsel that the failure to make a Remainco Change in Recommendation would be reasonably likely to result in a breach of the fiduciary duties of the Remainco Board under applicable Law. (d) (i) Nothing contained in this Section 5.3 will prohibit Remainco from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act and (ii) no disclosure that the Remainco Board may determine in good faith (after consultation with outside legal counsel) that it or Remainco, as applicable, is required to make under applicable Law will constitute a violation of this Agreement; provided that in any event under clause (i) or (ii) the Remainco Board shall not make a Remainco Change in Recommendation except in accordance with this Section 5.3. It is expressly understood and agreed by the Parties that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed a Remainco Change in Recommendation; provided that such communication (A) is a factually accurate public statement by Remainco or the Remainco Board (or a committee thereof) that describes Remainco’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the material terms of such Acquisition Proposal, (B) states that Remainco has not taken any action with respect to such Acquisition Proposal although it is under consideration and (C) expressly confirms that as of the date of such communication, the Remainco Board has not changed or withdrawn the Remainco Board Recommendation. 5.4 Efforts; Regulatory Approvals and Related Matters. (a) Prior to the Closing, Merger Partner and Remainco shall (and shall cause each of their respective Gaming Licensees and each of its and their respective directors, officers

95 and employees to) and shall cause the other members of their respective Groups to, use its reasonable best efforts to (i) file all notices, reports, submissions and other documents required to be filed by such Person with any Governmental Authority with respect to the Contemplated Transactions, and respond as promptly as reasonably practicable to any additional information requests by any such Governmental Authority, (ii) as promptly as reasonably practicable consummate the Contemplated Transactions and cause the conditions set forth in Article VI and Article VII and Section 2.2 of the Separation Agreement, in each case as applicable, to be satisfied and (iii) obtain as promptly as reasonably practicable, all Governmental Approvals that may be or become necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by, the Transaction Documents. Merger Partner and Remainco shall not (and shall cause (A) the other members of their Group and (B) each of their respective Gaming Licensees not to) take any action that would reasonably be expected to have the effect of materially delaying, materially impairing or materially impeding the receipt of any required Antitrust Approvals, any required FDI Approvals, any required Gaming Approvals or any required Financial Services Approvals or the consummation of the Closing. Remainco shall not be required to make any concessions or agree to any Remedial Actions or limitations with respect to the Remainco Retained Business, the Remainco Retained Assets or any Post-Closing Remainco Group Member or otherwise take or agree to any actions that would adversely affect the Remainco Retained Business, the Remainco Retained Assets or any Post-Closing Remainco Group Member. (b) Without limiting the generality of the obligations set forth in Section 5.4(a), Merger Partner and Remainco shall, and Merger Partner and Remainco shall cause each of the members of their respective Group and each of its and their respective Gaming Licensees, directors and officers to, (i) within fifteen (15) Business Days after the date hereof, make and not withdraw (without the prior written consent of Merger Partner, in the case of filings made by any member of the Remainco Group, or of Remainco, in the case of filings made by any member of the Merger Partner Group) a filing of a Notification and Report Form pursuant to the HSR Act in connection with the Merger; provided that there are no changes in the applicable regulations under the HSR Act between the date hereof and the date of filing pursuant to the HSR Act, in which instance the Parties shall use reasonable best efforts to file such Notification and Report Form as promptly as commercially practicable thereafter; provided that if the filing of such Notification and Report Form would otherwise be required to be made on a Business Day pursuant to which the U.S. Federal Government is experiencing a Government Shutdown and such filing cannot be made due to such Government Shutdown, then such filing shall be due on the first (1st) Business Day after the end of such Government Shutdown, (ii) as promptly as practicable after the date hereof, make and not withdraw (without the prior written consent of Merger Partner, in the case of filings made by any member of the Remainco Group, or of Remainco, in the case of filings made by any member of the Merger Partner Group), or, if required, make initial contact with the applicable Governmental Authority and then file appropriate filings (whether in draft or final form), as required under applicable Antitrust Laws or applicable FDI Laws listed on Schedule C-1, (iii) as promptly as practicable after the date hereof, make and not withdraw (without the prior written consent of Merger Partner, in the case of filings made by any of the Spinco Business Required Gaming Licensees, or of Remainco, in the case of filings made by any of the Merger Partner Required Gaming Licensees) appropriate filings with the Gaming Authorities listed on Schedule C-2 and (iv) as promptly as practicable after the date hereof, make and not withdraw (without the prior written consent of Merger Partner, in the case of filings made by any member of the

96 Remainco Group or any of its directors or officers, or of Remainco, in the case of filings made by any member of the Merger Partner Group or any of its directors or officers), or if required make initial contact with the applicable Governmental Authority and then file appropriate filings, applications, registrations and notices as required under applicable Financial Services Laws that require a Governmental Approval in connection with the Contemplated Transactions. Merger Partner and Remainco shall use reasonable best efforts to satisfy the conditions set forth in Section 6.8 and Section 7.8 respectively with respect to the Antitrust Approvals, the FDI Approvals, the Gaming Approvals and the Financial Services Approvals. Merger Partner and Remainco shall, and shall cause each of their respective Gaming Licensees (with respect to any Gaming Law Filings) and each of its and their respective Subsidiaries and each of its and their respective directors and officers to, (A) cooperate with the other Party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a Person other than a Governmental Authority, (B) promptly supply the other Party with any information which may be required to effectuate applications, notices, reports, documents, registrations, declarations or other filings with any Governmental Authority required to be made pursuant to the HSR Act and mandatory notifications required under any applicable foreign Antitrust Laws listed on Schedule C-1 (the “Antitrust Filings”), under any applicable FDI Laws listed on Schedule C- 1 (the “FDI Filings”), under any applicable Gaming Laws with the Gaming Authorities listed on Schedule C-2 (the “Gaming Law Filings”) and under any Financial Services Laws with the Governmental Authorities listed on Schedule C-3 (“Financial Services Notice Filings and Approvals”) and (C) respond as promptly as reasonably practicable to any additional information requests by any Governmental Authority in connection with Antitrust Filings, FDI Filings, Gaming Law Filings or Financial Services Notice Filings and Approvals which the Parties may reasonably deem appropriate. During the Pre-Closing Period, Merger Partner and Remainco shall notify each other promptly upon the receipt of (and, if in writing, share a copy of) any communication received by such Party from, or given by such Party to, any Governmental Authorities and of any communication received or given in connection with any proceeding by a Person other than a Governmental Authority, in each case in connection with any of the Contemplated Transactions, and permit the other Party to review and discuss in advance any proposed written communication to any Governmental Authorities related to any Antitrust Filings or any FDI Filings. During the Pre-Closing Period, whenever any event occurs that is required to be set forth in an amendment or supplement to any Antitrust Filings, any FDI Filings, any Gaming Law Filings or any Financial Services Notice Filings and Approvals, Merger Partner or Remainco (as the case may be) shall promptly inform the other Party of such occurrence and cooperate in filing with the applicable Governmental Authority (and share a copy of) such amendment or supplement, and, with respect to any amendment or supplement to any Antitrust Filings or any FDI Filings, permit the other Party to review and discuss prior to submission of such amendment or supplement. During the Pre- Closing Period, Merger Partner and Remainco shall give each other prompt notice of the commencement or known threat of commencement of any Action by or before any Governmental Authority with respect to any of the Contemplated Transactions and shall keep the other Party reasonably informed as to the status of any such Action or threat. During the Pre-Closing Period, neither Remainco nor Merger Partner shall participate in any meeting, teleconference or videoconference with any Governmental Authority having competent jurisdiction over applicable Antitrust Laws, FDI Laws, Gaming Laws or Financial Services Laws with respect to any such Actions or any of the Antitrust Filings, the FDI Filings, the Gaming Law Filings or the Financial Services Notice Filings and Approvals relating to any of the Contemplated Transactions that is

97 expected to be substantive and material unless it consults with the other Party in advance and, unless prohibited by such Governmental Authority, gives the other Party the opportunity to attend and participate thereat. Notwithstanding the foregoing, Merger Partner and Remainco may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.4(b) as “Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to Representatives of the recipient unless express permission is obtained in advance from Remainco or Merger Partner (as the case may be) or outside legal counsel to Remainco or Merger Partner (as the case may be). Merger Partner and Remainco shall cause their respective counsel regarding applicable Antitrust Laws, FDI Laws, Gaming Laws and Financial Services Laws to comply with this Section 5.4(b). (c) In furtherance and not in limitation of the covenants of the Parties contained in Sections 5.4(a) and 5.4(b) during the Pre-Closing Period, Merger Partner and Remainco shall, and shall cause each of their respective Gaming Licensees and each of its and their respective Affiliates and each of its and their respective directors and officers to, use reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including defending (with sufficient time for resolution in advance of the Outside Date) against litigation over any claim asserted in any court with respect to any of the Contemplated Transactions by any Governmental Authority having competent jurisdiction or any natural person or Entity and (ii) avoid or eliminate each and every impediment to the consummation of the other Contemplated Transaction and obtain all Governmental Approvals that may be required or advisable by any Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the Contemplated Transactions as promptly as reasonably practicable. (d) Notwithstanding anything to the contrary contained in this Agreement, Merger Partner, Remainco and Spinco shall not be required to (i) propose, negotiate, commit to effect or otherwise take any other action, whether by consent decree, hold separate order or otherwise, that limits the freedom of action of any member of the Merger Partner Group or any member of the Spinco Group with respect to, or their ability to retain, particular products, assets or businesses of the members of the Merger Partner Group, the members of the Spinco Group or the Spinco Business, or agree to take any such action; (ii) execute settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority; (iii) terminate existing relationships, contractual rights or obligations of any member of the Merger Partner Group or any member of the Spinco Group, in each case of such clauses (i) through (iii), to the extent necessary to obtain any Governmental Approvals, including the Governmental Approvals from the Governmental Authorities set forth on Schedule C-1, Schedule C-2 or Schedule C-3 (any such action is referred to as a “Remedial Action”), if such Remedial Action, individually or together with other Remedial Actions, would or would reasonably be expected to (A) require the divestiture, disposition or hold separate of assets, businesses, product lines or operations of the members of the Merger Partner Group or the members of the Spinco Group (or the Spinco Business) that in the aggregate generated total revenues in excess of $225,000,000 during the twelve (12) month period ended December 31, 2023 or (B) otherwise have an adverse impact on the annual revenues of the members of the Merger Partner Group or the members of the Spinco Group (or the Spinco Business) of more than $225,000,000 over a twelve (12) month period (any

98 such requirements, individually or in the aggregate, a “Burdensome Condition”). If a Gaming Authority objects or otherwise expresses concerns regarding the suitability of any of Merger Partner’s or Remainco’s Gaming Licensees who would be a director, officer or employee of any member of the Merger Partner Group following the Closing (including pursuant to Section 5.7) and failure to replace such Gaming Licensee with an alternative Gaming Licensee would reasonably be expected to cause or materially contribute to the Closing not occurring prior to the Outside Date, then Merger Partner or Remainco (as the case may be) shall promptly replace such specified Gaming Licensee with an alternative Gaming Licensee. (e) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Merger Partner nor Remainco shall agree to or take any Remedial Action without the prior written consent of such other Party, subject to the provisions of Section 5.4(d), (ii) no Party shall be required to take any Remedial Action that would have the effect of (A) reducing the number or percentage of the New Merger Partner Directors that such party is entitled to designate pursuant to Section 5.7 or (B) reducing the number or authority of the Designated Officers that such Party is entitled to designate pursuant to Section 5.7 and (iii) Remainco shall not be required take or agree to any Remedial Action or any other action that would, individually or in the aggregate, adversely affect any Post-Closing Remainco Group Member, the Remainco Retained Business or the Remainco Retained Assets (any Remedial Action or other action described in this clause (iii), any “Remainco Burdensome Action”). Notwithstanding the foregoing, nothing in this Agreement shall require any Party to agree to any modifications, amendments or changes to any of the Transaction Documents. (f) Without limiting the efforts obligations of Merger Partner or Remainco under this Section 5.4 and subject to the limitations in Section 5.4(d) and Section 5.4(e), (i) Merger Partner and Remainco shall, acting jointly, make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, omissions, Governmental Approvals or Consents that may be sought from, any Governmental Authority under any FDI Law, (ii) Remainco shall, after consultation with Merger Partner, make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, omissions, Governmental Approvals or Consents that may be sought from, (A) any Governmental Authority under any Antitrust Law or (B) any Gaming Authority under any Gaming Law, and (iii) Merger Partner shall, except as set forth in Schedule C-3, after consultation with Remainco, make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, omissions, Governmental Approvals or Consents that may be sought from, any Governmental Authority under any Financial Services Law, in each case of clauses (i) through (iii), including determining the strategy for contesting, litigating or otherwise responding to objections to, or Actions thereunder challenging, any of the Contemplated Transactions. (g) Subject to the terms and conditions of this Agreement, including subject to Section 4.5(c), Section 4.5(e), Section 5.2(c), Section 5.3(c), and Section 5.4(d), each Party shall not, and shall cause its Affiliates not to, knowingly take any action, including, acquire or agree to acquire any business or Entity, or otherwise acquire or agree to acquire any assets, if doing so

99 would reasonably be expected to prevent or materially delay consummation of the Contemplated Transactions. (h) Notwithstanding anything to the contrary in this Section 5.4, Remainco shall not be required to (i) allow Merger Partner to review any information relating to, or any portions of filings or submissions relating to, any Excluded Matter or (ii) include Merger Partner in any meetings (or portions thereof) with any Governmental Authority at which any Excluded Matter may be considered or discussed. (i) Notwithstanding anything to the contrary contained in this Agreement, Merger Partner acknowledges on behalf of itself and its Affiliates and its and their Representatives that the operation of the Spinco Business shall remain in the dominion and control of Remainco until the Closing and that none of Merger Partner or any of its Affiliates or Representatives will provide, directly or indirectly, any directions, orders, advice, aid or assistance to any Representative of a member of the Remainco Group except as permitted by any applicable Laws in the performance of the Parties’ respective obligations under this Article V. Notwithstanding anything to the contrary contained in this Agreement, Remainco acknowledges on behalf of itself and its Affiliates and its and their Representatives that the operation of the Merger Partner Business shall remain in the dominion and control of Merger Partner until the Closing and that none of Remainco or any of its Affiliates or Representatives will provide, directly or indirectly, any directions, orders, advice, aid or assistance to any Representative of a member of the Merger Partner Group except as permitted by any applicable Laws in the performance of the Parties’ respective obligations under this Article V. (j) Notwithstanding anything to the contrary contained in this Section 5.4, the obligations of the Parties with respect to the Financing shall be governed by Section 5.1 and not this Section 5.4. 5.5 Disclosure. Merger Partner and Remainco shall consult with each other and consider the other Party’s views and comments before issuing any press or news release or otherwise making any public statement regarding this Agreement or the Contemplated Transactions. Remainco shall consult with Merger Partner and consider the views and comments of Merger Partner before any member of the Remainco Group or any of its Representatives sends any emails or other documents to the Spinco Employees generally or otherwise communicates with the Spinco Employees generally, with respect to any of the Contemplated Transactions. Merger Partner shall consult with Remainco and consider the views and comments of Remainco before any member of the Merger Partner Group or any of their Representatives sends any emails or other documents to the Merger Partner Employees generally or otherwise communicate with the Merger Partner Employees generally, with respect to any of the Contemplated Transactions. Notwithstanding the foregoing (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press or media, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press or news releases, public disclosures or public statements made jointly by the Parties (or individually, after consultation is completed with the other Party); (b) each Party may, without the prior consent of the other Party, issue any such press or news release or make any such public announcement or statement as may be required by Law or the rules and regulations of the NYSE, in which case such Party shall use its reasonable best

100 efforts to consult in good faith with the other Party prior to issuing any such press or news release or making any such public announcement or statement; (c) Merger Partner need not consult with Remainco in connection with any press or news release, public statement or filing to be issued or made with respect to any Merger Partner Change in Recommendation; and (d) Remainco need not consult with Merger Partner in connection with any press or news release, public statement or filing to be issued or made with respect to any Remainco Change in Recommendation. 5.6 Listing. As promptly as reasonably practicable following the date hereof, Merger Partner shall use reasonable best efforts to cause the shares of Merger Partner Common Stock to be issued pursuant to the Merger, including the Merger Partner Common Stock to be issued upon the vesting and issuance of exchanged Post-2023 Remainco RSUs, to be approved for listing (subject to notice of issuance) on the NYSE at or prior to the Merger Effective Time. 5.7 Post-Closing Merger Partner Board of Directors; Post-Closing Merger Partner Management. (a) Merger Partner shall cause the Merger Partner Board, effective as of immediately following the Merger Effective Time, to be comprised of eleven (11) members who shall be appointed as follows to the Classes of the Merger Partner Board contemplated by Section 5.7(c): (i) six (6) Remainco Nominated Directors, three (3) of which shall be nominated by Delta pursuant to the Investor Rights Agreement and one (1) of which shall be the post-Closing Chief Executive Officer of Merger Partner, and (ii) five (5) Merger Partner Nominated Directors; provided that at least (A) three (3) of the Remainco Nominated Directors and (B) three (3) of the Merger Partner Nominated Directors must qualify as independent directors of the Merger Partner Board in accordance with the rules of the NYSE and the SEC and the policies of Institutional Shareholder Services (“Independent”). “Remainco Nominated Directors” means the individuals set forth on Schedule 5.7(a)(i) and two (2) additional individuals who will be designated by Remainco within ten (10) Business Days following the date hereof. With respect to each Remainco Nominated Director not listed on Schedule 5.7(a)(i) who is not a current director or officer of Remainco or another member of the Remainco Group licensed by a Gaming Authority (a “Non-Remainco Candidate”), the Merger Partner Board shall have ten (10) Business Days after receiving notification from Remainco that Remainco has designated such individual as a Remainco Nominated Director to approve such individual (such approval not to be unreasonably withheld (it being agreed that approval may be withheld if the individual has been found unsuitable by a Gaming Authority or the Merger Partner Board reasonably determines that the individual will be found unsuitable by a Gaming Authority)). If the Merger Partner Board does not approve of any Non-Remainco Candidate, Remainco shall have ten (10) Business Days to designate a new individual to serve as a Remainco Nominated Director until Remainco has selected an individual who is acceptable to the Merger Partner Board or is not a Non-Remainco Candidate. “Merger Partner Nominated Directors” means the individuals set forth on Schedule 5.7(a)(ii) and three (3) additional individuals who will be designated by Merger Partner within ten (10) Business Days following the date hereof. With respect to each Merger Partner Nominated Director not listed on Schedule 5.7(a)(ii) who is not a current director or officer of Merger Partner or another member of the Merger Partner Group licensed by a Gaming Authority (a “Non-Merger Partner Candidate”), the Remainco Board shall have ten (10) Business Days after receiving notification from Merger Partner that Merger Partner has designated such individual as a Merger Partner Nominated Director to approve such individual (such approval not to be unreasonably withheld (it

101 being agreed that approval may be withheld if the individual has been found unsuitable by a Gaming Authority or the Remainco Board reasonably determines that the individual will be found unsuitable by a Gaming Authority)). If the Remainco Board does not approve of any Non-Merger Partner Candidate, Merger Partner shall have ten (10) Business Days to designate a new individual to serve as a Merger Partner Nominated Director until Merger Partner has selected an individual who is acceptable to the Remainco Board or is not a Non-Merger Partner Candidate. The Remainco Nominated Directors and the Merger Partner Nominated Directors are collectively referred to as the “New Merger Partner Directors”. If any selected Remainco Nominated Directors are ultimately unwilling or unable to serve, elect not to serve or are required to be replaced pursuant to Section 5.4, and until such time as all Remainco Nominated Directors have been appointed to the Merger Partner Board, then Remainco shall have the right to select replacement Remainco Nominated Directors; provided that if such replacement Remainco Nominated Director is a Non- Remainco Candidate, then such replacement Remainco Nominated Director shall be subject to approval by the Merger Partner Board in accordance with the procedures set forth in this Section 5.7(a). If any selected Merger Partner Nominated Directors are ultimately unwilling or unable to serve, elect not to serve or are or are required to be replaced pursuant to Section 5.4, and until such time as all Merger Partner Nominated Directors have been appointed to the Merger Partner Board, then Merger Partner shall have the right to select replacement Merger Partner Nominated Directors; provided that if such replacement Merger Partner Nominated Director is a Non-Merger Partner Candidate, then such replacement Merger Partner Nominated Director shall be subject to approval by the Remainco Board in accordance with the procedures set forth in this Section 5.7(a). (b) Except as set forth in Section 5.7(d), Merger Partner shall cause, effective as of immediately following the Merger Effective Time, the Designated Officers to be appointed to the officer positions designated by Remainco following consultation with the Chairman of the Merger Partner Board, with such responsibility as Remainco provides in written notice to Merger Partner, and for such Designated Officers to be the only officers of Merger Partner. “Designated Officers” means the following individuals: (i) the individuals set forth on Schedule 5.7(b) who shall be appointed to the officer positions set forth opposite their name on Schedule 5.7(b), (ii) such other individuals who are current directors or officers of Remainco or another member of the Remainco Group licensed by a Gaming Authority and who are designated in writing by Remainco to Merger Partner to the positions indicated in such writing following consultation with the Chairman of the Merger Partner Board and (iii) such other individuals reasonably acceptable to the Merger Partner Board (such approval not to be unreasonably withheld (it being agreed that approval may be withheld if the individual has been found unsuitable by a Gaming Authority or the Merger Partner Board reasonably determines that the individual will be found unsuitable by a Gaming Authority)) and designated in writing by Remainco to Merger Partner to the positions indicated in such writing by Remainco. (c) The three (3) Remainco Nominated Directors selected by Delta pursuant to the Investor Rights Agreement shall be appointed initially in the Classes specified therein. The non-Independent Remainco Nominated Director not selected by Delta shall be appointed initially to Class I and the two (2) Independent Remainco Nominated Directors not selected by Delta shall be appointed initially to Class III. The three (3) independent Merger Partner Nominated Directors shall be appointed initially to Class I, Class II and Class III respectively. The two (2) non- independent Merger Partner Nominated Directors shall be appointed initially to Class I and Class II respectively.

102 (d) Merger Partner shall cause, effective as of immediately following the Merger Effective Time, Michael D. Rumbolz to be appointed as Chairman of the Merger Partner Board, Vincent L. Sadusky to be appointed as Chief Executive Officer of Merger Partner and Fabio Celadon to be appointed as Chief Financial Officer of Merger Partner; provided that (i) if Michael D. Rumbolz is ultimately unwilling or unable to serve, elects not to serve or is required to be replaced pursuant to Section 5.4, then Merger Partner shall have the right to select a replacement Chairman of the Merger Partner Board that is either (A) not a Non-Merger Partner Candidate or (B) reasonably acceptable to the Remainco Board (such approval not to be unreasonably withheld (it being agreed that approval may be withheld if the individual has been found unsuitable by a Gaming Authority or the Remainco Board reasonably determines that the individual will be found unsuitable by a Gaming Authority)), and (ii) if any of Vincent L. Sadusky or Fabio Celadon is ultimately unwilling or unable to serve, elects not to serve or is required to be replaced pursuant to Section 5.4, the Remainco shall have the right to select a replacement Chief Executive Officer of Merger Partner or replacement Chief Financial Officer of Merger Partner, as the case may be, that is either (A) not a Non-Remainco Candidate or (y) reasonably acceptable to the Merger Partner Board (such approval not to be unreasonably withheld (it being agreed that approval may be withheld if the individual has been found unsuitable by a Gaming Authority or the Merger Partner Board reasonably determines that the individual will be found unsuitable by a Gaming Authority)). (e) The Parties shall use reasonable best efforts so that the Business Day following the Closing Date, (i) Remainco shall have changed its name from “International Game Technology” and changed its NYSE ticker symbol from “IGT” and (ii) Merger Partner shall have changed its name to “International Game Technology” and changed its NYSE ticker symbol to “IGT”. 5.8 Section 16 Matters. Subject to the following sentence, prior to the Merger Effective Time, Merger Partner, Remainco and Spinco shall take all such steps as may be required (to the extent permitted under applicable Law) to approve in advance in accordance with the procedures set forth in Rule 16b-3 under the Exchange Act (and any applicable no-action letters issued by the SEC) any dispositions of Spinco Units (including derivative securities with respect to Spinco Units) arising in connection with the Contemplated Transactions directly or indirectly made by each individual who is subject to Article 16 of the Exchange Act with respect to Spinco as a director or officer of Spinco, and any acquisitions of Merger Partner Common Stock (including derivative securities with respect to Merger Partner Common Stock) arising in connection with the Contemplated Transactions directly or indirectly made by each individual who is or will be subject to Article 16 of the Exchange Act with respect to Merger Partner as a director or officer of Merger Partner. At least ten (10) days prior to the Closing Date, Remainco shall furnish the following information to Merger Partner for each Person who, immediately after the Merger Effective Time, will become subject to the requirements of Article 16 of the Exchange Act with respect to Merger Partner as a director or officer of Merger Partner (to the extent then known): (a) the number of Spinco Units held by such Person and expected to be exchanged for shares of Merger Partner Common Stock pursuant to the Merger; (b) the number of Remainco Ordinary Shares underlying Remainco Equity Awards held by such Person and expected to be exchanged by Merger Partner into shares of Merger Partner Common Stock in connection with the Merger; (c) the number of other derivative securities (if any) with respect to Remainco Ordinary Shares or Spinco Units held by such Person and expected to be converted into shares of Merger Partner Common Stock or

103 derivative securities with respect to Merger Partner Common Stock in connection with the Merger; and (d) the EDGAR codes for each such Person. 5.9 Obligations with respect to Merger Sub and Spinco. (a) Merger Partner shall take all action necessary to cause Merger Sub and, after the Second Merger Effective Time, the Surviving Corporation (as successor in interest to the Interim Surviving Company as of the Second Step Merger Effective Time), to perform its obligations under this Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement. Remainco shall take all action necessary to cause the members of the Spinco Group, prior to the Merger Effective Time, to perform their obligations under the Transaction Documents to be performed prior to the Merger Effective Time and to consummate the Contemplated Transactions to be consummated prior to the Merger Effective Time upon the terms and subject to the conditions set forth in the applicable Transaction Documents. 5.10 Securityholder Litigation. (a) Prior to the Merger Effective Time, Remainco shall give Merger Partner the right to participate in the defense or settlement of any securityholder litigation against Remainco or the Remainco Board relating to the Contemplated Transactions. Prior to the Merger Effective Time, Remainco shall not enter into or agree to any settlement with respect to such securityholder litigation without Merger Partner’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than settlements involving only additional disclosures or monetary consideration (including fees) to be paid exclusively by Remainco. (b) Prior to the Merger Effective Time, Merger Partner shall give Remainco the right to participate in the defense or settlement of any securityholder litigation against Merger Partner or the Merger Partner Board relating to the Contemplated Transactions. Prior to the Merger Effective Time, Merger Partner shall not enter into or agree to any settlement with respect to such securityholder litigation without Remainco’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than settlements involving only additional disclosures or monetary consideration (including fees) to be paid exclusively by Merger Partner. (c) For purposes of this Section 5.10, “participate” means that the non- litigating party will be kept apprised of proposed strategy and other significant decisions with respect to any securityholder litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its legal counsel is not undermined or otherwise adversely affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or authority over the litigation, except for the right to consent to applicable settlements as set forth in Section 5.10(a) or 5.10(b), as applicable. 5.11 Financial Statements. (a) As promptly as reasonably practicable following the date hereof, Remainco shall prepare and deliver to Merger Partner the following audited combined financial statements for the Spinco Business and, if financial statements of Spinco are required by the rules and

104 regulations of the SEC to be included in the Spinco Registration Statement, for Spinco for such periods as so required: the balance sheets as of December 31, 2023 and December 31, 2022 and the related statements of operations, other comprehensive income, net parent investment and cash flows for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and any other audited financial statements relating to the members of the Spinco Group or the Spinco Business required by the rules and regulations of the SEC to be included in the Spinco Registration Statement, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm (which firm shall be registered with the PCAOB) for the Spinco Business and, if financial statements of Spinco are required by the rules and regulations of the SEC to be included in the Merger Partner Registration Statement or the Spinco Registration Statement, for Spinco (collectively, the “Initial Audited Financial Statements”, and the date on which Remainco delivers to Merger Partner the Initial Audited Financial Statements, the “Initial Audited Financial Statements Delivery Date”). If the Closing Date is sixty (60) days or more after the end of the fiscal year ending December 31, 2024, then Remainco shall prepare and deliver to Merger Partner as promptly as reasonably practicable (but in no event later than ninety (90) days after the end of such fiscal year), the audited combined financial statements for the Spinco Business and, if financial statements of Spinco are required by the rules and regulations of the SEC to be included in the Merger Partner Registration Statement or the Spinco Registration Statement, for Spinco as of the end of, and for, such fiscal year consisting of the balance sheets as of the end of such fiscal years and the statements of operations, other comprehensive income, net parent investment and cash flows for such fiscal years as are required under Regulation S-X, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm (which firm shall be registered with the PCAOB) for the Spinco Business and, if financial statements of Spinco are required by the rules and regulations of the SEC to be included in the Spinco Registration Statement, for Spinco (together with the Initial Audited Financial Statements, the “Audited Financial Statements”); provided that Remainco shall reasonably cooperate, as may be reasonably requested by Merger Partner, with Merger Partner in connection with Merger Partner’s and Spinco’s completion of the audit for the Audited Financial Statements in the event that the Closing Date occurs prior to the sixtieth (60th) day after the end of the fiscal year ending December 31, 2024. Remainco shall provide Merger Partner with a reasonable opportunity to review a preliminary draft of the Audited Financial Statements in advance of delivery pursuant to this Section 5.11(a). On the Initial Audited Financial Statements Delivery Date, Remainco shall deliver to Merger Partner a reasonably detailed reconciliation of the Initial Audited Financial Statements to the Spinco Business Interim Financial Statements. (b) For the quarterly period ending March 31, 2024 and each subsequent quarterly period ending prior to the Closing Date, other than any quarterly period ending December 31 (each, an “Interim Financial Period”), Remainco shall prepare and deliver to Merger Partner the combined unaudited financial statements of the Spinco Business and, if financial statements of Spinco are required by the rules and regulations of the SEC to be included in the Spinco Registration Statement, for Spinco as of the end of, and for, such Interim Financial Period (the “Interim Financial Statements”) consisting of the combined balance sheets as of the end of such Interim Financial Period and combined statements of operations, other comprehensive income, net parent investment and cash flows for such Interim Financial Period (and the portion of the fiscal year then ended) and the corresponding period of the prior fiscal year, which Interim Financial Statements will, if required by the rules and regulations of the SEC to be included in the Spinco

105 Registration Statement, have been reviewed by the independent registered public accounting firm (which firm shall be registered with the PCAOB) for the Spinco Business and, if financial statements of Spinco are required by the rules and regulations of the SEC to be included in the Spinco Registration Statement, for Spinco, as provided in AS 4105, Interim Financial Information. The Interim Financial Statements will be delivered as promptly as practicable following the end of the corresponding Interim Financial Period but no later than sixty (60) days after the end of such Interim Financial Period; provided that in no event shall Remainco be required to deliver any Interim Financial Statements prior to the Initial Audited Financial Statements Delivery Date. (c) In connection with the filing of the Merger Partner Registration Statement and any other SEC filings required to be made on Form 8-K by Merger Partner in connection with the Contemplated Transactions, Remainco shall use its commercially reasonable efforts during the Pre-Closing Period and after the Closing to (i) cooperate with Merger Partner in connection with Merger Partner’s preparation of pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for SEC filings, including the requirements of Regulation S-X, and for the twelve (12) month period ending on the last day of the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Sections 5.11(a) and 5.11(b), and (ii) provide and make reasonably available upon reasonable notice the senior management employees of Remainco to discuss the materials prepared and delivered pursuant to this Section 5.11(c). 5.12 Financing. (a) Merger Partner shall, and shall cause the other members of the Merger Partner Group to, and Spinco shall, and shall cause other members of the Spinco Group to, in each case, use reasonable best efforts to obtain the Financing as promptly as reasonably practicable after the date hereof on the same terms and conditions (including market flex) contained in the Commitment Letter. Merger Partner shall, and shall cause the other members of the Merger Partner Group to, and Spinco shall, and shall cause other members of the Spinco Group to, in each case, use reasonable best efforts (including, where practicable, on a joint basis or otherwise mutually agreed upon basis) to (i) comply with and maintain in full force and effect the Commitment Letter in accordance with the terms thereof and negotiate and execute definitive agreements with respect thereto, on the terms and conditions (including market flex) contained in the Commitment Letter (or on such other terms acceptable to Merger Partner, Remainco and Spinco and the applicable Financing Sources so long as such other terms would not (A) delay or prevent the Closing, (B) expand the conditions or other contingencies to the funding, from those set forth in the Commitment Letter, (C) reduce the committed amount, (D) adversely impact or delay in any respect the likelihood of the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) or (E) adversely impact the ability of Merger Partner or Spinco, as applicable, to enforce its rights against the other parties to the Commitment Letter or the definitive agreements with respect thereto (in each case, in accordance with their terms) (such definitive agreements, the “Financing Agreements”)) or the ability of Merger Partner or Spinco, as applicable, to timely consummate the Contemplated Transactions and shall deliver to Merger Partner and Remainco, as applicable, copies of any and all drafts and proposed final versions of all documents prior to the execution thereof as promptly as reasonably practicable; (ii) satisfy or cause the satisfaction of all conditions in the Commitment Letter and the Financing Agreements that are within its control or, if necessary or deemed advisable by Merger Partner, Remainco and Spinco, seek the waiver of

106 conditions applicable to Merger Partner and its Affiliates or Spinco and its Affiliates, as applicable, contained in the Commitment Letter and the Financing Agreements; (iii) in the event of a breach or purported breach thereof by the Financing Lenders, fully enforce its rights to funding under the Commitment Letter and the Financing Agreements; and (iv) draw upon and consummate the Financing (including by instructing the Financing Lenders and the other Persons providing the Financing to provide such Financing) prior to or substantially contemporaneously with the Merger. Merger Partner and Remainco shall pay their respective Pro Rata Portion of all Commitment Fees (other than indemnity claims, which shall be governed by Section 5.12(d)) required to be paid pursuant to the terms of the Commitment Letter (and any Alternative Commitment Letter) as and when they become due and payable prior to the Closing (including, without limitation, any alternate transaction fees or similar fees set forth in the Commitment Letter or any Alternative Commitment Letter). In the event any funds in the amounts set forth in the Commitment Letter or the Financing Agreements, or any portion thereof, become unavailable on the terms and conditions contemplated in the Commitment Letter or the Financing Agreements, or it becomes reasonably likely that such funds may become unavailable on the terms and conditions set forth therein (in each case other than on account of (1) any Permitted Alternative Financing having been obtained or (2) the commitments under the Commitment Letter being replaced with commitments set forth in the Financing Agreements), Merger Partner shall, and shall cause the other members of the Merger Partner Group to, and Spinco shall, and shall cause other members of the Spinco Group to, in each case, use reasonable best efforts to obtain as promptly as reasonably practicable any such portion from alternative sources, including, subject to Section 5.12(d), on terms that shall not expand the conditions or other contingencies to the funding (including the Marketing Period), from those set forth in the Commitment Letter or reduce the committed amount (the “Alternative Financing”) and to provide promptly to Merger Partner or Remainco, as applicable, a copy of any and all drafts and proposed final versions of all documents prior to the execution thereof (with any unredacted fee letter) of, a new financing commitment that provides for financing in an amount of at least the Required Amount (the “Alternative Commitment Letter”); provided that in no event shall Merger Partner or Spinco be required to pay any fees or any interest rates applicable to the Financing materially in excess of those contemplated by the Commitment Letter or otherwise agree to other terms and conditions (including market flex) that are materially less favorable in the aggregate to Merger Partner or Spinco, as applicable, than those in the Commitment Letter as in effect as of the date hereof. To the extent an Alternative Commitment Letter is obtained, the provisions in this Section 5.12(a) shall apply to such Alternative Commitment Letter. (b) Merger Partner, on the one hand, and Remainco and Spinco, on the other hand, shall give the other prompt notice (i) of any material breach (or threatened material breach) or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material breach or default) by any party to the Commitment Letter, the Financing Agreements, the Alternative Commitment Letter or the definitive agreements with respect thereto (the “Alternative Financing Agreements”), the terms and conditions of which shall not expand upon the conditions to Closing or other contingencies to the funding on the closing date of the Alternative Financing as set forth in the Alternative Commitment Letter, in each case, of which it becomes aware; (ii) of any actual withdrawal, repudiation or termination of the Financing Agreements or commitments for the Financing by any of the Lenders of which it becomes aware; (iii) of the receipt by it of any written notice from any Person with respect to any material dispute or disagreement between or among any of the parties to the Commitment Letter or the Financing Agreements and, if applicable, the Alternative

107 Commitment Letter or the Alternative Financing Agreements; (iv) of any amendment or modification of, or waiver under, the Commitment Letter or the Financing Agreements and, if applicable, the Alternative Commitment Letter or the Alternative Financing Agreements or any related fee letters; or (v) if for any reason it believes in good faith that it or its Subsidiaries will not be able to timely obtain all or any portion of the Financing, on the terms and in the manner or from the sources contemplated by the Commitment Letter or the Financing Agreements and, if and as applicable, the Alternative Commitment Letter or the Alternative Financing Agreements. Merger Partner, on the one hand, and Remainco and Spinco, on the other hand, shall keep each other reasonably informed (in reasonable detail) with respect to all material activity concerning the Financing and, if applicable, the Alternative Financing, including by providing copies of all definitive agreements and upon reasonable request therefor, Merger Partner, on the one hand, and Remainco and Spinco, on the other hand, shall promptly provide each other with any information relating to the Financing. Merger Partner, on the one hand, and Remainco and Spinco, on the other hand, shall not, and shall cause the other members of their respective Groups not to, without the prior written consent of the other (not to be unreasonably withheld, conditioned or delayed), amend, modify, supplement, restate, substitute, replace, terminate, assign or agree to any waiver under the Commitment Letter, any Alternative Commitment Letter, any Financing Agreements or any Alternative Financing Agreements, in each case, to which it or its Subsidiaries is a party, in a manner that (A) reduces the aggregate amount of any Financing to an amount that would not be sufficient (I) to pay the Cash Payment, (II) to refinance, redeem or otherwise repay the Merger Partner Existing Indebtedness and (III) to pay all Commitment Fees that have not been paid prior to the Closing (such amount, the “Required Amount”), (B) modifies or expands upon any of the conditions precedent to any Financing from those set forth in the Commitment Letter or the Alternative Commitment Letter, as applicable, or add any new conditions precedent to such Financing from those set forth in the Commitment Letter or the Alternative Commitment Letter, as applicable, in each case in a manner that would reasonably be expected to materially delay or prevent the funding of such Financing (or satisfaction of the conditions to such Financing), or (C) is reasonably expected to prevent, materially impede or materially delay the availability of any Financing; provided that additional lenders and financing sources may be added to the Commitment Letter or any Alternative Commitment Letter after the date hereof or thereof with a concomitant reduction in the commitment of the lenders party thereto on the date hereof or thereof. Notwithstanding anything to the contrary contained in this Agreement, Merger Partner (subject to the consent of Remainco) and Spinco (subject to the consent of Merger Partner), as applicable, shall have the right, at any time and from time to time, to substitute other debt financing for all or any portion of the Financing (or, if applicable, the Alternative Financing) from the same or alternative financing sources (each, a “Permitted Alternative Financing”); provided that any such Permitted Alternative Financing (1) shall not expand on the conditions precedent or contingencies to the funding on the closing date of the Financing or, if applicable, the Alternative Financing, as set forth in such agreements, in a manner that would reasonably be expected to materially delay or prevent the funding of such Financing or such Alternative Financing (or satisfaction of the conditions to such Financing or such Alternative Financing); (2) shall not reduce the amount of the Financing from that contemplated under the Commitment Letter, as in effect on the date hereof; and (3) shall not prevent, materially delay, materially interfere with or materially impair the consummation of the Contemplated Transactions. For purposes of this Agreement, (I) the term “Commitment Letter” shall include the applicable commitment letter (and the related fee letter) entered into by any member of the Merger Partner Group or any member of the Spinco

108 Group or any member of the Merger Partner Group or the Spinco Group in connection with a Permitted Alternative Financing, (II) the term “Financing Agreement” shall include any definitive agreement with respect to any Permitted Alternative Financing and (III) the term “Financing” shall include any Permitted Alternative Financing. (c) Subject to Section 5.12(d) and the other provisions of this Section 5.12(c), Merger Partner shall, and shall cause the other members of the Merger Partner Group to, and Remainco shall, and shall cause the other members of the Remainco Group to, and in each case, shall cause their respective Representatives to, use reasonable best efforts to provide such reasonable cooperation to Merger Partner or Remainco, as applicable, subject to the allocation of expenses set forth in Section 5.12(d), in connection with the arrangement of the Financing, or, if applicable, the Alternative Financing or the Permitted Alternative Financing, as may be reasonably requested by Merger Partner on the one hand or Remainco or Spinco on other hand (including, where practicable, on a joint basis or otherwise mutually agreed upon basis, with information regarding the Spinco Business or the members of the Spinco Group presumed to be the primary responsibility of Remainco and Spinco and information regarding the Merger Partner Business or the members of the Merger Partner presumed to be the primary responsibility of Merger Partner), consisting of: (i) participation in a reasonable number of meetings, drafting sessions, rating agency and roadshow presentations and due diligence sessions in connection with the Financing, at reasonable times and locations upon reasonable prior notice; (ii) furnishing Merger Partner, Remainco, Spinco and the Financing Sources with (A) pertinent information regarding the Spinco Business and the members of the Spinco Group and the Merger Partner Business and the Merger Partner Group, as applicable, as is customary to provide in connection with the Financing or, if applicable, the Alternative Financing, as may be reasonably requested by Merger Partner or Remainco, as applicable; (B) the Required Merger Partner Financial Information and the Required Spinco Financial Information, as applicable; and (C) the information required by paragraph 4 and paragraph 5 of Exhibit D to the Commitment Letter; (iii) assisting Merger Partner or Remainco, as applicable, and the Financing Sources in the preparation of (A) a customary offering document (including a private placement memorandum, prospectus, offering memorandum or any similar document), including the information required to be provided by Merger Partner or Remainco, as appliable, to satisfy the requirements of the Lender Required Financial Information (as defined in the Commitment Letter) for all or a portion of the Financing and, if applicable, the Alternative Financing, but only with respect to the information included therein regarding the (1) Merger Partner Business and the members of the Merger Partner Group and (2) Spinco Business and the members of the Spinco Group, as applicable, and (B) bank information memoranda and bank marketing and syndication materials and similar documents required in connection with the Financing and, if applicable, the Alternative Financing, in each case to the extent information contained therein relates to the

109 Spinco Business or Spinco or the Merger Partner Business or Merger Partner, as applicable; (iv) taking customary corporate actions with respect to (A) the Merger Partner Business and the members of the Merger Partner Group and (B) the Spinco Business and the members of the Spinco Group, subject, in each case of clause (A) and (B), to the occurrence of the Merger Effective Time (other than in connection with a Securities Offering prior to the Closing for purposes of depositing proceeds of such offering into escrow pending release of such proceeds), reasonably requested by Merger Partner or Spinco, as applicable, that are necessary to permit the consummation of the Financing and, if applicable, the Alternative Financing (including cooperating to facilitate the granting of guarantees by, or pledging of, granting of security interests in and obtaining perfection of any liens on collateral owned by, the members of the Merger Partner Group and the members of the Spinco Group in connection with the Financing and, if applicable, the Alternative Financing (including (1) subject to clause (VI) of the proviso below, entering into the applicable Financing Agreements or the applicable Alternative Financing Agreements, and (2) using reasonable best efforts to deliver to the Financing Sources all original copies of all certificated securities evidencing any Equity Interests owned by any member of the Spinco Group or any member or the Merger Partner Group in any of its members incorporated under the Laws of any State of the United States substantially concurrently with the Closing that are required to be delivered as collateral pursuant to the Financing Agreements)); (v) providing customary authorization and management representation letters with respect to the information provided by Merger Partner or Remainco, as applicable, for inclusion in any confidential information memorandum or lender presentation, including a customary representation that such confidential information memorandum or lender presentation, as applicable, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading and representing that such information does not include material non-public information about the members of (A) the Merger Partner Group and the Merger Partner Business or (B) the Remainco Group and the Spinco Business, and designating such information provided by Merger Partner or Remainco, as applicable, for presentation to the Financing Sources as suitable to be made available to lenders who do not wish to receive material non-public information with respect to the members of the Merger Partner Group or the members of the Remainco Group, as applicable; (vi) providing reasonable assistance to the Financing Sources (including by providing customary certificates and representation letters) in obtaining from independent auditors for (A) the Merger Partner Business and the members of the Merger Partner Group or (B) the Spinco Business and the members of the Spinco Group, as applicable, auditor “comfort letters” (including customary “negative assurances”) or similar agreed upon procedures letters, and consents or authorization letters to the inclusion of auditor reports in marketing materials for

110 the Financing if it takes the form of debt securities and, if applicable, the Alternative Financing; (vii) cooperating with the Financing Sources’ due diligence with respect to the Spinco Business and the members of the Spinco Group and the Merger Partner Business and members of the Merger Partner Group, as applicable, to the extent customary and reasonable, including providing any customary legal opinions and negative assurance letters that the Financing Sources’ may require in connection with the offering of any debt securities; (viii) requesting payoff letters, redemption notices, related ancillary agreements and lien terminations and instruments of discharge to be delivered at Closing to allow for the payoff, discharge and termination in full substantially concurrently with Closing of all indebtedness required to be repaid on the Closing Date and the release of any liens securing such repaid indebtedness (including, for the avoidance of doubt, Merger Partner requesting such documents in respect of the Merger Partner Existing Indebtedness being so repaid or redeemed); (ix) providing, no less than three (3) Business Days prior to the Closing Date, all documentation and other information about (A) the Merger Partner Business and the members of the Merger Partner Group or (B) the Spinco Business and the members of the Spinco Group, as applicable, required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least ten (10) Business Days prior to the Closing Date; and (x) consulting in good faith on the terms and conditions of the Financing; provided, that in all cases such activities do not (I) unreasonably interfere with or unreasonably disrupt the ongoing operation and management of Merger Partner or the Merger Partner Business or Remainco or the Spinco Business, as applicable, (II) cause any representation or warranty or covenant contained in this Agreement to be breached, (III) cause any condition to the Closing set forth in Article VI or VII to fail to be satisfied or otherwise cause any breach of this Agreement, (IV) require provision or access to or disclosure of information that Merger Partner reasonably determines would jeopardize any attorney-client privilege of any member of the Merger Partner Group; provided that Merger Partner shall use reasonable best efforts to provide or disclose such information to the extent possible without jeopardizing such privilege, (V) require provision or access to or disclosure of information that Remainco reasonably determines would jeopardize any attorney-client privilege of any member of the Remainco Group; provided that Remainco shall use reasonable best efforts to provide or disclose such information to the extent possible without jeopardizing such privilege, (VI) require any member of the Merger Partner Group or any member of the Remainco Group, as applicable, to take any action that will conflict with or violate its Organizational Documents or applicable Law or would reasonably be expected to result in the contravention, violation or breach of any Contract to which any member of the Merger Partner Group or any member of the Remainco Group, as applicable, is a party; provided that this clause (VI) shall in no way limit Merger Partner’s, Remainco’s or Spinco’s obligations pursuant to

111 Section 5.15; provided, further, that no member of the Merger Partner Group and no member of the Spinco Group shall be required to take any action that would reasonably be expected to cause any director, officer or employee of a member of the Merger Partner Group or a member of the Remainco Group, as applicable, to incur any personal liability. All non-public or other confidential information provided by any member of the Merger Partner Group or any member of the Remainco Group, as applicable, or their respective Representatives pursuant to this Section 5.12(c), shall be kept confidential in accordance with the Confidentiality Agreements. (d) Notwithstanding anything to the contrary in this Section 5.12, Merger Partner shall, promptly upon request by Remainco, (i) reimburse Remainco or Spinco, as applicable, for all Commitment Fees paid by Remainco in excess of its Pro Rata Portion of such fees and other amounts pursuant to the terms of the Commitment Letter (and any Alternative Commitment Letter) prior to the Closing (including, without limitation, any alternate transaction fees or similar fees set forth in the Commitment Letter or any Alternative Commitment Letter) and (ii) pay its Pro Rata Portion of all reasonable and documented out-of-pocket costs and expenses incurred by any member of the Remainco Group (including any member of the Spinco Group), or any of their respective Representatives, as applicable, in connection with such cooperation contemplated by Section 5.12(d). Merger Partner shall to the fullest extent permitted by Law indemnify, defend and hold harmless the members of the Remainco Group, the members of the Spinco Group and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them relating to, arising out of, by reason of or otherwise in connection with the Financing and any Permitted Alternative Financing in respect thereof (including any action taken in accordance with this Section 5.12) and any information utilized in connection therewith (other than historical information provided in writing by the members of the Remainco Group (including the Spinco Group) specifically for use in connection therewith) in an amount not to exceed Merger Partner’s Pro Rata Portion of such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties, in each case, except to the extent any of the foregoing was suffered or incurred as a result of bad faith, willful misconduct or material breach of this Section 5.12 by the members of the Remainco Group, the members of the Spinco Group or their respective Representatives or as a result of the of the members of the Remainco Group or the members of the Spinco Group providing historical information specifically for use in connection with the Spinco Financing or the Financing or any Permitted Alternative Financing in respect thereof. Notwithstanding anything to the contrary in this Section 5.12, Remainco shall, promptly upon request by Merger Partner, (A) reimburse Merger Partner for all Commitment Fees paid by Merger Partner in excess of its Pro Rata Portion of such fees and other amounts pursuant to the terms of the Commitment Letter (and any Alternative Commitment Letter) prior to the Closing (including, without limitation, any alternate transaction fees or similar fees set forth in the Commitment Letter or any Alternative Commitment Letter) and (B) pay its Pro Rata Portion of all reasonable and documented out-of-pocket costs and expenses incurred by any member of the Merger Partner Group or any of their respective Representatives, as applicable, in connection with such cooperation contemplated by Section 5.12(d). Remainco shall to the fullest extent permitted by Law indemnify, defend and hold harmless the members of the Merger Partner Group and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them relating to, arising out of, by reason of or otherwise in connection with the Financing and any Permitted Alternative Financing in respect thereof (including any action taken in accordance with this Section 5.12) and

112 any information utilized in connection therewith (other than historical information provided in writing by the members of the Merger Partner Group specifically for use in connection therewith) in an amount not to exceed Remainco’s Pro Rata Portion of such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties, in each case, except to the extent any of the foregoing was suffered or incurred as a result of bad faith, willful misconduct or material breach of this Section 5.12 by any member of the Merger Partner Group or its Representatives or as a result of any member of the Merger Partner Group providing historical information specifically for use in connection with the Financing or any Permitted Alternative Financing in respect thereof. (e) Subject in all respects to the foregoing clauses (a) through (d) of this Section 5.12, in connection with any securities offering by a member of the Merger Partner Group that constitutes part of the Financing or the Permitted Alternative Financing (a “Securities Offering”), Merger Partner and Remainco shall consult with each other regarding the terms and timing thereof. Remainco shall be primarily responsible for the initial drafting of the offering memorandum, other disclosure materials and the agreements for any such offering (the “Note Offering Materials”) in cooperation with Merger Partner, and Remainco shall provide Merger Partner a reasonable opportunity to review and comment on, and approve the final form of, the Note Offering Materials and shall not agree to any terms or conditions of the Note Offering Materials to which Merger Partner reasonably objects. 5.13 Agreement for Exchange of Information. (a) Generally. Merger Partner and its Affiliates, on the one hand, and Remainco and its Affiliates, on the other hand, will provide, or cause to be provided, to the other Party, at any time after the Merger Effective Time and until the later of (i) the sixth (6th) anniversary of the Closing Date and (ii) the expiration of the relevant statute of limitations period, if applicable, as soon as reasonably practicable after written request therefor, reasonable access during normal business hours (insofar as such access is reasonably required by the requesting Party), any Shared Information specifically identified in such written request in its possession or under its control to enable the applicable Party to comply with Law. Merger Partner and Remainco shall make their respective personnel reasonably available during regular business hours to discuss any Shared Information exchanged pursuant to this Section 5.13. The requesting Party shall, promptly upon request by the Party providing such information, reimburse the providing Party for all documented and reasonable third-party out-of-pocket costs incurred by providing Party or its Subsidiaries in connection with this Section 5.13(a). Notwithstanding the foregoing or the following provisions of this Section 5.13, the Tax Matters Agreement will govern the sharing, exchange and retention of Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters. (b) Financial Information. (i) Until the end of the sixth (6th) full fiscal year occurring after the Closing Date, the members of the Remainco Group shall reasonably cooperate in good faith with Merger Partner to enable Merger Partner to timely prepare and file SEC and PCAOB compliant consolidated financial statements that include the financial results of the Spinco Business. Merger Partner shall promptly reimburse

113 Remainco for the reasonable out-of-pocket third-party costs, if any, incurred in connection with the performance of the obligations under this Section 5.13(b)(i). (ii) Until the end of the sixth (6th) full fiscal year occurring after the Closing Date, the members of the Merger Partner Group shall reasonably cooperate in good faith with Remainco to enable Remainco to timely prepare and file SEC and PCAOB compliant consolidated financial statements or complete a financial statement audit for any period during which the financial results of the Spinco Business were consolidated with those of Remainco. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (A) Merger Partner shall authorize and reasonably request that its auditors make available to Remainco’s auditors, within a reasonable time prior to the date of Remainco’s auditors opinion or review report, both (1) the personnel who performed or will perform the annual audits and quarterly reviews of Spinco and (2) work papers related to such annual audits and quarterly reviews, to enable Remainco’s auditors to perform any procedures reasonably necessary to take responsibility for the work of Spinco’s auditors as it relates to Remainco’s auditors’ opinion or report and (B) until all governmental audits are complete, Merger Partner shall provide reasonable access during normal business hours for Remainco’s internal auditors, counsel and other designated representatives to (1) the premises of the members of the Spinco Group, all Information (and duplicating rights) within the knowledge, possession or control of the members of the Spinco Group and (2) the officers and employees of the members of the Spinco Group, so that Remainco may conduct reasonable audits relating to the financial statements provided by the members of the Spinco Group; provided that such access shall not be unreasonably disruptive to the business and affairs of the members of the Spinco Group. Remainco shall promptly reimburse Merger Partner for the reasonable out-of-pocket third-party costs and expenses, if any, incurred in connection with this Section 5.13(b)(ii). (c) Ownership of Information. Any Information owned at a particular moment in time by a Party that is provided to another Party pursuant to this Section 5.13(c) remains the property of the Party that owned and provided such Information. Except as expressly provided in the Transaction Documents, no Party nor any of their Affiliates hereunder grants or confers rights of license in any Information owned by such Party or any of its Affiliates to any other Party or its Affiliates hereunder. (d) Record Retention. Each Party shall use its commercially reasonable efforts to retain all Shared Information that relates to the operations of the Spinco Business or any member of the Spinco Group in its respective possession or control at the Merger Effective Time for a period of six (6) years following the Merger Effective Time. (e) Costs of Providing Information. Except as provided in Section 5.13(f), the Party requesting Shared Information will be responsible for paying the third-party fees and expenses incurred by the Parties in connection with complying with the provisions of this Section 5.13.

114 (f) Production of Witnesses; Privileged Matters. With respect to (i) the production of witnesses and (ii) the attorney-client and work product privileged information, following the Merger Effective Time, the respective rights and obligations of the members of the Remainco Group, on the one hand, and the members of the Spinco Group, on the other hand, to produce witnesses and to maintain, preserve, assert or waive any or all privileges will be governed by the Separation Agreement. (g) Confidentiality Agreement. During the Pre-Closing Period, the Parties shall negotiate in good faith a mutual confidentiality agreement covering any Shared Information disclosed in connection with the provisions of this Section 5.13 and enter into such agreement prior to or at the Closing. 5.14 D&O Indemnification and Insurance. (a) From and after the Merger Effective Time, Merger Partner and the Surviving Corporation (as successor in interest to the Interim Surviving Company as of the Second Step Merger Effective Time) shall, and Merger Partner shall cause the Surviving Corporation to, indemnify and hold harmless each Person who at the Merger Effective Time is a present or former director or officer of any member of the Spinco Group (each a “D&O Indemnitee”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that a D&O Indemnitee is or was a director or officer of a member of the Spinco Group or is or was serving at the request of a member of the Spinco Group as a director, officer, manager, member, trustee, fiduciary, employee or agent of another Person at or prior to the Merger Effective Time, in each case, whether asserted or claimed prior to, at or after the Merger Effective Time, to the fullest extent that any member of the Remainco Group would have been permitted under the Organizational Documents of any member of the Remainco Group in effect on the date hereof to indemnify such Person (including promptly advancing expenses as incurred to the fullest extent permitted under such Organizational Documents). Without limiting the foregoing, Merger Partner shall cause the other members of the Spinco Group (i) to maintain for a period of not less than six (6) years from the Merger Effective Time provisions in their respective Organizational Documents concerning the indemnification and exculpation or exoneration (including provisions relating to expense advancement) of the members of the Spinco Group’s respective former and current directors and officers that are no less favorable to those Persons than the provisions of the Organizational Documents of such members of the Spinco Group, as applicable, in each case, as of the date hereof and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by any Law. (b) Remainco shall procure, at its sole cost and expense, a prepaid, non- cancelable six (6)-year “tail” insurance policy, endorsement or otherwise, effective as of the Merger Effective Time, containing terms not less favorable than the terms of directors’ and officers’ liability insurance covering any directors and officers of the members of the Spinco Group who are currently covered by the directors’ and officers’ liability insurance policies of the Remainco Group with respect to matters existing or occurring at or prior to the Merger Effective Time. If any claim is asserted or made within such six (6)-year period, then any insurance required

115 to be maintained under this Section 5.14(b) shall be continued in respect of such claim until the final disposition thereof. (c) Notwithstanding anything to the contrary contained in this Agreement, this Section 5.14 shall survive the consummation of the Contemplated Transactions and shall be binding, jointly and severally, on all successors and assigns of Merger Partner and Spinco and are intended to be for the benefit of, and will be enforceable by, each present and former director and officer of any member of the Spinco Group and his or her heirs and representatives. If Merger Partner or Spinco or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Merger Partner or Spinco (as the case may be) shall succeed to and assume the obligations set forth in this Section 5.14. The provisions of this Section 5.14 are intended to be in addition to the rights otherwise available to any D&O Indemnitee by law, charter, statute, bylaw or Contract. 5.15 Solvency Opinion. Merger Partner and Remainco shall provide the valuation firm contemplated to give the Solvency Opinion reasonable access to all of the information reasonably necessary for the valuation firm to provide the Solvency Opinion. If the valuation firm indicates it is unable to provide one or more of the Solvency Opinion, then Remainco and Merger Partner shall use reasonable best efforts to take any commercially reasonable actions so as to allow the valuation firm to provide the Solvency Opinion; provided that in no event shall Remainco or Merger Partner be required to amend or modify to any of the Transaction Documents. 5.16 Release Documentation. On or prior to the Closing Date, Remainco shall provide to Merger Partner guarantee and lien release documentation as may be necessary or advisable to release the members of the Spinco Group as borrowers or guarantors, as applicable, under any existing indebtedness for borrowed money of Remainco and its Subsidiaries and the release and termination of any and all Encumbrances granted in connection with such indebtedness, on the Spinco Assets, in each case, in form and substance reasonably satisfactory to Merger Partner (collectively, the “Lien and Guarantee Release”); provided that Remainco shall provide drafts of such Lien and Guarantee Release documentation at least ten (10) Business Days prior to the Closing Date. 5.17 Remainco Equity Awards. Remainco shall Make Available to Merger Partner an updated version of the list referenced in Section 2.3(c)(ii) to reflect any applicable changes thereto no later than thirty (30) days prior to the anticipated Closing Date and promptly following the expiration of each month ending thereafter prior to the Closing Date. 5.18 Refinancing. On or prior to the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Article VI and Article VII, Merger Partner shall, substantially concurrently with its receipt of the proceeds (or applicable portion of the proceeds) of the applicable Financing, repay, repurchase, redeem, defease, discharge, refinance or terminate the then outstanding Merger Partner Existing Indebtedness with a portion of the proceeds from the Financing.

116 ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGER PARTNER AND MERGER SUB The obligations of Merger Partner and Merger Sub to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions: 6.1 Accuracy of Representations. (a) The representations and warranties of Remainco set forth in Sections 2.3(a), 2.3(c)(i), 2.3(c)(iii) and 2.3(c)(iv) (other than the last sentence thereof), in each case, solely with respect to the capitalization of Remainco and Spinco shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except for inaccuracies that are de minimis in the aggregate, (b) the representations and warranties of Remainco and Spinco set forth in Section 2.7(b) (Absence of Certain Changes) shall be true and correct in all respects both when made and at and as of the Closing, as if made at and as of such time, (c) the representations and warranties of Remainco and Spinco set forth in Section 2.1(b) (Subsidiaries; Due Organization), Section 2.4 (Authority; Binding Nature of Agreement), Section 2.21 (Ownership of Merger Partner Common Stock), Section 2.22 (Vote Required), Section 2.23 (Financial Advisors) and Section 2.24 (Takeover Statutes) shall be true and correct (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (d) the other representations and warranties of Remainco and Spinco set forth in this Agreement shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Spinco Material Adverse Effect, and would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Remainco Group of the Merger, the Distribution or the material Contemplated Transactions. 6.2 Performance of Covenants. The covenants and obligations in the Transaction Documents that Remainco, Spinco or the other members of the Spinco Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. 6.3 Effectiveness of Registration Statements. (a) The Merger Partner Registration Statement and the Spinco Registration Statement shall have become effective in accordance with the provisions of the Securities Act and the Exchange Act, respectively; (b) no stop order shall have been issued by the SEC and remain in effect suspending the effectiveness of any such registration statement; (c) no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or be threatened by the SEC with the intention of suspending the effectiveness of any such registration statement; and (d) the applicable notice periods required by applicable stock exchange rules or securities Laws shall have expired.

117 6.4 Stockholder and Shareholder Approval. The issuance of shares of Merger Partner Common Stock pursuant to the Merger shall have been duly approved by the Required Merger Partner Stockholder Vote and the Distribution shall have been duly approved by the Required Remainco Shareholder Vote. 6.5 Separation and Distribution. The Separation, including the Transfer of Assets and Assumption of Liabilities contemplated by, as applicable, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents to occur prior to the Closing, shall have been consummated in all material respects in accordance with and subject to the terms of the Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents. The Spinco Contribution and the Distribution shall have been consummated in accordance with the terms of the Separation Agreement. The IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement shall have been executed and delivered by the parties (other than Merger Partner or Merger Sub) thereto. 6.6 Remainco Note. Remainco shall have received the Remainco Note immediately before (and substantially concurrently with) the Distribution in accordance with the terms of the Separation Agreement. 6.7 Opinion and Certificate. Merger Partner and Merger Sub shall have received the following opinion and certificate, each of which shall be in full force and effect and shall not have been withdrawn or rescinded: (a) an opinion from a valuation firm selected by Remainco that (i) immediately following the Distribution, the members of the Remainco Group, on a consolidated basis, will be Solvent, (ii) immediately following the Distribution, the members of the Spinco Group, on a consolidated basis, will be Solvent and (iii) immediately following the Merger, the members of the Merger Partner Group, on a consolidated basis, will be Solvent (collectively, the “Solvency Opinion”); and (b) a certificate executed by a duly authorized officer (or equivalent) of Remainco confirming that the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied. 6.8 Required Governmental Approvals. (a) Any waiting period, and any extensions thereof pursuant to statute, timing agreement, stipulation or otherwise, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (b) any applicable Governmental Approvals required under the Antitrust Laws of the other jurisdictions listed at Schedule C-1 (collectively with the Governmental Approvals in clause (a), the “Antitrust Approvals”) shall have been obtained and remain in full force and effect; (c) any applicable Governmental Approvals required under any FDI Laws of the jurisdictions listed at Schedule C-1 (collectively, the “FDI Approvals”) shall have been obtained and remain in full force and effect; (d) any applicable Gaming Approvals from the Gaming Authorities listed at Schedule C-2 (the “Applicable Gaming Approvals”) shall have been obtained and remain in full force and effect; and (e) any applicable Governmental Approvals required under any Financial Services Laws from

118 the Governmental Authorities listed at Schedule C-3 (collectively, the “Financial Services Approvals”) shall have been obtained and remain in full force and effect, and any waiting periods relating to such Financial Services Approvals shall have expired or been terminated. None of the Antitrust Approvals, the FDI Approvals, the Gaming Approvals, the Financial Services Approvals or any other Governmental Order relating to the Contemplated Transactions shall, individually or in the aggregate, impose or reasonably be expected to impose a Burdensome Condition. 6.9 Listing. The shares of Merger Partner Common Stock to be issued pursuant to the Merger shall have been approved for listing (subject to notice of issuance) on the NYSE. 6.10 No Legal Restraints. No court of competent jurisdiction shall have issued, enacted or entered any Governmental Order that is in effect that prevents, makes illegal or prohibits the Merger. ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATION OF REMAINCO AND SPINCO The obligations of Remainco and Spinco to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions: 7.1 Accuracy of Representations. (a) The representations and warranties of Merger Partner set forth in Sections 3.3(a), 3.3(c) and 3.3(d) (other than the last sentence thereof) solely with respect to the capitalization of Merger Partner shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except for inaccuracies that are de minimis in the aggregate, (b) the representations and warranties of Merger Partner and Merger Sub set forth in Section 3.7(b) (Absence of Certain Changes) shall be true and correct in all respects both when made and at and as of the Closing, as if made at and as of such time, (c) the representations and warranties of Merger Partner and Merger Sub set forth in Section 3.1(b) (Subsidiaries; Due Organization), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.21 (Ownership of Remainco Ordinary Shares), Section 3.22 (Vote Required), Section 3.23 (Financial Advisors), Section 3.24 (Valid Issuance), Section 3.25 (Takeover Statutes) and Section 3.29 (Fairness Opinion) shall be true and correct (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (d) the other representations and warranties of Merger Partner and Merger Sub set forth in this Agreement shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Merger Partner Material Adverse Effect, and would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Merger Partner Group of the Merger, the Distribution or the material Contemplated Transactions.

119 7.2 Performance of Covenants. The covenants and obligations in the Transaction Documents that Merger Partner, Merger Sub or the other members of the Merger Partner Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. 7.3 Effectiveness of Registration Statements. (a) The Merger Partner Registration Statement and the Spinco Registration Statement shall have become effective in accordance with the provisions of the Securities Act and the Exchange Act, respectively; (b) no stop order shall have been issued by the SEC and remain in effect suspending the effectiveness of any such registration statement; (c) no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or be threatened by the SEC with the intention of suspending the effectiveness of any such registration statement; and (d) the applicable notice periods required by applicable stock exchange rules or securities Laws shall have expired. 7.4 Stockholder and Shareholder Approval. The issuance of shares of Merger Partner Common Stock pursuant to the Merger shall have been duly approved by the Required Merger Partner Stockholder Vote and the Distribution shall have been duly approved by the Required Remainco Shareholder Vote. 7.5 Separation and Distribution. The Separation, including the Transfer of Assets and Assumption of Liabilities contemplated by, as applicable, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents to occur prior to the Closing, shall have been consummated in all material respects in accordance with and subject to the terms of the Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents. The Spinco Contribution and the Distribution shall have been consummated in accordance with the terms of the Separation Agreement. The IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement shall have been executed and delivered by the parties (other than the members of the Remainco Group) thereto. 7.6 Cash Payment. Remainco shall have received the Cash Payment substantially concurrently with the receipt by Merger Partner of the proceeds of the Financing (or the receipt by Merger Partner’s and Remainco’s agreed upon designated recipient of any portion of such proceeds). 7.7 Opinion and Certificate. Remainco shall have received the following opinion and certificate, each of which shall be in full force and effect and shall not have been withdrawn or rescinded: (a) the Solvency Opinion; and (b) a certificate executed by a duly authorized officer (or equivalent) of Merger Partner confirming that the conditions set forth in Sections 7.1, 7.2 and 7.11 have been duly satisfied.

120 7.8 Required Governmental Approvals. (a) Any waiting period, and any extensions thereof pursuant to statute, timing agreement, stipulation or otherwise, applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (b) the Antitrust Approvals shall have been obtained and remain in full force and effect; (c) the FDI Approvals shall have been obtained and remain in full force and effect; (d) the Applicable Gaming Approvals shall have been obtained and remain in full force and effect; and (e) the Financial Services Approvals shall have been obtained and remain in full force and effect, and any waiting periods relating to such Financial Services Approvals shall have expired or been terminated. None of the Antitrust Approvals, the FDI Approvals, the Gaming Approvals, the Financial Services Approvals or any other Governmental Order relating to the Contemplated Transactions shall, individually or in the aggregate, impose or reasonably be expected to impose a Burdensome Condition or require a Remainco Burdensome Action. 7.9 Listing. The shares of Merger Partner Common Stock to be issued pursuant to the Merger shall have been approved for listing (subject to notice of issuance) on the NYSE. 7.10 No Legal Restraints. No court of competent jurisdiction shall have issued, enacted or entered any Governmental Order that is in effect that prevents, makes illegal or prohibits the Merger. 7.11 Directors. The Merger Partner Board shall have taken (and provided Remainco evidence satisfactory to Remainco) all actions necessary so that effective as of the Merger Effective Time with no further actions required of any Person, the Merger Partner Board shall be comprised as contemplated by Section 5.7(a) (as New Merger Partner Directors may be required to be replaced pursuant to Section 5.4), the appointment by the Merger Partner Board of the New Merger Partner Directors shall become effective as of the Merger Effective Time with such directors of the Merger Partner Board serving in the classes of the Merger Partner Board contemplated by Section 5.7(c), and the appointment by the Merger Partner Board of the Designated Officers (as Designated Officers may be required to be replaced pursuant to Section 5.4) shall become effective as of the Merger Effective Time with such officers of Merger Partner serving in the offices contemplated by Section 5.7(b) and the appointment of each of the individuals (or if applicable, his replacement) described in Section 5.7(d) to serve in the office contemplated by Section 5.7(d) shall have become effective as of the Merger Effective Time. ARTICLE VIII TERMINATION 8.1 Termination. This Agreement may be terminated prior to the Distribution Effective Time (whether before or after the Required Merger Partner Stockholder Vote or the Required Remainco Shareholder Vote, except as otherwise provided below): (a) by mutual written consent of Merger Partner and Remainco; (b) by either Merger Partner or Remainco if the Merger shall not have been consummated by February 28, 2025 (such applicable date, the “Outside Date”) or such later date as the Parties may mutually agree in writing; provided that (i) if, on such date, any or all of the

121 conditions to Closing set forth in Sections 6.8, 6.10, 7.8, or 7.10 shall not have been satisfied but all other conditions to Closing in Articles VI and VII shall have been satisfied (or are capable of being satisfied if the Closing were to occur no later than the extended Outside Date), then the Outside Date shall automatically be extended to May 28, 2025, in which case the Outside Date shall be deemed for all purposes to be May 28, 2025, and (ii) a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the Outside Date is primarily attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Merger Effective Time (it being understood that Merger Partner and Merger Sub, on the one hand, and Remainco and Spinco, on the other hand, shall each be considered a single Party for purposes of this Section 8.1(b)); (c) by either Merger Partner or Remainco if a court of competent jurisdiction shall have issued a final and nonappealable Governmental Order permanently preventing, making illegal or prohibiting the consummation of the Merger or the Distribution; provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if such Governmental Order is primarily attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Merger Effective Time (it being understood that Merger Partner and Merger Sub, on the one hand, and Remainco and Spinco, on the other hand, shall be considered a single Party for purposes of this Section 8.1(c)); (d) by either Remainco or Merger Partner if (i) the Merger Partner Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Merger Partner’s stockholders shall have taken a final vote on the issuance of shares of Merger Partner Common Stock pursuant to the Merger and (ii) the issuance of shares of Merger Partner Common Stock pursuant to the Merger shall not have been approved at the Merger Partner Stockholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Merger Partner Stockholder Vote; (e) by either Remainco or Merger Partner if (i) the Remainco Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Remainco’s shareholders shall have taken a final vote on the approval of the Distribution and (ii) the consummation of the Distribution shall not have been approved at the Remainco Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Remainco Shareholder Vote; (f) by Remainco (at any time prior to the approval of the issuance of shares of Merger Partner Common Stock pursuant to the Merger by the Required Merger Partner Stockholder Vote) if a Merger Partner Triggering Event shall have occurred; (g) by Merger Partner (at any time prior to the approval of the Distribution by the Required Remainco Shareholder Vote) if a Remainco Triggering Event shall have occurred; (h) by Remainco if (i) any of Merger Partner’s or Merger Sub’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 7.1 would not then be satisfied or (ii) any of Merger Partner’s or

122 Merger Sub’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 7.2 would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Merger Partner’s or Merger Sub’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Merger Partner or Merger Sub is curable by Merger Partner or Merger Sub by the Outside Date and Merger Partner and Merger Sub are continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Remainco may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30) day period commencing on the date that Remainco gives Merger Partner notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that Remainco may not terminate this Agreement pursuant to this Section 8.1(h) if Remainco is then in breach of this Agreement in any material respect; or (i) by Merger Partner if (i) any of Remainco’s or Spinco’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 6.1 would not then be satisfied or (ii) any of Remainco’s or Spinco’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 6.2 would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Remainco’s or Spinco’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Remainco or Spinco is curable by Remainco or Spinco by the Outside Date and Remainco and Spinco are continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Merger Partner may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30) day period commencing on the date that Merger Partner gives Remainco notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that Merger Partner may not terminate this Agreement pursuant to this Section 8.1(i) if Merger Partner is then in breach of this Agreement in any material respect. 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided that (a) this Section 8.2, Section 8.3 and Article IX shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Confidentiality Agreements shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (c) the termination of this Agreement shall not relieve any Party from any liability for Fraud or any Intentional Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. 8.3 Fees and Expenses. (a) Except as set forth in Section 2.25, Section 3.26, Section 5.1, this Section 8.3 or otherwise in any of the Transaction Documents, all fees and expenses incurred in

123 connection with the Transaction Documents and the Contemplated Transactions, including fees and disbursements of outside legal counsel, financial advisors and independent accountants, shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided that whether or not the Merger is consummated, Merger Partner and Remainco shall share equally all (i) printing and mailing costs associated with the Spinco Registration Statement, the Merger Partner Registration Statement and the Joint Proxy Statement/Prospectus and (ii) the SEC filing fees that are incurred prior to Closing relating to the Contemplated Transactions. (b) If: (i) this Agreement is terminated by Remainco pursuant to Section 8.1(f); (ii) this Agreement is terminated (A) by Merger Partner or Remainco pursuant to Section 8.1(d) or (B) by Remainco pursuant to Section 8.1(h), and (1)(I) in the case of a termination pursuant to Section 8.1(d), after the date hereof but before the Merger Partner Stockholders’ Meeting an Acquisition Proposal with respect to Merger Partner shall have been made directly to stockholders of Merger Partner or shall have been publicly announced to or shall have become publicly known by the stockholders of Merger Partner generally or (II) in the case of a termination pursuant to Section 8.1(h), after the date hereof an Acquisition Proposal with respect to Merger Partner shall have been made to Merger Partner or shall have become known to Merger Partner and (2) within twelve (12) months after such termination Merger Partner shall have entered into a definitive agreement to consummate, or shall have consummated, an Acquisition Proposal that (I) involves the Person or group that made the Acquisition Proposal referred to in clause (1) or any of the Affiliates of any such Person or any member of such group or (II) is for consideration that is greater than the consideration contemplated by the Acquisition Proposal described in clause (1); provided, for purposes of this Section 8.3(b)(ii), all instances of twenty percent (20%) in the definition of Acquisition Proposal shall be deemed to be fifty percent (50%); or (iii) this Agreement is terminated by Remainco pursuant to Section 8.1(h)(ii) in circumstances not described in Section 8.3(b)(ii)(1); then Merger Partner shall pay to Remainco, in cash by wire transfer of same-day funds, (x) in the case of clause (b)(i) above, within three (3) Business Days after termination of this Agreement a nonrefundable fee in the amount of $80,000,000 (the “Merger Partner Termination Fee”), (y) in the case of clause (b)(ii) above, upon the earlier of (1) the execution of the definitive agreement to effect such Acquisition Proposal referred to in Section 8.3(b)(ii)(2) and (2) the consummation of such Acquisition Proposal referred to in Section 8.3(b)(ii)(2), the Merger Partner Termination Fee (less the Merger Partner Financing Reimbursement that has been paid), and (z) in the case of clause (b)(iii) above, within three (3) Business Days after such termination, an aggregate amount equal to the Commitment Fees paid by members of the Remainco Group for the Financing and the reasonable and documented out-of-pocket fees, expenses, commissions and other amounts paid by the members of the Remainco Group in connection with any Securities Offering (including escrowed deposits of pre-funded potential interest payments in connection with any Securities

124 Offering funded into escrow) (the “Merger Partner Financing Reimbursement”). Notwithstanding anything to the contrary contained in this Agreement, the rights of Remainco under this Section 8.3 are independent of and in addition to such rights and remedies Remainco may have under Section 9.14 or at law, in equity, in contract, in tort or otherwise for Fraud or any Intentional Breach. For the avoidance of doubt, Remainco may simultaneously pursue (i) a grant of specific performance pursuant to Section 9.14, (ii) its rights and remedies at law, in equity, in contract, in tort or otherwise and (iii) payment of the Merger Partner Termination Fee or the Merger Partner Financing Reimbursement pursuant to Section 8.3(b); provided that in no event may Remainco receive both (x) the Merger Partner Termination Fee or the Merger Partner Financing Reimbursement (y) and specific performance to cause Merger Partner to consummate the Merger. (c) If: (i) this Agreement is terminated by Merger Partner pursuant to Section 8.1(g); (ii) this Agreement is terminated (A) by Merger Partner or Remainco pursuant to Section 8.1(e) or (B) by Merger Partner pursuant to Section 8.1(i), and (1)(I) in the case of a termination pursuant to Section 8.1(e), after the date hereof but before the Remainco Shareholders’ Meeting an Acquisition Proposal with respect to Remainco shall have been made directly to shareholders of Remainco or shall have been publicly announced to or shall have become publicly known by the shareholders of Remainco generally or (II) in the case of a termination pursuant to Section 8.1(i), after the date hereof an Acquisition Proposal with respect to Remainco shall have been made to Remainco or shall have become known to Remainco and (2) within twelve (12) months after such termination Remainco shall have entered into a definitive agreement to consummate, or shall have consummated, an Acquisition Proposal that (I) involves the Person or group that made the Acquisition Proposal referred to in clause (1) or any of the Affiliates of any such Person or any member of such group or (II) is for consideration that is greater than the consideration contemplated by the Acquisition Proposal described in clause (1); provided, for purposes of this Section 8.3(c)(ii), all instances of twenty percent (20%) in the definition of Acquisition Proposal shall be deemed to be fifty percent (50%); or (iii) this Agreement is terminated by Merger Partner pursuant to Section 8.1(i)(ii) in circumstances not described in Section 8.3(c)(ii)(1); then Remainco shall pay to Merger Partner, in cash by wire transfer of same-day funds, (x) in the case of clause (c)(i) above, within three (3) Business Days after termination of this Agreement a nonrefundable fee in the amount of $80,000,000 (the “Remainco Termination Fee”), (y) in the case of clause (c)(ii) above, upon the earlier of the execution of the definitive agreement to effect such Acquisition Proposal referred to in Section 8.3(c)(ii)(2) and the consummation of such Acquisition Proposal referred to in Section 8.3(c)(ii)(2), the Remainco Termination Fee (less the Remainco Financing Reimbursement that has been paid), and (z) in the case of clause (c)(iii) above, within three (3) Business Days after such termination, an aggregate amount equal to the

125 Commitment Fees paid by members of the Merger Partner Group for the Financing and the reasonable and documented out-of-pocket fees, expenses, commissions and other amounts paid by the members of the Merger Partner Group in connection with any Securities Offering (including escrowed deposits of pre-funded potential interest payments in connection with any Securities Offering funded into escrow) (the “Remainco Financing Reimbursement”). Notwithstanding anything to the contrary contained in this Agreement, the rights of Merger Partner under this Section 8.3 are independent of and in addition to such rights and remedies Merger Partner may have under Section 9.14 or at law, in equity, in contract, in tort or otherwise for Fraud or any Intentional Breach. For the avoidance of doubt, Merger Partner may simultaneously pursue (i) a grant of specific performance pursuant to Section 9.14, (ii) its rights and remedies at law, in equity, in contract, in tort or otherwise and (iii) payment of the Remainco Termination Fee or the Remainco Financing Reimbursement pursuant to Section 8.3(c); provided that in no event may Merger Partner receive both (x) the Remainco Termination Fee or the Remainco Financing Reimbursement and (y) specific performance to cause Remainco to consummate the Distribution and the Merger. (d) If: (i) Remainco shall be entitled to receive the Merger Partner Termination Fee or the Merger Partner Financing Reimbursement (if the Merger Partner Termination Fee is not also payable) pursuant to this Section 8.3, such fee is not a penalty but shall be liquidated damages in a reasonable amount that will compensate Remainco in the circumstances in which such Merger Partner Termination Fee or the Merger Partner Financing Reimbursement (if the Merger Partner Termination Fee is not also payable), as applicable, is payable which do not involve Fraud or an Intentional Breach for the efforts and resources expended and opportunities foregone while negotiating the Transaction Documents and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement (except as provided in this last sentence of Section 8.3(d)(i)), the Parties agree that if actually paid in full, except in the case of Fraud or an Intentional Breach, the Merger Partner Termination Fee or the Merger Partner Financing Reimbursement (if the Merger Partner Termination Fee is not also payable) shall represent the sole and exclusive remedy of the members of the Remainco Group in the circumstances in which it is payable and the members of the Remainco Group shall not be entitled to bring or maintain any other claim, action or proceeding against Merger Partner, its Affiliates or any Financing Sources, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery or judgment against Merger Partner (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Merger Partner Group) or any Financing Sources in connection with or arising out of the termination of any of the Transaction Documents, any breach by Merger Partner or Merger Sub or their Affiliates giving rise to such termination, the failure of the Contemplated Transactions to be consummated, the failure by Merger Partner or Merger Sub or their Affiliates to perform its obligations under any of the Transaction Documents

126 (other than the Confidentiality Agreements) or failure by Merger Partner or Merger Sub or their Affiliates to perform any obligation under Law. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 8.3(d)(i) will limit the liability or obligations of the Financing Sources to Merger Partner, Spinco (and their respective successors and assigns) or the other parties to the Commitment Letter with respect to the Commitment Letter, the other documents contemplated thereby and the definitive agreements with respect thereto. (ii) Merger Partner shall be entitled to receive the Remainco Termination Fee or the Remainco Financing Reimbursement (if the Remainco Termination Fee is not also payable) pursuant to this Section 8.3, such fee is not a penalty but shall be liquidated damages in a reasonable amount that will compensate Merger Partner in the circumstances in which such Remainco Termination Fee or the Remainco Financing Reimbursement (if the Remainco Termination Fee is not also payable), as applicable, is payable which do not involve Fraud or an Intentional Breach for the efforts and resources expended and opportunities foregone while negotiating the Transaction Documents and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement (except as provided in this last sentence of Section 8.3(d)(ii)), the Parties agree that if actually paid in full, except in the case of Fraud or an Intentional Breach, the Remainco Termination Fee or the Remainco Financing Reimbursement (if the Remainco Termination Fee is not also payable) shall represent the sole and exclusive remedy of the members of the Merger Partner Group in the circumstances in which it is payable and the members of the Merger Partner Group shall not be entitled to bring or maintain any other claim, action or proceeding against Remainco, its Affiliates or any Financing Sources, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery or judgment against Remainco (or any partner, member, shareholders, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Remainco Group) or any Financing Sources in connection with or arising out of the termination of any of the Transaction Documents, any breach by Remainco or Spinco or any of their Affiliates giving rise to such termination, the failure of the Contemplated Transactions to be consummated, the failure by Remainco or Spinco or any of their Affiliates to perform its obligations under any of the Transaction Documents (other than the Confidentiality Agreements) or failure by Remainco or Spinco or any of their Affiliates to perform any obligation under Law. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 8.3(d)(ii) will limit the liability or obligations of the Financing Sources to Merger Partner, Spinco (and their respective successors and assigns) or the other parties to the Commitment Letter with respect to the Commitment Letter, the other documents contemplated thereby and the definitive agreements with respect thereto.

127 (e) If: (i) Merger Partner fails to pay when due any amount payable by Merger Partner under this Section 8.3, then (A) Merger Partner shall reimburse Remainco for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of outside legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Remainco of its rights under this Section 8.3 and (B) Merger Partner shall pay to Remainco interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the lesser of (1) “prime rate” (as published by the Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid or (2) the maximum rate permitted by applicable Law. (ii) Remainco fails to pay when due any amount payable by Remainco under this Section 8.3, then (A) Remainco shall reimburse Merger Partner for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of outside legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Merger Partner of its rights under this Section 8.3 and (B) Remainco shall pay to Merger Partner interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the lesser of (1) the “prime rate” (as published by the Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid or (2) the maximum rate permitted by applicable Law. (f) Notwithstanding anything to the contrary contained in this Agreement, (i) Merger Partner in no event shall be obligated to pay the Merger Partner Termination Fee or the Merger Partner Financing Reimbursement more than once, regardless of the number of occurrences or events that would otherwise result in multiple payments thereof and (ii) Remainco in no event shall be obligated to pay the Remainco Termination Fee or the Remainco Financing Reimbursement more than once, regardless of the number of agreements and occurrences that would otherwise result in multiple payments thereof. ARTICLE IX MISCELLANEOUS PROVISIONS 9.1 Amendment. This Agreement may be amended, supplemented or modified with the approval of the Merger Partner Board and the Remainco Board at any time prior to the Merger Effective Time (whether before or after obtaining the Required Merger Partner Stockholder Vote or the Required Remainco Shareholder Vote); provided that, after obtaining any such approval, no amendment shall be made which by Law or regulation of the NYSE requires further approval of Merger Partner’s stockholders or Remainco’s shareholders, as applicable, unless the approval of such stockholders or shareholders shall have been obtained. Any amendment, supplement or

128 modification of any of the Transaction Documents shall require the parties thereto to deliver a written instrument duly executed by all the parties to such agreement. Notwithstanding anything to the contrary contained in this Agreement, the second sentence of Section 8.3(d)(i), the second sentence of Section 8.3(d)(ii), the last sentence of Section 9.2, Section 9.5(c), Section 9.7(b) and this sentence (and the definitions related thereto and any other provision of this Agreement to the extent that an amendment, supplement or other modification of such provision would modify the substance of the foregoing specified provisions) may not be amended, supplemented or modified in any manner that is adverse in any material respect to any Financing Source without the prior written consent of such Financing Source. 9.2 Waiver. The provisions of this Agreement (including this Section 9.2) were specifically bargained for by the Parties and were taken into account by the Parties in arriving at the terms and conditions of the Transaction Documents and the Contemplated Transactions. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of a Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach. Notwithstanding anything to the contrary contained in this Agreement, the second sentence of Section 8.3(d)(i), the second sentence of Section 8.3(d)(ii), the last sentence of Section 9.1, Section 9.5(c), Section 9.7(b) and this sentence (and the definitions related thereto and any other provision of this Agreement to the extent that a waiver of such provision would modify the substance of the foregoing specified provisions) may not be waived in any manner that is adverse in any material respect to any Financing Source without the prior written consent of such Financing Source. 9.3 Survival. The representations and warranties of the Parties contained in or made pursuant to this Agreement shall terminate at the Closing and no claims shall be made against any Party for any breach thereof at or after the Closing. The covenants and agreements in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive the Closing and remain in effect for the period provided in such covenants and agreements, if any, or if later, until fully performed. The covenants and agreements to be performed prior to the Closing Date shall terminate as of the Closing and no claims shall be made against either Party for any breach thereof that is discovered after the Closing. The Confidentiality Agreements shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material furnished by any Party or its representatives thereunder or hereunder. 9.4 Entire Agreement; Counterparts; Electronic Exchanges. The Transaction Documents, including the schedules, exhibits and amendments hereto and thereto and the other agreements and documents referred to herein and therein, shall together constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided that the

129 Confidentiality Agreements shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that no provision in the Confidentiality Agreements shall limit any Party’s rights or remedies in the case of fraud). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense. 9.5 Applicable Law; Jurisdiction. (a) This Agreement, and the formation, termination or validity of any part of this Agreement and all Actions (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transactions, the formation, breach, termination or validity of the Transaction Documents, the actions of Merger Partner or Remainco or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents, shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware. (b) Each Party irrevocably and unconditionally submits for itself and its property in any Action (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transaction, the formation, breach, termination or validity of the Transaction Documents, the actions of Merger Partner or Remainco or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents or the recognition and enforcement of any judgment with respect to the Transaction Documents, to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have subject matter jurisdiction over such Action, any Delaware State court sitting in New Castle County, and appellate courts having jurisdiction of appeals from any of the foregoing. Any such Action may and shall be brought in such courts and each Party irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and shall not plead or claim the same. Service of process in any Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.8.

130 Nothing in any of the Transaction Documents shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware. (c) Notwithstanding anything to the contrary contained in this Agreement, each Party agrees that (i) it will not bring or support any Action against the Financing Sources arising out of or relating to this Agreement or any of the Contemplated Transactions, including any dispute relating to any Financing, in any forum other than the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, in any New York state court located in, the Borough of Manhattan in the City of New York, New York; (ii) all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources arising out of or relating to this Agreement or any of the Contemplated Transactions, including any claims or causes of action relating to any Financing, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that it is understood and agreed that (A) the interpretation of the definition of Merger Partner Material Adverse Effect and Spinco Material Adverse Effect and whether a Merger Partner Material Adverse Effect or a Spinco Material Adverse Effect has occurred, (B) the determination of the accuracy of any representations and warranties hereunder and whether as a result of any breach thereof Remainco, Spinco, Merger Partner or Merger Sub has the right (taking into account any applicable cure periods) to terminate its obligations under this Agreement or decline to consummate the Merger (in accordance with the terms hereof) as a result of a breach of such representations in this Agreement without any liability to such Person and (C) the determination of whether the Separation or Merger has been consummated in accordance with the terms of the Separation Agreement or this Agreement, respectively, in each case shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any other jurisdiction); (iii) it will not bring or permit any of its controlled Affiliates to bring or support anyone else in bringing any such legal action in any other court; and (iv) the provisions of Section 9.13 relating to the waiver of jury trial shall apply to any Action described in clause (i) of this Section 9.5(c). 9.6 Disclosure Letters. The Remainco Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article II. The Merger Partner Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article III. For purposes of this Agreement, (a) any disclosure set forth or deemed to be set forth in the Remainco Disclosure Letter with respect to any Section of this Agreement or in the Merger Partner Disclosure Letter with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure; (b) matters reflected in any Section of the Remainco Disclosure Letter or the Merger Partner Disclosure Letter, respectively, are not necessarily limited to matters required by this Agreement to be so reflected, and such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature; (c) no reference to or disclosure of any item or other matter in the Remainco Disclosure Letter or the Merger Partner Disclosure Letter, respectively, shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement; (d) all matters set forth

131 in the Remainco SEC Documents (other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature) shall be deemed to be set forth in the Remainco Disclosure Letter; and (e) all matters set forth in the Merger Partner SEC Documents (other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature) shall be deemed to be set forth in the Merger Partner Disclosure Letter. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The Remainco Disclosure Letter and the Merger Partner Disclosure Letter shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made without the prior written consent of Remainco and Merger Partner. Any purported update or modification to the Remainco Disclosure Letter or the Merger Partner Disclosure Letter after the date hereof without the prior written consent of the other Party shall be disregarded. 9.7 Assignability; No Third Party Rights. (a) This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties, except that a Party may assign any of its rights under this Agreement and any other Transaction Document (i) as collateral security to a creditor, (ii) to one of its Affiliates; provided that no Party may assign this Agreement pursuant to this clause (ii) until after the Closing, or (iii)(A) to the acquirer of all or substantially all of its assets of such Party, (B) in the case of the Transaction Documents other than this Agreement, to the acquirer of any member of such Party’s Group or any lines of business of such Party or (C) in connection any merger or consolidation involving such Party; provided that in each case, no such assignment shall relieve such Party of any of its obligations. Any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party in violation of this Agreement without the prior written consent of the other Parties shall be void and of no effect. (b) Except as provided in (i) the second sentence of Section 8.3(d)(i), the second sentence of Section 8.3(d)(ii), the last sentence of Section 9.1, Section 9.5(c) and this sentence with respect to Financing Sources, (ii) Section 8.3(d) and Section 9.15 with respect to the Persons described therein, (iii) Section 5.14 with respect to D&O Indemnitees and (iv) from and after the Merger Effective Time, the right of each member of Spinco to receive shares of Merger Partner Common Stock pursuant to Article I, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the generality of the foregoing, the representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Any inaccuracies in or breaches of such representations or warranties are subject to waiver by the Parties in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation of risks associated

132 with particular matters between the Parties regardless of the knowledge of a Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date. 9.8 Notices. All notices, requests, consents, claims, demands and other communications under any of the Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.8): if to Merger Partner or Merger Sub: Everi Holdings Inc. 7520 South Tenaya Way, Suite 10 Las Vegas, NV 89113 Attention: Randy L. Taylor, President and CEO; Kate Lowenhar Fisher, EVP and Chief Legal Officer – General Counsel Email: legalnotices@everi.com with a copy (which shall not constitute notice) to: Pillsbury Winthrop Shaw Pittman LLP 11682 El Camino Real Suite 200 San Diego, CA 92130 USA Attention: Christian A. Salaman E-mail: [*] and Pillsbury Winthrop Shaw Pittman LLP 725 South Figueroa Street 36th Floor Los Angeles, CA 90017 Attention: Drew Simon-Rooke E-mail: [*] if to Remainco or Spinco: International Game Technology PLC c/o IGT Global Solutions Corporation IGT Center 10 Memorial Boulevard Providence, RI 02903-1125

133 Attention: General Counsel Email: legalnotices@igt.com or Ignite Rotate LLC c/o IGT Global Solutions Corporation IGT Center 10 Memorial Boulevard Providence, RI 02903-1125 Attention: General Counsel Email: legalnotices@igt.com with a copy (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 Attention: Paul L. Choi, Scott R. Williams and Brent M. Steele Email: [*], [*] and [*] 9.9 Cooperation. From time to time following the Closing, Merger Partner and Remainco shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the Contemplated Transactions as may be reasonably requested by the other Party, in each case, subject to the terms of the Transaction Documents. 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible. 9.11 No Presumption Against Drafting Party. Each Party acknowledges that such Party has been represented by outside legal counsel in connection with the Transaction Documents and the Contemplated Transactions. Accordingly, any rule that would require interpretation of any claimed ambiguities in any of the Transaction Documents against the drafting party has no application and is expressly waived.

134 9.12 Rules of Construction. Interpretation of the Transaction Documents (except as specifically provided in any such Transaction Document, in which case such specified rules of construction shall govern with respect to such Transaction Document) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs, Exhibits and Schedules are references to the Articles, Sections, paragraphs, Exhibits and Schedules to the applicable Transaction Document unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import when used in the Transaction Documents shall mean “including without limiting the generality of the foregoing,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the table of contents, articles, titles and headings contained in the Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Documents; (g) the Transaction Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (h) the Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (i) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (j) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (k) any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; (l) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (m) all time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (n) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (o) references to “assets” do not include individuals; (p) references to any Contract (including this Agreement) or Organizational Document are to the Contract or Organizational Document as amended, modified, supplemented or replaced from time to time, unless otherwise stated; (q) the failure to obtain any consent under any Contract with a Governmental Authority shall not be deemed to be the failure to obtain a Governmental Approval and shall not constitute a breach by any Party of its obligations under this Agreement or a failure of the closing conditions set forth in Section 6.2, Section 6.8, Section 7.2 or Section 7.8, respectively; (r) Remainco shall not be required to cause or attempt to cause Delta to take or refrain from taking any action; and (s) where reference is made in Sections 4.5(e), 4.5(j), 5.3(c)(i) and 5.3(c)(ii) to fiduciary duties of the Remainco Board, Remainco shall be treated as if it were a Delaware corporation subject to fiduciary duties applicable to Delaware corporations, including pursuant to the DGCL. Notwithstanding anything to the contrary contained in this Agreement, including Section 9.12(s), if application of fiduciary duties under Delaware Law would result in a breach of fiduciary duties (or similar principles) by the

135 Remainco Board under applicable Laws of England and Wales, then the applicable Laws of England and Wales shall control in the determination of the Remainco Board’s fiduciary duties in such instance. 9.13 Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE CONTEMPLATED TRANSACTIONS, OR ITS PERFORMANCE UNDER OR THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS AND THE CONTEMPLATED TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 9.13. EACH PARTY AGREES THAT ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE CONTEMPLATED TRANSACTIONS. 9.14 Specific Performance. Each Party agrees that irreparable damage would occur if any of the covenants or obligations contained in this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to injunctive or other equitable relief to prevent or cure any breach by the other Party of its agreements, covenants or obligations contained in this Agreement and to specifically enforce such agreements, covenants and obligations in any court referenced in Section 9.5 having jurisdiction, such remedy being in addition to any other remedy to which such Party may be entitled at law or in equity. Each Party acknowledges and agrees that, in the event that any other Party seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, the Party seeking an injunction will not be required to provide any bond or other security in connection with any such order or injunction. Each Party further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party further agrees that in the event of any action by any other Party for specific performance or injunctive relief, such Party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief with respect to such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. 9.15 Disclaimer of Representations and Warranties.

136 (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II (AS MODIFIED BY THE REMAINCO DISCLOSURE LETTER) AND ARTICLE III (AS MODIFIED BY THE MERGER PARTNER DISCLOSURE LETTER), NO PARTY IS MAKING ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE MEMBERS OF ITS GROUP, ITS RESPECTIVE BUSINESS OR THE PROBABLE SUCCESS OR PROFITABILITY THEREOF, THE CONTEMPLATED TRANSACTIONS OR ANY OTHER RIGHTS OR LIABILITIES TO BE TRANSFERRED IN CONNECTION WITH CONTEMPLATED TRANSACTIONS OR PURSUANT TO ANY OF THE TRANSACTION DOCUMENTS. NO PARTY MAKES ANY REPRESENTATION OR WARRANTY AS TO NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II (AS MODIFIED BY THE REMAINCO DISCLOSURE LETTER) AND ARTICLE III (AS MODIFIED BY THE MERGER PARTNER DISCLOSURE LETTER), AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS THAT IT IS RELYING ON OR HAS RELIED UPON ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION, AND ACKNOWLEDGES AND AGREES THAT IT IS NOT ENTITLED TO RELY UPON, AND THAT IT HAS SPECIFICALLY DISCLAIMED AND DOES SPECIFICALLY DISCLAIM, ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION MADE BY ANY PERSON. EACH PARTY FURTHER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY ANY PERSON TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS TERM AND CONDITIONS OF THE TRANSACTION DOCUMENTS. (b) Each Party acknowledges that in connection with each Party’s investigation of the other Party’s respective business, each Party has received or may receive certain projections, including projected statements of operating revenues and income from operations of the other Party’s respective businesses, cost estimates and certain business plan information. Each Party agrees that is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, other forecasts, summaries, plans and presentations so furnished to it, whether orally or in writing or in materials made available in any “data room” (virtual or otherwise), including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Accordingly, no other Party nor any of such other Party’s respective Affiliates or Representatives or any other Person is making any representation or warranty with respect to any estimates, projections, other forecasts, summaries, plans or presentations, including the reasonableness of the assumptions underlying such estimates, projections, other forecasts, summaries, plans or presentations, and each Party hereby disclaims any reliance on such estimates, projections, other forecasts, summaries, plans and presentations and agrees that it has not relied thereon. (c) Notwithstanding the foregoing, nothing in this Section 9.15 shall limit either Parties’ rights and remedies for Fraud with respect to the representations and warranties made in Article II or Article III.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written. EVERI HOLDINGS INC. By: /s/ Randy L. Taylor Name: Randy L. Taylor Title: Chief Executive Officer EMBER SUB LLC By: /s/ Randy L. Taylor Name: Randy L. Taylor Title: President [Signature page to Agreement and Plan of Merger]ature age gree ent d l n f erger] ITNE S HEREOF, e arties ve sed is gree ent e cuted s f e ate t ve ri ten. ERI LDINGS C. y: ame: andy . aylor itle: hief xecutive ficer BER B C y: ame: andy . aylor itle: r si ent / andy . aylor / andy . aylor

[Signature page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written. INTERNATIONAL GAME TECHNOLOGY PLC By: Name: Massimiliano Chiara Title: Executive Vice President and Chief Financial Officer IGNITE ROTATE LLC By: Name: Massimiliano Chiara Title: Executive Vice President and Chief Financial Officer /s/ Massimiliano Chiara /s/ Massimiliano Chiara

EXHIBIT A CERTAIN DEFINITIONS For purposes of this Agreement (including this Exhibit A): “Acquisition Inquiry” means any inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Merger Partner to Remainco or by Remainco to Merger Partner) that would reasonably be expected to lead to an Acquisition Proposal. “Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Merger Partner to Remainco or Spinco or by Remainco to Merger Partner) contemplating or otherwise relating to any Acquisition Transaction. “Acquisition Transaction” with respect to an Entity means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly. (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction, (i) in which such Entity or any of its Subsidiaries is a constituent corporation and which would result in a third party, or the equityholders of that third party, beneficially owning twenty percent (20%) or more of any class of equity or voting securities of such Entity or the Entity resulting from such transaction or the parent of such Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such Entity; or (iii) in which such Entity issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such Entity; (b) any sale, lease, exchange, transfer, exclusive license, acquisition or disposition of any business or businesses or assets of such Entity or its Subsidiaries that constitute or account for twenty percent (20%) or more of the consolidated net revenues, or consolidated net income for the twelve (12) full months immediately prior to the receipt of the related Acquisition Proposal or twenty percent (20%) or more of the fair market value of the consolidated assets of such Entity and its Subsidiaries, taken as a whole; (c) any issuance, sale or other disposition, directly or indirectly, to any Person (or the equityholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of such Entity; or (d) any liquidation or dissolution of such Entity. No Excluded Transaction shall be considered an Acquisition Transaction. “Action” shall have the meaning set forth in the Separation Agreement. “Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided that (a) Delta shall be considered an Affiliate of the members of the Remainco Group only for purposes of (i) Section 4.5(i), Section 8.3(d), Section 9.1, Section 9.7(b) and Section 9.15 and to the extent the context

Exhibit A - 2 requires, any related definitions and (ii) Article III of the Separation Agreement, but shall not be considered an Affiliate of any member of the Remainco Group for purposes of any other provisions of any of the Transaction Documents and (b) after the Merger Effective Time, solely for purposes of the Transaction Documents, (i) none of members of the Spinco Group shall be deemed to be an Affiliate of any member of the Remainco Group and (ii) none of the members of the Remainco Group shall be deemed to be an Affiliate of any member of the Spinco Group. “Anti-Corruption Laws” means all applicable Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act of 2010. “Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, and all other domestic or foreign Laws passed by a domestic or foreign Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. “Asset” shall have the meaning set forth in the Separation Agreement. “Assume”, “Assumed” and “Assumption” shall have the meanings set forth in the Separation Agreement. “Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement. “Business Day” shall have the meaning set forth in the Separation Agreement. “Cash Payment” shall have the meaning set forth in the Separation Agreement. “Change In Law” means the adoption, promulgation, modification, interpretation, reinterpretation or change in the enforcement of any Law or Governmental Order that occurs subsequent to the date hereof. “Class I” means the class of the Board designated as Class I under the Merger Partner Charter. “Class II” means the class of the Board designated as Class II under the Merger Partner Charter. “Class III” means the class of the Board designated as Class III under the Merger Partner Charter. “Classes” means Class I, Class II and Class III, collectively. “COBRA” means Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any similar state or local Law. “Code” means the U.S. Internal Revenue Code of 1986.

Exhibit A - 3 “Commitment Fees” means commitment fees and any other fees or other amounts required by the Commitment Letter. “Commitment Letter” means an executed commitment letter, including (a) all exhibits, schedules, annexes, joinders and amendments to such agreements in effect as of the date hereof; (b) any associated fee letter in unredacted form and (c) any associated engagement letter in unredacted form, in each case, by and among Merger Partner (or any other member of the Merger Partner Group, if applicable), Spinco (or any other member of the Spinco Group, if applicable) and the financing sources party thereto (together with all additional lenders and financing sources joined to the Commitment Letter, the “Financing Lenders”), pursuant to which, among other things, the Financing Lenders have committed to provide Merger Partner (or any other member of the Merger Partner Group, if applicable) or Spinco (or any other member of the Spinco Group, if applicable) with financing in the amount set forth therein (together with any securities offering contemplated by the engagement letter in clause (c) above and any Permitted Alternative Financing, the “Financing”) for purposes of financing the Required Amount. “Companies Act” means the United Kingdom Companies Act of 2006. “Compliant” means, with respect to the Required Spinco Financial Information and the Required Merger Partner Financial Information, as applicable, that (a) such Required Spinco Financial Information and such Required Merger Partner Financial Information, as applicable, does not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make such Required Spinco Financial Information and Required Merger Partner Financial Information, respectively, in the light of the circumstances under which the Required Spinco Financial Information and the Required Merger Partner Financial Information were provided, not misleading; (b) such Required Spinco Financial Information and such Required Merger Partner Financial Information, as applicable, is, and remains throughout the Marketing Period, compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for offerings of debt securities on a registration statement on Form S-1 for a non-reporting company, subject to customary exceptions for an offering of debt securities pursuant to Rule 144A (including the exceptions in the definitions of “Required Merger Partner Financial Information” and “Required Spinco Financial Information”); (c) the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors for Merger Partner, as applicable, have not withdrawn any audit opinion with respect to any financial statements contained in the Required Spinco Financial Information and the Required Merger Partner Financial Information, respectively; (d) with respect to any interim financial statements, such interim financial statements have been reviewed by the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors of Merger Partner, as applicable, as provided in the procedures specified by the PCAOB in AU 722 or any similar provision; and (e) the financial statements and other financial information included in such Required Spinco Financial Information and such Required Merger Partner Financial Information are, and remain throughout the Marketing Period, of a date sufficient to permit (i) a registration statement on Form S-1 using such financial statements and financial information to be declared effective by the SEC on the last day of the Marketing Period and (ii) the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort or similar agreed upon procedures letters from the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors for Merger Partner on the applicable

Exhibit A - 4 financial statements and financial information contained in or incorporated by referenced into any offering memoranda or similar disclosure document, including as to customary negative assurances and change period, to consummate any applicable offering of debt securities, subject to completion by such auditors of customary procedures relating thereto. “Confidentiality Agreements” means, collectively, (a) that certain letter agreement dated December 20, 2023, between Remainco and Merger Partner, (b) that certain Clean Team Agreement, dated September 13, 2023, between Remainco and Merger Partner, as amended by that certain Clean Team Agreement, dated December 28, 2023, between Remainco and Merger Partner, and (c) that certain Clean Team Agreement, dated December 28, 2023, between Remainco and Merger Partner. “Consent” shall have the meaning set forth in the Separation Agreement. “Contemplated Transactions” means the Merger, the Separation, the issuance and repayment of the Remainco Note, the Cash Payment, the Distribution, the Financing and the other transactions contemplated by the Transaction Documents; provided that (a) for purposes of all of the Transaction Documents other than this Agreement, the Contemplated Transactions shall not include the Financing, and (b) for purposes of Article II, the Contemplated Transactions shall not include the Financing. “Contract” shall have the meaning set forth in the Separation Agreement. “Control” shall have the meaning set forth in the Separation Agreement. “COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks. “Credit Support Instrument” shall have the meaning set forth in the Separation Agreement. “Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of, at the direction of, or while providing services to, a third person. “Delta” means De Agostini S.p.A., a società per azioni organized under the laws of Italy. “DGCL” means the Delaware General Corporation Law. “Distribution” shall have the meaning set forth in the Separation Agreement. “Distribution Date” shall have the meaning set forth in the Separation Agreement. “Distribution Effective Time” shall have the meaning set forth in the Separation Agreement. “DLLCA” means the Delaware Limited Liability Company Act.

Exhibit A - 5 “DOL” means the U.S. Department of Labor. “Effect” means any effect, change, event, development, occurrence or circumstance. “Eligible Remainco Special Voting Shares” means shares of Remainco Special Voting Shares associated with “Eligible Ordinary Shares” (as defined in the International Game Technology PLC Loyalty Plan Terms and Conditions, adopted April 7, 2015, and amended December 24, 2017 and March 7, 2018), each carrying the right to 0.9995 votes for each one (1) vote of Remainco Ordinary Shares. “Employee Matters Agreement” shall have the meaning set forth in the Separation Agreement. “Encumbrance” shall have the meaning set forth in the Separation Agreement. “Entity” shall have the meaning set forth in the Separation Agreement. “Environmental Laws” means all applicable Law relating to pollution or protection of the environment, including any such Law relating to the generation, use, handling, transportation, treatment, storage, disposal, remediation, or Release of, or exposure to Hazardous Materials. “Environmental Permit” means any Permit required pursuant to Environmental Laws. “Equity Interests” shall have the meaning set forth in the Separation Agreement. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means with respect to any Person, any other Person or trade or business (whether or not incorporated) under common control with such first Person within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code. “Exchange Act” means the Securities and Exchange Act of 1934. “Excluded Action” shall have the meaning set forth in Section 4.5(i). “Excluded Matter” means any Excluded Transaction, any Excluded Transaction Inquiry or any Excluded Transaction Proposal. “Excluded Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly, (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction, (i) in which any member of the Remainco Group would acquire or become owners of Equity Interests of any Entity in exchange for cash, Equity Interests of any member of the Remainco Group (other than any member of the Spinco Group), any Remainco Retained Assets or a combination thereof; (ii) to which any member of the Remainco Group (other than any member of the Spinco Group) is a party or a constituent Entity and which would result in a Third Party, or the equityholders of that Third Party, acquiring or

Exhibit A - 6 owning Equity Interests of any member of the Remainco Group (other than any member of the Spinco Group), the new parent of the Remainco Group or the Entity resulting from such transaction; or (iii) in which Remainco issues Equity Interests or other securities; (b) any sale, lease, exchange, transfer, exclusive license, acquisition or disposition (i) by any member of the Remainco Group of the Remainco Retained Business, any Remainco Retained Assets or Equity Interests of any member of the Remainco Group (other than a member of the Spinco Group) or (ii) by any Entity to any member of the Remainco Group (other than any member of the Spinco Group) of any business or assets of such Entity or its Subsidiaries; (c) any issuance, sale or other disposition, directly or indirectly, to any Person or Persons of Equity Interests of Remainco; or (d) any members of the Remainco Group that would otherwise constitute an Acquisition Transaction (without regard to the percentages in the definition of Acquisition Transaction); provided that the definitive agreement for such transaction includes an acknowledgement and agreement from all parties thereto that it will not be a breach of such definitive agreement for the Contemplated Transactions to be consummated if the conditions to Closing in Article VI and Article VII are satisfied or waived in accordance with the terms of this Agreement prior to the Outside Date; provided that (A) if such transaction described in any of clause (a) through (d) would result in a new parent Entity owning all of the Remainco Ordinary Shares or Remainco combining directly with another Entity such that there is a new resulting Entity, such new parent Entity or resulting Entity will, upon consummation of such transaction, expressly assume all of the obligations of Remainco under this Agreement and all of the other Transaction Documents, and (B) such transaction described in any of clause (a) through (d) (1) is not conditioned on the termination, waiver, modification or amendment of any of the Transaction Documents or any of their respective terms, and (2) would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the Closing. “Excluded Transaction Inquiry” means an inquiry, indication of interest or request for information that would reasonably be expected to lead to an Excluded Transaction Proposal. “Excluded Transaction Proposal” means any offer or proposal contemplating or otherwise relating to any Excluded Transaction. “FCRA” means the federal Fair Credit Reporting Act, 15 U.S.C §§ 1681-1681x, Regulation V of the Consumer Financial Protection Bureau, 12 C.F.R. part 1022, and any Law applicable to a consumer reporting agency. “FDI Laws” means all applicable Laws designed or intended to prohibit, restrict or regulate foreign investment. “Financial Services Laws” means, with respect to the Merger Partner Business and the members of the Merger Partner Group, all applicable Laws dealing with, among other things, anti- money laundering and sanctions, Money Services Laws, automated teller machine operations, credit reporting, debt collection, consumer financial services and related privacy regulations, funds dispensed operations, network and card association regulations and similar international financial services regulations, including all Laws described in Item 1 of Merger Partner’s Report on Form 10-K for the year ended December 31, 2022 under the subheading “Financial Services Regulation”

Exhibit A - 7 “Financing Sources” means the Persons, including the Financing Lenders, that have committed to provide or otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement with Merger Partner, Spinco or any of their respective Affiliates in connection with, or that are otherwise acting as arrangers, bookrunners, underwriters, initial purchasers, placement agents, administrative or collateral agents, trustees or similar representatives in respect of, all or any part of the Financing. “Fraud” means actual and intentional common law fraud under Delaware law with the intent to deceive by a Party in the making of the representations and warranties set forth in Article II or Article III by such Party, as applicable (and not with respect to any other representations or warranties). Any inaccuracy of any representation or warranty shall be determined with regard to, and including, all qualifications and exceptions contained therein relating to knowledge, materiality, material adverse effect, and all similar qualifications and standards contained within the representations and warranties. “Fraud” shall exclude equitable fraud, constructive fraud, promissory fraud, unfair dealings and any claim based on negligence or recklessness or implied or constructive knowledge. “GAAP” means the accounting principles and practices generally accepted in the United States in effect at the date of determination or the date of the financial statement to which it refers, as the case may be, consistent with historical practices as applied in the preparation of the financial statements of Merger Partner, in the case of Merger Partner, or, with respect to the Spinco Business Financial Statements, consistent with historical practices as applied in the preparation of the financial statements of Remainco, in the case of Spinco. “Gaming Approvals” means the licenses, findings of suitability, approvals, consents, registrations, declarations, notices or filings required to be made or obtained under any Gaming Laws. “Gaming Authority” means any Governmental Authority with regulatory control and authority or jurisdiction over the manufacture, sale, lease, distribution or operation of gaming, gambling or betting devices or equipment, the design, ownership, operation or distribution of internet, online, interactive or mobile gaming, gambling or betting services or products, the ownership or operation of any casino or any other gaming, gambling or betting activities and operations. “Gaming Laws” means all applicable Laws governing or relating to the manufacture, sale, distribution or operation of gaming, gambling or betting equipment, the design, operation or distribution of internet gaming, gambling or betting services or products, the ownership or operation of any casino, or online gaming, gambling or betting products and services or other gaming, gambling or betting activities and operations of such Person and its Subsidiaries, including, the rules and regulations established by any Gaming Authority. “Gaming Licensees” means, collectively, the Merger Partner Required Gaming Licensees and the Spinco Business Required Gaming Licensees.

Exhibit A - 8 “Ghostbusters Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement. “Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations of certain United States federal government services provided by the U.S. Federal Trade Commission and U.S. Department of Justice to review the transactions contemplated by this Agreement under the HSR Act. “Governmental Approvals” means any consent, approval, clearance, license, permit, order, qualification, authorization of, or registration, waiver or other action by any Governmental Authority, including (a) the expiration or termination of any waiting periods under the HSR Act, other Antitrust Laws or FDI Laws, (b) the Gaming Approvals and (c) the Financial Services Approvals. “Governmental Authority” shall have the meaning set forth in the Separation Agreement. “Governmental Order” shall have the meaning set forth in the Separation Agreement. “Group” shall have the meaning set forth in the Separation Agreement. “Group Relief” shall have the meaning set forth in the Tax Matters Agreement. “Hazardous Materials” means any chemical, material, substance or waste that is defined or classified as hazardous or toxic, or as a “pollutant” or “contaminant” under any Environmental Law, including petroleum or petroleum products, asbestos and asbestos containing materials, polychlorinated biphenyls, and per- and polyfluoroalkyl substances, and any other chemical, material, substance, or waste that is regulated pursuant to Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Indebtedness” shall have the meaning set forth in the Separation Agreement; provided that, for purposes of this Agreement, “Indebtedness” shall not include those Liabilities (a) excluded from the definition of Spinco Indebtedness pursuant to clause (i), (iv), (v) or (vi) of the definition thereof or (b) excluded from the definition of Merger Partner Indebtedness pursuant to clause (a), (d) or (e) of the definition thereof. “Information” means information in written, oral, electronic or other tangible or intangible form, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, but in any case excluding back-up tapes. “Insurance Policies” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 9 “Intellectual Property” shall have the meaning set forth in the Separation Agreement. “Intellectual Property License Agreement” shall have the meaning set forth in the Separation Agreement. “Intentional Breach” means any material breach of a representation, warranty, agreement or covenant contained in any of the Transaction Documents, any Financing Agreement, any Alternative Financing Agreement, the Commitment Letter or any Alternative Financing Commitment Letter which the breaching party knew or should have known such action or omission would constitute a breach or violation of such representation, warranty, agreement or covenant. “Interim Surviving Company Units” means units of Interim Surviving Company. “International Trade Laws” means (a) all applicable Laws imposing financial and trade sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury, the European Union and its Member States, Canada, or Mexico and (b) all applicable Laws and regulations relating to anti-boycott and the import, export, re-export, or transfer of goods, software, or technology of the United States, the United Kingdom, the European Union and its Member States, Canada, and Mexico, including the U.S. Department of Commerce’s Bureau of Industry and Security and the UK Department for International Trade’s Export Control Joint Unit. “IP License and Technology Agreements” means the Ghostbusters Sublicensing Agreement, the Intellectual Property License Agreement, the Jumanji Sublicensing Agreement, the Software License and Support Agreement in favor of the Remainco Group, the Software License and Support Agreement in favor of the Spinco Group, the Vanna White Sublicensing Agreement, the Wheel of Fortune Sublicensing Agreement and the Whitney Houston Sublicensing Agreement. “IRS” shall have the meaning set forth in the Tax Matters Agreement. “Joint Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to (a) Merger Partner’s stockholders in connection with the Merger Partner Stockholders’ Meeting and (b) Remainco’s shareholders in connection with the Remainco Shareholders’ Meeting; provided that Remainco shall not be required to include the information specific to the Remainco Shareholders’ Meeting, such as proxy card, voting requirements, meeting logistics and meeting notice, in the materials filed with the SEC. “Jumanji Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement. “Knowledge of Remainco” or a similar phrase means the actual knowledge after reasonable inquiry of the Persons set forth on Schedule A. “Knowledge of Merger Partner” or a similar phrase means the actual knowledge after reasonable inquiry of the Persons set forth on Schedule B. “Law” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 10 “Liabilities” shall have the meaning set forth in the Separation Agreement. “Lookback Date” means January 1, 2022. “Losses” shall have the meaning set forth in the Separation Agreement. “Made Available” or “Make Available” means that (a) with respect to any information, document or other material to which Remainco has given Merger Partner or its Representatives access, either (i)(A) such information, document or material was made available by Remainco for review by Merger Partner or Merger Partner’s Representatives at least twenty-four (24) hours prior to the execution of this Agreement in the virtual data room maintained by Remainco on the data site hosted by SmartRoom in connection with the Contemplated Transactions (it being understood that a document that was only made available for review in the virtual data room in the twenty- four (24) hours prior to the execution of this Agreement shall only be deemed to have been made available if Remainco shall have promptly notified Merger Partner or its outside legal counsel that such document was uploaded to the virtual data room) and (B) Merger Partner or Merger Partner’s Representatives had access to such information, document or material by such time or (ii) that such information was filed by Remainco with the SEC prior to the date hereof and was, as of the date hereof and at least twenty-four (24) hours prior to the execution of this Agreement, publicly available on the SEC’s EDGAR database and (b) with respect to any information, document or other material to which Merger Partner has given Remainco or its Representatives access, either (i) (A) such information, document or material was made available by Merger Partner for review by Remainco or Remainco’s Representatives at least twenty-four (24) hours prior to the execution of this Agreement in the virtual data room maintained by Merger Partner on the data site hosted by Datasite in connection with the Contemplated Transactions (it being understood that a document that was only made available for review in the virtual data room in the twenty-four (24) hours prior to the execution of this Agreement shall only be deemed to have been made available if Merger Partner shall have promptly notified Remainco or its outside legal counsel that such document was uploaded to the virtual data room) and (B) Remainco and Remainco’s Representatives had access to such information, document or material by such time or (ii) that such information was filed by Merger Partner, with the SEC prior to the date hereof and was, as of the date hereof at least twenty-four (24) hours prior to the execution of this Agreement, publicly available on the SEC’s EDGAR database. “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the Software industry) or any other code designed to disrupt, disable, harm or interfere with, in any material manner, the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (b) damaging or destroying any data or file without the user’s consent. “Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing after (a) all conditions to the Closing (other than those set forth in Sections 6.5, 6.6, 6.7, 6.9, 7.5, 7.6, 7.7, 7.9 and 7.11 shall have been satisfied or waived and other than those conditions which by their nature are to be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time), nothing has occurred and no condition exists that would cause any of the conditions to the Closing to fail to be satisfied (other

Exhibit A - 11 than those conditions that by their nature can only be satisfied at the Closing), assuming that such conditions were applicable at any time during such fifteen (15) consecutive Business Day period; (b) Required Merger Partner Financial Information that is Compliant has been delivered to the Financing Sources (it being understood that if Merger Partner shall in good faith reasonably believe that it has provided the Required Merger Partner Financial Information and the Required Merger Partner Financial Information is Compliant, it may deliver to Remainco and the Financing Sources a written notice to that effect (stating when it believes the Required Merger Partner Financial Information was delivered), in which case Merger Partner shall be deemed to have delivered the Required Merger Partner Financial Information to Remainco and the Financing Sources on the date of delivery of such notice unless Remainco and the Financing Sources in good faith reasonably believe that Merger Partner has not completed delivery of the Required Merger Partner Financial Information or the Required Merger Partner Financial Information is not Compliant and, within three (3) Business Days after its receipt of such notice from Merger Partner, Remainco and the Financing Sources deliver a written notice to Merger Partner to that effect (stating with specificity which Required Merger Partner Financial Information Remainco and the Financing Sources reasonably believe Merger Partner has not delivered or the reason for which Remainco and the Financing Sources reasonably believe the Required Merger Partner Financial Information is not Compliant); provided that it is understood that delivery of such written notice from Remainco and the Financing Sources to Merger Partner will not prejudice Merger Partner’s right to assert that the Required Merger Partner Financial Information has in fact been delivered and is Compliant); and (c) the Required Spinco Financial Information that is Compliant has been delivered to Merger Partner and the Financing Sources (it being understood that if Remainco shall in good faith reasonably believe that it has provided the Required Spinco Financial Information and the Required Spinco Financial Information is Compliant, it may deliver to the Financing Sources a written notice to that effect (stating when it believes the Required Spinco Financial Information was delivered), in which case Remainco shall be deemed to have delivered the Required Spinco Financial Information to the Financing Sources on the date of delivery of such notice unless the Financing Sources in good faith reasonably believe that Remainco has not completed delivery of the Required Spinco Financial Information or the Required Spinco Financial Information is not Compliant and, within three (3) Business Days after its receipt of such notice from Remainco, the Financing Sources deliver a written notice to Remainco to that effect (stating with specificity which Required Spinco Financial Information the Financing Sources reasonably believe Remainco has not delivered or the reason for which the Financing Sources reasonably believe the Required Spinco Financial Information is not Compliant); provided that it is understood that delivery of such written notice from the Financing Sources to Remainco will not prejudice Remainco’s right to assert that the Required Spinco Financial Information has in fact been delivered and is Compliant); provided that (i) November 27, 2024 and November 29, 2024 shall not be included in the calculation of such 15 (fifteen) consecutive Business Day period (and the Marketing Period need not be consecutive to the extent it would have otherwise included any of those days), (ii) if such fifteen (15) consecutive Business Day period has not ended on or prior to June 28, 2024, such period shall be deemed not to have commenced earlier than July 8, 2024, (iii) if such fifteen (15) consecutive Business Day period has not ended on or prior to August 16, 2024, such period shall be deemed not to have commenced earlier than September 3, 2024, and (iv) if such fifteen (15) consecutive Business Day period has not ended on or prior to December 20, 2024, such period shall be deemed not to have commenced earlier than January 2, 2025. Notwithstanding the foregoing, (A) the Marketing Period shall end on any earlier date prior to the

Exhibit A - 12 expiration of the fifteen (15) consecutive Business Day period described above (including prior to the consummation of the fifteen (15) consecutive Business Day period described above) if any Securities Offering, which replaces in its entirety the Bridge Facility (as defined in the Commitment Letter), including any market flex provisions related thereto, is consummated on such earlier date and (B) without derogation of the foregoing clause (A), the Marketing Period shall not commence and shall be deemed not to have commenced if, on or prior to the completion of such fifteen (15) consecutive Business Day period, (1) any members of the Remainco Group or any members of the Merger Partner Group (as the case may be) shall have announced any intention to restate any financial statements or financial information included in the Required Spinco Financial Information, or the Required Merger Partner Financial Information, or shall have announced that any such restatement is under consideration or is a possibility by such Party, respectively, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Spinco Financial Information and Required Merger Partner Financial Information has been amended or any member of the Remainco Group or any member of the Merger Partner Group (as the case may be) has announced that it has concluded that no restatement shall be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new fifteen (15) consecutive Business Day period, (2) Remainco’s or Merger Partner’s independent accountants shall have withdrawn their audit opinion with respect to any financial statements contained in or that includes the Required Spinco Financial Information or the Required Merger Partner Financial Information for which they have provided an opinion, in which case the Marketing Period shall not commence or be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by the independent accountants or another nationally-recognized independent public accounting firm reasonably acceptable to Merger Partner or Remainco, as applicable, or (3) the Required Spinco Financial Information or the Required Merger Partner Financial Information is not Compliant on the first day, throughout or on the last day of such 15 (fifteen) consecutive Business Day period, in which case a new 15 (fifteen) consecutive Business Day period shall commence upon the Financing Sources receiving updated Required Spinco Financial Information and updated Required Merger Partner Financial Information (as the case may be) that is Compliant (it being understood that if at any time during the Marketing Period the Required Spinco Financial Information and the Required Merger Partner Financial Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have occurred). “Merger Partner Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement. “Merger Partner Board” means Merger Partner’s board of directors. “Merger Partner Budget” means the operating budget of the Merger Partner Business with respect to the fiscal years ended December 31, 2024 and December 31, 2025 made available to Remainco on or prior to the date hereof. “Merger Partner Business” means the business of the Merger Partner Group, taken as a whole.

Exhibit A - 13 “Merger Partner Charter” means the Amended and Restated Certificate of Incorporation of Merger Partner, as amended from time to time. “Merger Partner Common Stock” means the common stock, $0.001 par value per share, of Merger Partner. “Merger Partner Contract” means any Contract (a) to which any member of the Merger Partner Group is a party; (b) by which any member of the Merger Partner Group or any Merger Partner IP or any other asset of any member of the Merger Partner Group is or may become bound or under which any member of the Merger Partner Group has, or may become subject to, any obligation; or (c) under which any member of the Merger Partner Group has or may acquire any right or interest. “Merger Partner Credit Agreement” means that certain Credit Agreement, dated as of August 3, 2021, among Merger Partner, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent, as amended. “Merger Partner Data” means all confidential data, information and data compilations contained in the Merger Partner IT Systems or any databases of any member of the Merger Partner Group, including Personal Data, that are used by, or necessary to the any member of the Merger Partner Group. “Merger Partner Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of, at the direction of, or while providing services to, the members of the Merger Partner Group. “Merger Partner Disclosure Letter” means the Merger Partner Disclosure Letter that has been prepared by Merger Partner in accordance with the requirements of Section 9.6 and that has been delivered by Merger Partner to Remainco concurrently with the execution of this Agreement. “Merger Partner Employee” means any current or former director, officer or employee of any member of the Merger Partner Group. “Merger Partner Equity Award” means each outstanding stock option, restricted stock unit, performance stock unit, or other equity or equity-based award awarded and outstanding under the Merger Partner Equity Plan or otherwise relating to equity interests of Merger Partner. “Merger Partner Equity Plan” means GCA Holdings, Inc.2005 Stock Incentive Plan, the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, and the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan. “Merger Partner Existing Indebtedness” means the Indebtedness evidenced by (a) the Merger Partner Credit Agreement and (b) the Merger Partner Senior Notes. “Merger Partner Group” shall have the meaning set forth in the Separation Agreement. “Merger Partner Information Security Program” means a written information security program that complies with applicable Privacy Laws, that when appropriately implemented and

Exhibit A - 14 maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes (a) policies and procedures regarding Personal Data and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any Personal Data owned, controlled, maintained, held or Processed by the members of the Merger Partner Group or any third party operating on behalf of or at the direction of the members of the Merger Partner Group; (c) disaster recovery, business continuity, incident response and security plans, procedures and facilities; and (d) protections against Security Incidents, Malicious Code and against loss, misuse or unauthorized access to and Processing of Merger Partner Data, Merger Partner IT Systems and the systems of any Merger Partner Data Processor. “Merger Partner IP” means all Intellectual Property with respect to which any member of the Merger Partner Group has (or purports to have) an ownership interest. “Merger Partner IT Systems” means the hardware, Software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or Processed in the conduct of, the Merger Partner Business. “Merger Partner Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations or cash flows of the Merger Partner Business, taken as a whole; provided that in no event shall any Effects to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute, or be taken into account in determining whether there has occurred, a Merger Partner Material Adverse Effect: (a) general economic, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Merger Partner Business operates; (b) any changes in the United States or global economy or the economy of any other jurisdiction or region or any changes in any capital, credit or financial markets in the United States or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (c) any Change in Law applicable to the Merger Partner Business, in each case of clauses (a) through (c), not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in industry in which the Merger Partner Business operates; (d) change in GAAP or the accounting principles, practices or policies of any member of the Merger Partner Group or the enforcement or interpretation thereof; (e) the execution, announcement or pendency of any of the Transaction Documents, the consummation of any of the Contemplated Transactions or the performance of the obligations of the members of the Merger Partner Group obligations under, any of the Transaction Documents (including compliance with the terms of any of the Transaction Documents), including any adverse changes in the Merger Partner Business’s relationship with its employees, customers, partners, Governmental Authorities, suppliers or vendors; provided that this clause (e) shall not apply with respect to (i) the representations and warranties (in whole or in relevant part) made by Merger Partner and Merger Sub in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or

Exhibit A - 15 pendency of any of the Transaction Documents or the consummation of any of the Contemplated Transactions or (ii) the obligations of the members of the Merger Partner Group to act in the ordinary course of business pursuant to Section 4.3(a); (f) actions taken or omitted with Remainco’s consent or at Remainco’s request; (g) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (h)(i) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic, epidemic or the worsening thereof or (ii) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Authority, in each case of subclauses (i) and (ii), not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in industry in which the Merger Partner Business operates; (i) any failure by any member of the Merger Partner Group or the Merger Partner Business to meet any internal or published projections, forecasts of revenues, earnings, or other measures of financial or operating performance for any period; provided that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Merger Partner Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (i) and to the extent not otherwise excluded by this definition; (j) COVID-19 to the extent not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in industry in which the Merger Partner Business operates; (k) changes in the trading price or trading volume of Merger Partner Common Stock; provided that the underlying causes of any such changes shall not be deemed excluded from consideration in determining whether a Merger Partner Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (k) and to the extent not otherwise excluded by this definition; or (l) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Contemplated Transactions. “Merger Partner Options” means each option to purchase shares of Merger Partner Common Stock from Merger Partner, whether granted by Merger Partner pursuant to a Merger Partner Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested. “Merger Partner Owned Real Property” means the Owned Real Property of the members of the Merger Partner Group. “Merger Partner Privacy Policies” means any (a) internal or external past or present data protection, data usage, data privacy and security policies of the members of the Merger Partner Group, (b) obligations, or commitments relating to privacy, security or the Processing of Personal Data and (c) policies and obligations applicable to the members of the Merger Partner Group as a result of any certification relating to privacy, security or the Processing of Personal Data. “Merger Partner Product” means any product or service (a) both (i) designed or developed and (ii) sold or licensed; (b) under development and substantially completed; or (c) manufactured, sold, licensed, distributed, offered, provided, or made available, directly or indirectly, in each of the foregoing (a), (b) and (c), by or on behalf of the members of the Merger Partner Group as of the date hereof.

Exhibit A - 16 “Merger Partner PSU” means each performance share unit representing the right to vest in and be issued shares of Merger Partner Common Stock, whether granted by Merger Partner pursuant to a Merger Partner Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and which vests based in whole or in part on the achievement of specified performance objectives. “Merger Partner Real Property” means, collectively, the Merger Partner Leased Real Property and the Merger Partner Owned Real Property. “Merger Partner Reference Balance Sheet” means the unaudited consolidated balance sheet of Merger Partner and its consolidated Subsidiaries as of the Merger Partner Reference Balance Sheet Date. “Merger Partner Reference Balance Sheet Date” means December 31, 2023. “Merger Partner Registered IP” means each item of Registered IP included in the Merger Partner IP. “Merger Partner Registration Statement” means the registration statement on Form S-4 to be filed with the SEC by Merger Partner in connection with the issuance of Merger Partner Common Stock pursuant to the Merger, as said registration statement may be amended prior to the time it becomes effective under the Securities Act. “Merger Partner Required Gaming Licensees” means the directors, officers, employees and managers (in their capacities as such) of Merger Partner and its Affiliates who will be required to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the transactions contemplated by any of the Transaction Documents. “Merger Partner RSU” means each restricted stock unit representing the right to vest in and be issued shares of Merger Partner Common Stock, whether granted by Merger Partner pursuant to a Merger Partner Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested (which excludes any Merger Partner PSUs). “Merger Partner Senior Notes” means each series of 5.000% Senior Unsecured Notes due 2029 governed by the Indenture dated as of July 15, 2021 by and among Merger Partner and Deutsche Bank Trust Company Americas, as trustee, as amended or supplemented from time to time. “Merger Partner Software” means all Software that is owned or purported to owned by any member of the Merger Partner Group. “Merger Partner Superior Proposal” means a bona fide written offer by a Third Party that is not solicited in breach (other than a de minimis breach) of Section 4.5(a) to acquire, directly or indirectly, at least a majority of the outstanding shares of Merger Partner Common Stock or at least a majority of the assets of the members of the Merger Partner Group (whether through a tender offer, merger or otherwise), that is determined by the Merger Partner Board in its good faith

Exhibit A - 17 judgment, after consultation with its financial advisors and outside legal counsel, and after considering such factors that the Merger Partner Board determines to be relevant, including the terms and conditions of the offer, likelihood of consummation and other relevant information, (a) to be more favorable, from a financial point of view, to Merger Partner’s stockholders than the Contemplated Transactions (considering any amendments to the Transaction Documents or the Financing proposed by Remainco) and (b) to be reasonably likely to be completed, considering such factors that the Merger Partner Board determines to be relevant. A “Merger Partner Triggering Event” shall be deemed to have occurred if (a) the Merger Partner Board (or committee thereof) shall have effected a Merger Partner Change in Recommendation; (b) the Merger Partner Board (or committee thereof) shall have adopted, approved, endorsed, declared advisable or recommended to Merger Partner’s stockholders an Acquisition Proposal other than the Contemplated Transactions; (c) the Merger Partner Board shall have failed to publicly reaffirm the Merger Partner Board Recommendation within ten (10) Business Days following receipt of a written request by Remainco to provide such reaffirmation after an Acquisition Proposal (other than by the commencement of a tender offer or exchange offer) shall have been publicly disclosed or shall have become publicly known; provided that Remainco may only make such request once with respect to any Acquisition Proposal and once with respect to each material amendment to any Acquisition Proposal; (d) Merger Partner shall have failed to include in the Joint Proxy Statement/Prospectus the Merger Partner Board Recommendation or included in the Joint Proxy Statement/Prospectus any proposal to vote upon or consider any Acquisition Proposal other than the Contemplated Transactions; (e) any member of the Merger Partner Group shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Transaction (excluding any Permitted Confidentiality Agreements); (f) the Merger Partner Board shall have failed to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Merger Partner within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or (g) any member of the Merger Partner Group (or any of their directors or officers, in their capacity as such) shall have materially breached Section 4.5 or Section 5.2(c). “Merger Partner User Agreement” means each Contract of a member of the Merger Partner Group that constitutes a user agreement, terms of use, terms of service, or end user license agreement that governs (or is intended to govern) each user’s access to and use of any member of the Merger Partner Group website, any software of a member of the Merger Partner Group or any other Merger Partner Product. “Merger Sub Membership Interests” means membership interests of Merger Sub. “Money Services Laws” means all applicable Laws relating to the business of receiving money or funds for transmission, sale of payment instruments (including money orders), issuance, sale or loading of prepaid or stored value, cashing of checks, sale, exchange, trading or custody of virtual currency or other digital assets or otherwise engaging in money services businesses and the rights of consumers who use such services of such businesses. “Money Services Permits” means any Permit that is required under any Money Services Laws to entitle any member of the Merger Partner Group to own or lease, operate and use its assets,

Exhibit A - 18 and to carry on and conduct applicable aspects of the Merger Partner Business as currently conducted. “NYSE” means the New York Stock Exchange. “Open Source Software” means software or other material that is distributed as “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache Software License, any of the Creative Commons suits of licenses, and any license approved by the Open Source Initiative and listed at opensource.org/licenses). “Organizational Documents” means (a) with respect to any corporation, its articles or certificate of incorporation and bylaws; (b) with respect to any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance; (c) with respect to any limited partnership, its certificate of limited partnership and partnership agreement or governing or organizational documents of similar substance; and (d) with respect to any other Entity, governing or organizational documents of similar substance to any of the foregoing, in the case of each of clauses (a) through (d), as may be in effect from time to time. “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto that is owned. “Permit” means any governmental qualification, registration, filing, privilege, franchise, license, permit or approval from any Governmental Authority. “Permitted Confidentiality Agreement” means any non-disclosure or confidentiality agreement entered into (a) with respect to Merger Partner, by Merger Partner as required by Section 4.5(c) or (b) with respect to Remainco, by Remainco as required by Section 4.5(e). “Permitted Encumbrances” means (a)(i) in the case of the members of the Spinco Group, Encumbrances disclosed in the Spinco Reference Balance Sheet or notes thereto and (ii) in the case of the members of the Merger Partner Group, Encumbrances disclosed or securing amounts reflected in the balance sheet of Merger Partner included in Merger Partner’s Quarterly Report on 10-Q for the quarter ended September 30, 2023; (b) (i) in the case of the members of the Spinco Group, equipment leases that are classified as capital leases in the Spinco Reference Balance Sheet or notes thereto and (ii) in the case of the members of the Merger Partner Group, Encumbrances disclosed in the balance sheet of Merger Partner included in Merger Partner’s Quarterly Report on 10-Q for the quarter ended September 30, 2023; (c) purchase money security interests for inventory and supplies purchased for the Spinco Business or the Merger Partner Business; (d) interests of customers in any goods identified to a contract of sale; (e)(i) in the case of the members of the Spinco Group, Encumbrances for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings to the extent adequate reserves in respect thereof have been established and taken into account as a Liability in preparing the Spinco Reference Balance Sheet or notes thereto, and (ii) in the case of the members of the Merger Partner Group, Encumbrances disclosed or securing amounts reflected

Exhibit A - 19 in the balance sheet of Merger Partner included in Merger Partner’s Quarterly Report on 10-Q for the quarter ended September 30, 2023; (f) statutory Encumbrances of landlords and preliminary Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen and other similar preliminary Encumbrances imposed by Law for amounts not yet due; (g) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (h) defects of title or survey, easements, rights of way, covenants, restrictions and other similar Encumbrances against title to any Owned Real Property or to any Spinco Leased Real Property or any Merger Partner Leased Real Property not materially affecting the use or enjoyment of the applicable real property by any member of the Spinco Group or any member of the Merger Partner Group, as applicable, or otherwise materially interfering with the ordinary conduct of business; (i) zoning, building and other generally applicable Laws; (j) Encumbrances incurred in the ordinary course of business that do not individually or in the aggregate materially detract from the value or materially interfere with the present use of the relevant asset or materially and adversely affect the occupancy and use of the affected assets as they are presently occupied and used; (k) non-exclusive licenses to Intellectual Property executed in the ordinary course of business; (l) Encumbrances that affect the underlying fee interest of any leased real property; (m) security interests in any bank account in favor of the depositary bank, and security interests in any securities account in favor of the broker or other Entity that maintains such account arising in the ordinary course of business; and (n) solely with respect to the members of the Spinco Group, Encumbrances described in Section 2.6(b) of the Remainco Disclosure Letter, and solely with respect to the members of the Merger Partner Group, Encumbrances described in Section 3.6 of the Merger Partner Disclosure Letter. “Person” means any natural person, Entity or Governmental Authority. “Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information” or other similar terms as defined by applicable Privacy Laws. “Post-2023 Remainco RSU” shall have the meaning set forth in the Employee Matters Agreement. “Post-Closing Remainco Group Members” means the Entities that immediately following the Distribution Effective Time are contemplated to be members of the Remainco Group. “Privacy Laws” means all applicable Laws, or written and adopted privacy policies, industry requirements and Contracts relating to (a) the privacy, confidentiality, integrity, availability, collection, use, access, Processing, protection, cyber security, Security Incident notification, deletion or disclosure of Spinco Company Data, Spinco IT Systems, Merger Partner Data or Merger Partner IT Systems, as applicable, (b) cybersecurity (including secure software development) or (c) artificial intelligence, automated decision making or machine learning technologies.

Exhibit A - 20 “Pro Rata Portion” means (a) with respect to Remainco, 73%, and (b) with respect to Merger Partner, 27%. “Processing”, “Process” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, destruction, transfer, modification or any other processing (as defined by applicable Privacy Laws) of such Spinco Company Data, Spinco IT Systems, Merger Partner Data or Merger Partner IT Systems, as applicable. “Real Estate Matters Agreement” shall have the meaning set forth in the Separation Agreement. “Registered IP” means all Intellectual Property that are registered, filed or issued with, by or under the authority of any Governmental Authority, including all patents, registered copyrights, registered mask works, internet domain names and registered trademarks and all applications for any of the foregoing. “Regulatory Lookback Date” means January 1, 2021. “Release” means any release, spill, emission, leaking, injection, deposit, discharge, or disposal, discharge, dispersal, pumping, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, or groundwater, or into or out of any property. “Relief” shall have the meaning set forth in the Tax Matters Agreement. “Remainco Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement. “Remainco Books and Records” shall have the meaning set forth in the Separation Agreement. “Remainco Disclosure Letter” means the Remainco Disclosure Letter that has been prepared by Remainco in accordance with the requirements of Section 9.6 and that has been delivered by Remainco to Merger Partner concurrently with the execution of this Agreement. “Remainco Equity Award” means each outstanding stock option, restricted stock unit, performance stock unit, or other equity or equity-based award awarded and outstanding under the Remainco Equity Plan or otherwise relating to equity interests of Remainco. “Remainco Equity Plan” shall have the meaning set forth in the Employee Matters Agreement. “Remainco Group” shall have the meaning set forth in the Separation Agreement. “Remainco Intellectual Property” means all Intellectual Property with respect to which any member of the Remainco Group has (or purports to have) an ownership or license interest.

Exhibit A - 21 “Remainco Note” shall have the meaning set forth in the Separation Agreement. “Remainco Ordinary Shares” means the ordinary shares of Remainco, $0.10 par value per share. “Remainco PSU” means each performance share unit representing the right to vest in and be issued Remainco Ordinary Shares, whether granted by Remainco pursuant to a Remainco Equity Plan, assumed by Remainco in connection with any merger, acquisition or similar transaction or otherwise issued or granted, and which vests based in whole or in part on the achievement of specified performance objectives. “Remainco Retained Assets” shall have the meaning set forth in the Separation Agreement. “Remainco Retained Business” shall have the meaning set forth in the Separation Agreement. “Remainco Retained Liabilities” shall have the meaning set forth in the Separation Agreement. “Remainco RSU” means each restricted share unit representing the right to vest in and be issued Remainco Ordinary Shares by Remainco, whether granted by Remainco pursuant to a Remainco Equity Plan, assumed by Remainco in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested (which excludes any Remainco PSUs). “Remainco SEC Documents” means all registration statements, Remainco certifications and other statements, reports, schedules, forms and other documents filed by Remainco with the SEC, including all amendments thereto, since the Lookback Date. “Remainco Special Voting Shares” means special voting shares of Remainco, of nominal value $0.000001 each. “Remainco Sterling Shares” means sterling-non-voting shares of Remainco, of nominal value £1.00 each “Remainco Superior Proposal” means a bona fide written offer by a Third Party, that is not solicited in breach (other than a de minimis breach) of Section 4.5(b), to acquire, directly or indirectly, at least a majority of the outstanding Remainco Ordinary Shares or at least a majority of the assets of the Remainco Group (whether through a tender offer, merger or otherwise), that is determined by the Remainco Board, in its good faith judgment, after consultation with its financial advisors and outside legal counsel, and after considering such factors that the Remainco Board determines to be relevant, including the terms and conditions of the offer, the likelihood of consummation and other relevant information, (a) to be more favorable, from a financial point of view, to Remainco’s shareholders than the Contemplated Transactions (considering any amendments to the Transaction Documents or the Financing proposed by Merger Partner) and (b) to be reasonably likely to be completed, considering such factors that the Remainco Board determines to be relevant.

Exhibit A - 22 A “Remainco Triggering Event” shall be deemed to have occurred if (a) the Remainco Board (or any committee thereof) shall have effected a Remainco Change in Recommendation; (b) the Remainco Board (or any committee thereof) shall have adopted, approved, endorsed, declared advisable or recommended to Remainco’s shareholders an Acquisition Proposal other than the Contemplated Transactions; (c) the Remainco Board shall have failed to publicly reaffirm the Remainco Board Recommendation within five (5) Business Days following receipt of a written request by Merger Partner to provide such reaffirmation after an Acquisition Proposal shall have been publicly disclosed or shall have become publicly known; provided that Merger Partner may only make such request once with respect to any Acquisition Proposal and once with respect to each material amendment to any Acquisition Proposal; (d) Remainco shall have failed to include in the Joint Proxy Statement/Prospectus the Remainco Board Recommendation or included in the Joint Proxy Statement/Prospectus any proposal to vote upon or consider any Acquisition Proposal other than the Contemplated Transactions; (e) any member of the Remainco Group shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Transaction (excluding any Permitted Confidentiality Agreements); (f) the Remainco Board shall have failed to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Remainco within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or (g) any member of the Remainco Group (or any of their directors or officers, in their capacity as such) shall have materially breached Section 4.5 or Section 5.3(c). “Representatives” of a Person means such Person’s Affiliates and the directors, officers, employees, advisors, agents, equityholders consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates, in each case, acting at the direction of such Person. “Required Merger Partner Financial Information” means the following financial statements and other information, and other data (including management discussion and analysis) with respect to Merger Partner of the type required in a registration statement on Form S-1 by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities at such time, and of the type (and with exceptions, including information required by Section 3-10 or Section 3-16 of Regulation S-X and compensation information) customarily included in offering memoranda or similar documents (other than the portions thereof that are customarily provided by financing sources, including a description of the securities, and information that is customarily excluded therefrom), to consummate a Rule 144A offering of senior secured notes, including (a) audited consolidated balance sheets and related statements of operations and comprehensive income (loss), stockholders’ equity and cash flows of Merger Partner and its consolidated subsidiaries for the fiscal years ended December 31, 2023, 2022 and 2021 (or, beginning ninety (90) days after December 31, 2024, the fiscal years ended December 31, 2024, 2023 and 2022); (b) quarterly financial statements for each fiscal quarter ending after the date hereof and at least sixty (60) days prior to the Closing Date (other than any fourth fiscal quarter); and (c) annual and interim pro forma financial statements giving effect to the Contemplated Transactions and other recent or probable material acquisitions (to the extent required in a registration statement on Form S-1) for the most recent annual and interim periods for which financial statements have been delivered pursuant to clauses (a) and (b), respectively, and for the twelve (12)-month period ending on the last day of the most recently completed four-

Exhibit A - 23 fiscal quarter period for which financial statements have been delivered pursuant to clauses (a) and (b) hereof. “Required Spinco Financial Information” means the following financial statements and other information, and other data (including management discussion and analysis) with respect to Spinco of the type required in a registration statement on Form S-1 by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities at such time, and of the type (and with exceptions, including information required by Section 3-10 or Section 3-16 of Regulation S-X and compensation information) customarily included in offering memoranda or similar documents (other than the portions thereof that are customarily provided by financing sources, including a description of the securities, and information that is customarily excluded therefrom), to consummate a Rule 144A offering of senior secured notes, including (a) audited consolidated balance sheets and related statements of operations, other comprehensive income, net parent investment and cash flows of Spinco and its consolidated subsidiaries for the fiscal years ended December 31, 2023, 2022 and 2021 (or, beginning ninety (90) days after December 31, 2024, the fiscal years ended December 31, 2024, 2023 and 2022); (b) quarterly financial statements for each fiscal quarter ending after the date hereof and at least sixty (60) days prior to the Closing Date (other than any fourth fiscal quarter); and (c) annual and interim pro forma financial statements giving effect to the Contemplated Transactions and other recent or probable material acquisitions (to the extent required in a registration statement on Form S-1) for the most recent annual and interim periods for which financial statements have been delivered pursuant to clauses (a) and (b), respectively, and for the twelve (12)-month period ending on the last day of the most recently completed four (4)-fiscal quarter period for which financial statements have been delivered pursuant to clauses (a) and (b) hereof. “Rhode Island VLT JV Interest Management Contract” shall have the meaning set forth in the Separation Agreement. “Rhode Island VLT System Subcontract” shall have the meaning set forth in the Separation Agreement. “Sanctioned Party” means (a) a person listed on a prohibited or restricted party list published by the United States government, including the U.S. Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List” and “Consolidated Sanctions List,” or similar U.S. lists, or any such list maintained by the United Nations, the United Kingdom, the European Union or its Member States, Canada, or Mexico; (b) the government, including any political subdivision, agency, or instrumentality thereof, of any country or territory subject to comprehensive economic sanctions (which at the time of this Agreement are Cuba, Iran, North Korea, Syria and Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine) (each a “Sanctioned Country”) or Venezuela; (c) an ordinary resident of, person located in, or Entity registered in or established under the jurisdiction of, a Sanctioned Country; or (d) a Person acting or purporting to act, directly or indirectly, on behalf of, or a party owned or controlled by, any of the Persons listed in the foregoing subclauses (a) through (c). “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

Exhibit A - 24 “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Security Incident” means any unauthorized Processing or disruption, or unlawful destruction, loss, or alteration of Spinco Company Data or Spinco IT Systems, or Merger Partner Data or Merger Partner IT Systems, as applicable, or any other data security incident requiring notification to any Person or Governmental Authority under applicable Privacy Laws. “Self-Insurance” shall have the meaning set forth in the Separation Agreement. “Separation” shall have the meaning set forth in the Separation Agreement. “Separation Agreement” means the Separation and Distribution Agreement by and among Remainco, Merger Partner and Spinco, dated as of the date hereof. “Separation Plan” shall have the meaning set forth in the Separation Agreement. “Shared Contract” shall have the meaning set forth in the Separation Agreement. “Shared Information” means (a) all Information provided by any of Remainco or its Affiliates (including the members of the Spinco Group) to any of Merger Partner or its Affiliates hereunder prior to the Merger Effective Time, and (b) any Information in the possession or under the control of Remainco, Merger Partner or their respective Affiliates that relates to the operation of the Spinco Business or any member of the Spinco Group prior to the Merger Effective Time and that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities and Law) by a Governmental Authority having jurisdiction over the requesting party; (ii) for use in any other judicial, regulatory, administrative or other proceeding or to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other; (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement; or (iv) to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Merger Partner, the members of the Spinco Group or Remainco and their respective Affiliates (as the case may be). “Software” means computer software, including assemblers, applets, compilers, source code, object code, binary libraries, development tools, design tools and user interfaces, in any form or format, however fixed, and all associated documentation. “Software License and Support Agreement in favor of Remainco Group” shall have the meaning set forth in the Separation Agreement. “Software License and Support Agreement in favor of Spinco Group” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 25 “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. “Spinco Assets” shall have the meaning set forth in the Separation Agreement. “Spinco Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement. “Spinco Budget” means the operating budget of the Spinco Business with respect to the fiscal years 2019 through 2027 Made Available to Merger Partner. “Spinco Business” shall have the meaning set forth in the Separation Agreement. “Spinco Business Required Gaming Licensees” means the directors, officers, employees and managers (in their capacities as such) of Remainco and its Affiliates who will be required to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the Contemplated Transactions. “Spinco Company Data” means all confidential data, information, and data compilations contained in the Spinco IT Systems or any databases of the members of the Spinco Group, including Personal Data, that are used primarily by the members of the Spinco Group. “Spinco Company Privacy Policies” means any (a) internal or external past or present data protection, data usage, data privacy and security policies of the members of the Spinco Group, (b) obligations or commitments relating to privacy, security or the Processing of Personal Data and (c) policies and obligations applicable to the members of the Spinco Group as a result of any certification relating to privacy, security or the Processing of Personal Data. “Spinco Contribution” shall have the meaning set forth in the Separation Agreement. “Spinco Employee” means an individual who will become or is reasonably expected by Remainco, as of the date hereof, to become a “Spinco Employee,” as such term is defined in the Employee Matters Agreement. “Spinco Former Employee” shall have the meaning set forth in the Employee Matters Agreement.

Exhibit A - 26 “Spinco Group” shall have the meaning set forth in the Separation Agreement. “Spinco Information Security Program” means a written information security program that complies with applicable Privacy Laws, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes (a) policies and procedures regarding Personal Data and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any Personal Data owned, controlled, maintained, held or Processed by the members of the Spinco Group or any third party operating on behalf of or at the direction of the members of the Spinco Group; (c) disaster recovery, business continuity, incident response and security plans, procedures and facilities; and (d) protections against Security Incidents, Malicious Code and against loss, misuse or unauthorized access to and Processing of Spinco Company Data, Spinco IT Systems and the systems of any Data Processor. “Spinco Intellectual Property” means all Intellectual Property with respect to which any member of the Spinco Group has (or purports to have) an ownership or license interest. “Spinco IT Systems” means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used primarily in the conduct of the Spinco Business. “Spinco Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations or cash flows of the Spinco Business, taken as a whole; provided that in no event shall any Effects to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute, or be taken into account in determining whether there has occurred, a Spinco Material Adverse Effect: (a) general economic, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Spinco Business operates; (b) any changes in the United States or global economy or the economy of any other jurisdiction or region or any changes in any capital, credit or financial markets in the United States or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (c) any Change in Law applicable to the Spinco Business, in each case of clauses (a) through (c), not having a materially disproportionate effect on the Spinco Business, relative to other participants in industry in which the Spinco Business operates; (d) change in GAAP or the accounting principles, practices or policies of any member of the Spinco Group or the enforcement or interpretation thereof; (e) the execution, announcement or pendency of any of the Transaction Documents, the consummation of any of the Contemplated Transactions or the performance of the obligations of the members of the Remainco Group or the Spinco Group under, any of the Transaction Documents (including compliance with the terms of any of the Transaction Documents), including any adverse changes in the Spinco Business’s relationship with its employees, customers, partners, Governmental Authorities, suppliers or vendors; provided that this clause (e) shall not apply with respect to (i) the representations and warranties (in whole or in relevant part) made by Remainco and Spinco in this Agreement, the

Exhibit A - 27 purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of any of the Transaction Documents or the consummation of any of the Contemplated Transactions or (ii) the obligations of the members of the Remainco Group to act in the ordinary course of business pursuant to Section 4.2(a); (f) actions taken or omitted with Merger Partner’s consent or at Merger Partner’s request; (g) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (h)(i) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic, epidemic or the worsening thereof or (ii) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Authority, in each case of subclauses (i) and (ii), not having a materially disproportionate effect on the Spinco Business, relative to other participants in industry in which the Spinco Business operates; (i) any failure by any member of the Spinco Group or the Spinco Business to meet any internal or published projections, forecasts of revenues, earnings, or other measures of financial or operating performance for any period; provided that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Spinco Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (i) and to the extent not otherwise excluded by this definition; (j) COVID-19 to the extent not having a materially disproportionate effect on the Spinco Business, relative to other participants in industry in which the Spinco Business operates; (k) changes in the trading price or trading volume of Remainco Ordinary Shares; provided that the underlying causes of any such changes shall not be deemed excluded from consideration in determining whether a Spinco Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (k) and to the extent not otherwise excluded by this definition; (l) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Contemplated Transactions; or (m) any Remainco Retained Asset, any Remainco Retained Liability or other asset or property of any member of the Remainco Group (other than a member of the Spinco Group) that is not being transferred pursuant to this Agreement or any matters relating to the Remainco Retained Business. “Spinco Owned Intellectual Property” shall have the meaning set forth in the Separation Agreement. “Spinco Owned Real Property” means the Owned Real Property identified on Section 2.9(a) of the Remainco Disclosure Letter (excluding the Remainco Retained Properties (as defined in the Real Estate Matters Agreement)). “Spinco Owned Software” shall have the meaning set forth in the Separation Agreement. “Spinco Real Property” means, collectively, the Spinco Leased Real Property and the Spinco Owned Real Property. “Spinco Reference Balance Sheet Date” means September 30, 2023. “Spinco Units” means units of Spinco. “Statutory Lookback Date” means January 1, 2019.

Exhibit A - 28 “Subsidiary” of any Person means any Entity at the time of determination (a) the issued and outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Equity Interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person; provided that (i) each member of the Spinco Group shall be a Subsidiary of Remainco (and not of Merger Partner) until the Merger Effective Time and a Subsidiary of Merger Partner (and not of Remainco) from and after the Merger Effective Time and (ii) neither Remainco or any of its Subsidiaries shall be considered a Subsidiary of Delta. “Tax” shall have the meaning set forth in the Tax Matters Agreement. “Tax Matters Agreement” shall have the meaning set forth in the Separation Agreement. “Tax Return” shall have the meaning set forth in the Tax Matters Agreement. “Technology” means all products, tools, devices, mask works, computer programs, Software, concepts, know-how, algorithms, methods, processes, procedures, formulae, designs, drawings, customer lists, supplier lists, databases, data collections, information, specifications, marketing materials, user interfaces, websites, specifications, programmer notes, specifications, packaging, graphics, artwork, audiovisual works, images, photographs, literary works, performances, music, sounds, content, user interfaces, “look and feel,” inventions (whether or not patentable), invention disclosures, discoveries, works of authorship (whether or not copyrightable), and designs. “Third Party” means any Governmental Authority or Person other than the Parties or any members of the Remainco Group, the Spinco Group or the Merger Partner Group. “Transfer” shall have the meaning set forth in the Separation Agreement. “Transaction Documents” shall have the meaning set forth in the Separation Agreement. “Transition Services Agreement” shall have the meaning set forth in the Separation Agreement. “Vanna White Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement. “WARN Act” means the Worker Adjustment and Retraining Notification Act, and any comparable state, local, and foreign applicable Laws. “Wheel of Fortune Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 29 “Whitney Houston Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement. Other Defined Terms. In addition, each of the following terms shall have the meaning given to such term in the applicable Section of this Agreement listed opposite such term: Agreement ...................................... Preamble Alternative Commitment Letter ......... 5.12(a) Alternative Financing......................... 5.12(a) Alternative Financing Agreements .... 5.12(b) Anti-Money Laundering Laws ........... 2.12(c) Antitrust Approvals .................................. 6.8 Antitrust Filings ................................... 5.4(b) Applicable Gaming Approvals ................ 6.8 Audited Financial Statements ............ 5.11(a) Bankruptcy and Equity Exceptions .......... 2.4 Burdensome Condition ........................ 5.4(d) Closing ..................................................... 1.3 Closing Date............................................. 1.3 D&O Indemnitee ................................ 5.14(a) Designated Officers ............................. 5.7(b) Escrow Newco ..................................... 1.1(d) Escrow Newco Merger ........................ 1.1(d) Exchange Agent ................................... 1.7(b) Exchange Fund..................................... 1.7(b) Exchange Ratio .................................... 1.5(b) Excluded Action.................................... 4.5(i) Fair Labor Standards Act .................... 2.16(i) FDI Approvals ......................................... 6.8 FDI Filings ........................................... 5.4(b) Financial Services Approvals .................. 6.8 Financial Services Notice Filings and Approvals ......................................... 5.4(b) Financing Agreements ....................... 5.12(a) Gaming Holdco ................................ Recitals Gaming Holdco Common Stock .... 2.3(a)(vi) Gaming Law Filings ............................ 5.4(b) Independent .......................................... 5.7(a) Initial Audited Financial Statements .. 5.11(a) Initial Audited Financial Statements Delivery Date ................................. 5.11(a) Interim Financial Period .................... 5.11(b) Interim Financial Statements ............. 5.11(b) Interim Surviving Company .................... 1.1 Lien and Guarantee Release................... 5.16 Material Merger Partner Business Asset .................................................... 4.3(b)(iv) Material Spinco Business Asset ..... 4.2(b)(iv) Merger .............................................. Recitals Merger Effective Time ............................. 1.3 Merger Partner ............................... Preamble Merger Partner Board Determination ...... 3.4 Merger Partner Board Recommendation .......................................................... 5.2(b) Merger Partner Certifications .............. 3.6(a) Merger Partner Change in Recommendation .......................................................... 5.2(b) Merger Partner Financing Reimbursement .............................................................. 8.3 Merger Partner International Benefit Plan ........................................................ 3.16(g) Merger Partner Intervening Event .. 5.2(c)(ii) Merger Partner Leased Real Property .. 3.9(b) Merger Partner Material Contract ...... 3.11(a) Merger Partner Nominated Directors ... 5.7(a) Merger Partner Notice Period .......... 5.3(c)(i) Merger Partner Preferred Stock ........... 3.3(a) Merger Partner Real Property Lease .... 3.9(b) Merger Partner Returns ...................... 3.15(a) Merger Partner SEC Documents .......... 3.6(a) Merger Partner Senior Executive Employee .................................................... 4.3(b)(ix) Merger Partner Specified Time ............ 3.3(a) Merger Partner Stockholders’ Meeting 5.2(a) Merger Partner Termination Fee .............. 8.3 Merger Partner Top Customers .......... 3.20(a) Merger Partner Top Suppliers ............ 3.20(a) Merger Sub..................................... Preamble New Merger Partner Directors ............. 5.7(a) Non-Merger Partner Candidate ............ 5.7(a) Non-Remainco Candidate .................... 5.7(a) Note Offering Materials ..................... 5.12(e) Notice of Merger Partner Intervening Event ..................................................... 5.2(c)(ii)

Exhibit A - 30 Notice of Merger Partner Superior Proposal ...................................................... 5.2(c)(i) Notice of Remainco Intervening Event ..................................................... 5.3(c)(ii) Notice of Remainco Superior Proposal ...................................................... 5.3(c)(i) Outside Date......................................... 8.1(b) participate ........................................... 5.10(c) Parties ............................................. Preamble Party ............................................... Preamble PCAOB ................................................ 2.6(g) Permitted Alternative Financing ........ 5.12(b) Pre-Closing Period ................................... 4.1 Purchased Units ............................... Recitals Qualifying Merger Partner SEC Documents ........................................................ Article Qualifying Remainco SEC Documents ........................................................ Article Remainco ...................................... Preamble Remainco Board............................... Recitals Remainco Board Determination .............. 2.4 Remainco Board Recommendation ..... 5.3(b) Remainco Burdensome Action ............ 5.4(e) Remainco Certifications....................... 2.6(d) Remainco Change in Recommendation .......................................................... 5.3(b) Remainco Financing Reimbursement ...... 8.3 Remainco Intervening Event........... 5.3(c)(ii) Remainco Nominated Directors ........... 5.7(a) Remainco Notice Period .................. 5.2(c)(i) Remainco Shareholders’ Meeting ........ 5.3(a) Remainco Specified Time ................ 2.3(c)(i) Remainco Termination Fee ...................... 8.3 Remedial Action .................................. 5.4(d) Required Amount ............................... 5.12(b) Required Merger Partner Stockholder Vote ............................................................ 3.22 Required Remainco Shareholder Vote ... 2.22 Second Step Merger ......................... Recitals Second Step Merger Effective Time ........ 1.3 Securities Offering ............................. 5.12(e) Solvency Opinion.......................... 5.13(b)(ii) Spinco ............................................ Preamble Spinco Business Financial Statements . 2.6(a) Spinco Business Historical Financial Statements ........................................ 2.6(a) Spinco Business Interim Financial Statements ........................................ 2.6(a) Spinco Company Returns .................. 2.15(a) Spinco International Benefit Plan ...... 2.16(g) Spinco Leased Real Property ............... 2.9(b) Spinco Material Contract ................... 2.11(a) Spinco Real Property Lease ................. 2.9(b) Spinco Reference Balance Sheet ......... 2.6(a) Spinco Registered IP .......................... 2.10(a) Spinco Registration Statement ............. 5.1(a) Spinco Senior Executive Employee .................................................... 4.2(b)(ix) Spinco Top Customers ....................... 2.20(a) Spinco Top Suppliers ......................... 2.20(a) Surviving Corporation ......................... 1.1(b) U.S. Merger Partner Employees ......... 3.16(j) U.S. Spinco Employees...................... 2.16(k) Unit Purchase ................................... Recitals